1940 Act No. 811-21806

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	[ ]
Pre-Effective Amendment No.____
Post-Effective Amendment No.____

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 2	[X]

ASSET ALLOCATION TRUST
(Exact Name of Registrant as Specified in Charter)
200 Berkeley Street, Boston, Massachusetts 02116-5034
(Address of Principal Executive Offices)
(617) 210-3200
(Registrant's Telephone Number)

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
(Name and Address of Agent for Service)

PART A

ASSET ALLOCATION TRUST

PRIVATE PLACEMENT MEMORANDUM

ASSET ALLOCATION TRUST

Private Placement Memorandum, September 15, 2005 as amended February 1, 2006

INTRODUCTION

Asset Allocation Trust (the "Trust") is a no-load, open-end investment management company.  It was organized as a statutory trust under the laws of the state of Delaware on June 14, 2005. The Trust issues its shares of beneficial interest solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only Evergreen Asset Allocation Fund, a series of Evergreen Equity Trust, may currently invest in the Trust.  Evergreen Equity Trust is an open-end, management investment company, which was organized as a Delaware statutory trust on September 18, 1997.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

INVESTMENT OBJECTIVE

The Trust seeks total return. The Trust's investment objective is nonfundamental and may be changed by the Trust’s Board of Trustees without shareholder approval.

PRINCIPAL INVESTMENT STRATEGIES

The Trust seeks total return greater than the GMO Global Balanced Index, a composite benchmark computed by the Trust’s investment advisor, Grantham, Mayo, Van Otterloo & Co. LLC (GMO). The Trust invests in GMO-managed mutual funds that invest in U.S. and foreign equity and debt securities ("underlying funds"). The Trust may be exposed to equity and fixed income securities through investment in the underlying funds. The underlying funds in which the Trust invests primarily consist of GMO International Equity Funds (including emerging markets funds), GMO Fixed Income Funds, GMO U.S. Equity Funds and GMO Alpha Only Fund, all offered through separate prospectuses. For more information regarding the underlying funds, see Appendix A “Description of Underlying Funds.”

GMO uses proprietary research and quantitative models to determine the choice and weighting of the underlying funds. These models use rolling 7-year forecasts of relative value and risk among the asset classes (e.g. U.S. equity, international equity, emerging markets, and fixed income) in which the underlying funds invest. Forecasts are adjusted to reflect expected value-added for each underlying fund.

Based on GMO’s assessment of the global marketplace, asset class valuations, and the forecasted value-added for the underlying funds, the particular underlying funds in which the Trust invests and the percentage of the Trust’s assets invested in each changes from time to time. GMO will shift investments in the underlying funds in response to changes in its investment outlook and market valuations, and to accommodate cash flows, though GMO intends to expose at least 25% of the Trust’s assets to fixed income investments and at least 25% of the Trust’s assets to equity investments.

The Trust’s assets may also be invested in other investments, including cash or various cash equivalents, such as money market instruments, and other short-term instruments, including notes, certain short-term asset-backed securities, certificates of deposit, commercial paper, banker’s acceptances, bank deposits, U.S. government securities or shares of registered investment companies.

PRINCIPAL RISKS OF INVESTING IN THE TRUST

A significant risk to the Trust is that one or more underlying funds will not perform as expected.  In addition, the Trust will indirectly be exposed to all of the risks of an investment in the underlying funds.  Following are the some of the most important risk factors that may affect the underlying funds.

Note:  This private placement memorandum refers in many places to investments or investment practices of the "Trust." The Trust currently expects to invest primarily and directly in shares of the underlying funds.  The underlying funds themselves will make the investments and engage in the investment practices described in this private placement memorandum.

Stock Market Risk

An investment in the Trust will be affected by general economic conditions such as prevailing economic growth, inflation and interest rates. When economic growth slows, or interest or inflation rates increase, equity securities tend to decline in value. Such events could also cause companies to decrease the dividends they pay. If any of these events were to occur, the dividend yield of, the total return earned on and the value of an investment in the Trust would likely decline. Even if general economic conditions do not change, the dividend yield of, the total return earned on and the value of an investment in the Trust could decline if the particular industries, companies or sectors in which the Trust invests do not perform well or fall out of favor with investors.

Interest Rate Risk

When interest rates go up, the value of debt securities tends to fall. Since the Trust invests a significant portion of its portfolio in debt securities, if interest rates rise, then the value of an investment in the Trust may decline. If interest rates go down, interest earned by the Trust on its debt investments may also decline, which could cause the Trust to reduce the dividends it pays. The longer the term of a debt security held by the Trust, the more the Trust is subject to interest rate risk.

Market Capitalization Risk

Stocks fall into three broad market capitalization categories--large, medium and small. Investing primarily in one category carries the risk that due to current market conditions that category may be out of favor with investors. If valuations of large capitalization companies appear to be greatly out of proportion to the valuations of small or medium capitalization companies, investors may migrate to the stocks of small- and mid-sized companies causing a fund that invests in these companies to increase in value more rapidly than a fund that invests in larger, more fully-valued companies. Investing in medium and small capitalization companies may be subject to special risks associated with narrower product lines, more limited financial resources, smaller management groups, and a more limited trading market for their stocks as compared with larger companies. As a result, stocks of small and medium capitalization companies may decline significantly in market downturns.

Foreign Investment Risk

Since the Trust invests in non-U.S. securities, it is exposed to certain unique risks of foreign investing. For example, political turmoil and economic instability in the countries in which the Trust invests could adversely affect the value of, dividend yield of and total return earned on an investment in the Trust. In addition, if the value of any foreign currency in which the Trust's investments are denominated declines relative to the U.S. dollar, the value of, dividend yield of and total return earned on an investment in the Trust may decline as well. Certain foreign countries have less developed, less liquid and less regulated securities markets and accounting systems than the U.S. This may make it harder to get accurate information about a security or company, and increase the likelihood that an investment will not perform as well as expected.

Credit Risk

The value of a debt security is directly affected by the issuer's ability to repay principal and pay interest on time. If a Trust invests in debt securities, then the value of an investment in the Trust may decline if an issuer fails to pay an obligation on a timely basis. The Trust may also be subject to credit risk to the extent it engages in transactions, such as repurchase agreements or dollar rolls, which involve a promise by a third party to honor an obligation to the Trust. These transactions are subject to the risk that a third party may be unwilling or unable to honor its financial obligations.

Investment Style Risk

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. The Trust may outperform or underperform other funds that employ a different style. The Trust may also employ a combination of styles that impact its risk characteristics. Examples of different styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's earnings growth potential. Growth-oriented funds will typically underperform when value investing is in favor. Value stocks are those which are undervalued in comparison to their peers due to adverse business developments or other factors. Value-oriented funds will typically underperform when growth investing is in favor.

Emerging Market Risk

An emerging market is any country considered to be emerging or developing, has a relatively low per capita gross national product, but the potential for rapid growth (which can lead to instability). The Trust’s investment in securities of companies located in emerging countries could expose it to certain risks. Emerging countries may rely on international trade and could be adversely affected by the economic conditions in the countries with which they trade. There is also a possibility of a change in the political climate, nationalization, diplomatic developments (including war), and social instability. Such countries may experience high levels of inflation or deflation and currency devaluation. Investments in emerging markets are considered to be speculative.

Derivatives Risk

The Trust may use derivatives, which are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index. Derivatives may relate to stocks, bonds, interest rates, currency, or currency exchange rates, commodities, and related indexes. The use of derivative instruments involves risks different from, or greater than, the risks associated with investing directly in securities and other more traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk and the credit risk of the counterparty to the derivatives contract. Since their value is calculated and derived from the value of other assets, instruments or references, there is greater risk that derivatives will be improperly valued. Derivatives also involve the risk that changes in the value of the derivative may not correlate perfectly with relevant assets, rates or indexes they are designed to hedge or to closely track. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Trust will engage in these transactions to reduce exposure to other risks when that would be beneficial. The use of derivatives may also increase the amount of taxes payable by shareholders.

Leverage Risk

The Trust's portfolio may be leveraged if it temporarily borrows money to meet redemption requests and/or to settle investment transactions. The Trust may also enter into reverse repurchase agreements and invest in other derivatives, which may result in leverage. Leverage may disproportionately increase the Trust's portfolio losses and reduce opportunities for gain when interest rates, stock prices or currency rates are changing.

Fund-of-Funds Risk

The Trust is exposed to the risk that one or more underlying funds will not perform as expected or will underperform other similar funds or that the combinations of underlying funds selected by GMO will not perform as it expected. In addition, the Trust will indirectly be exposed to all of the risks of an investment in the underlying funds. The Trust will also indirectly bear a proportionate share of the total fund operating expenses (including investment management, shareholder servicing, custody, transfer agency, audit and other fund expenses) of the underlying funds in which it invests, as well as any purchase premiums or redemption fees charged by such underlying funds. Since GMO will receive fees from the underlying funds, GMO has a financial incentive to invest the assets of the Trust in underlying funds with higher fees, despite the investment interests of the Trust. GMO is legally obligated to disregard that incentive in selecting shares of the underlying funds.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

The Trust is also indirectly subject to the following risks through its investments in the underlying funds.

The underlying funds in which the Trust invests (the “Underlying Funds”) may invest in foreign securities, which may include foreign currency transactions. As a result, the value of the Underlying Funds’ shares will be affected by changes in exchange rates. To manage this risk, the Underlying Funds may enter into currency futures contracts and forward currency exchange contracts. Although the Underlying Funds use these contracts to hedge the U.S. dollar value of a security they already own, the Underlying Funds could lose money if they fail to predict accurately the future exchange rates. The Underlying Funds may engage in hedging with respect to foreign currencies to protect themselves against a possible decline in the value of another foreign currency in which certain of the Underlying Funds’ investments are denominated. Use of this hedging technique cannot protect against exchange rate risk perfectly. If the Underlying Funds’ investment advisor is incorrect in its judgment of future exchange rate relationships, the Underlying Funds could be in a less advantageous position than if such a hedge had not been established. The Underlying Funds may purchase a foreign currency on a spot or a forward basis in order to benefit from potential appreciation of such currency relative to the U.S. dollar or to other currencies in which the Underlying Funds’ holdings are denominated. The Underlying Funds may also engage in a type of foreign currency forward transaction called “proxy hedging” or “synthetic currency hedging”. In these types of transactions, the currency which is sold on a forward basis against another acts as a “proxy” for a different underlying currency which is less liquid but typically moves in concert with the proxy currency. For example, several Asian currencies typically trade similarly to the U.S. dollar. If the investment view is that the U.S. dollar will decline versus the Euro, the Underlying Funds may sell forward U.S. dollar currency contracts against the Euro as a way of protecting the currency value of their Asian equities. Thus the U.S. dollar has been sold forward as a proxy for Asian currencies. The success of this technique is dependent on the investment advisor’s ability to accurately predict the movement of the exchange rates. “Proxy hedging” is subject to the risk that the underlying currency ceases to correlate with its proxy currency.

The Underlying Funds may invest in futures and options, which are forms of derivatives. Derivatives are financial contracts whose value is based on an underlying asset, such as a stock or a bond, or an underlying economic factor, such as an index, an interest rate or a currency. Small price movements in the underlying asset can result in immediate and substantial gains or losses in the value of derivatives. Such practices are used to hedge an Underlying Fund’s portfolio to protect against market decline, to maintain an Underlying Fund’s exposure to its market, to manage cash or to attempt to increase income. Although this is intended to increase returns, these practices may actually reduce returns or increase volatility.

The Trust may, but will not necessarily, temporarily invest up to 100% of its assets in high quality money market instruments in order to protect the value of the Trust in response to adverse economic, political or market conditions. This strategy is inconsistent with the Trust's principal investment strategies and investment goals and, if employed, could result in a lower return and loss of market opportunity.

DISCLOSURE OF PORTFOLIO HOLDINGS

A complete listing of portfolio holdings for the Trust as of each calendar quarter end is made available to the public approximately 15 calendar days after the quarter end at EvergreenInvestments.com. Once released to the web, there are no restrictions on providing the data to any shareholder or external party. No other dissemination of portfolio holdings will be allowed to any shareholder, potential shareholder or party external to the Trust except (i) as required by law, or (ii) to institutional investment consultants or mutual fund analytical firms and, in such cases, only where there are signed confidentiality agreements in place. See "Policy for Dissemination of Portfolio Holdings" in the SAI for a more detailed description of this policy.

MANAGEMENT

The Trustees of the Trust are responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Trustees may determine, the investment advisor furnishes a continuing investment program for the Trust and makes investment decisions on its behalf.

THE TRUST’S INVESTMENT ADVISOR

GMO is the investment advisor to the Trust.  GMO is located at 40 Rowes Wharf, Boston, Massachusetts 02110.  GMO is a private company founded in 1977. As of December 31, 2004, GMO managed on a worldwide basis more than $81 billion for institutional investors such as pension plans, endowments, foundations and the funds of the GMO Trust.

As investment advisor, GMO manages the Trust’s investments in the underlying funds on a day-to-day basis. GMO also currently serves as the investment advisor to each of the underlying funds. The Trust does not pay a fee to GMO for its advisory services. However, the Trust bears indirectly the expenses of the underlying funds, including a share of management and  other fees paid to GMO.

THE TRUST'S PORTFOLIO MANAGER

Day-to-day management of the Trust is the responsibility of GMO’s U.S. Asset Allocation Division (the “Division”). The Division's members work collaboratively to manage the Trust's portfolio, and no one person is primarily responsible for day-to-day management of the Trust.

Ben Inker is a senior member of the Division who allocates the responsibility for portions of the Trust's portfolio to various members of the Division, oversees the implementation of the trades on behalf of the Trust, reviews the overall composition of the portfolio, including compliance with stated investment objectives and strategies and monitors cash flows.

Mr. Inker has served as the senior member of the Division responsible for coordinating the portfolio management of the Trust since the Trust's inception. Mr. Inker is the Director of GMO’s Asset Allocation Division.  He has been responsible for overseeing the portfolio management of asset allocation portfolios since 1996.  Mr. Inker is a CFA charterholder.

The Trust’s SAI contains other information about how GMO determines the compensation of Mr. Inker, other accounts he manages, and his ownership of Trust shares.

CALCULATING THE SHARE PRICE

The value of one share of the Trust, also known as the net asset value, or NAV, is calculated by adding up the Trust’s total assets, subtracting all liabilities, then dividing the result by the total number of shares outstanding. The Trust’s NAV is calculated at 4:00 p.m. Eastern time on each day the New York Stock Exchange is open or as of the time the Exchange closes, if earlier.

The price per share the shareholder pays for a Trust purchase or the amount the shareholder receives for a Trust redemption is based on the next price calculated after the order is received and accepted. The value of the shareholder’s account at any given time is the latest share price multiplied by the number of shares in the account.  The shareholder’s account balance may change daily because the share price may change daily.

Shares become entitled to income distributions declared generally on the first business day following receipt by the Trust's transfer agent of payment for the shares.

Because the Trust invests in other investment companies, the Trust’s NAV is calculated based on the NAV of the investment company in which it invests. The Trust does not anticipate that it will fair value its securities often due to the fact that it invests directly in other investment companies. The underlying funds' fair value pricing policies and procedures are explained in the underlying funds' prospectuses.

If the Trust were to hold investments in certain types of government securities and short-term paper as described in the Trust’s investment strategy, the following would apply:

Each security held by the Trust is typically valued using current market quotations when these quotations are readily available and reliable. If no recent market data is available for a security, or if the available data is deemed not to be indicative of current value, the Trust may price that security at a "fair value" according to the policies established by the Trust's Board of Trustees. Generally, the Trust will "fair value" a security when (i) quotations are not available from an outside source; (ii) quotations are stale and there is no current trading activity in the security, or (iii) closing quotations as received from an outside source do not reflect the current market value.

Pricing a security at a fair value involves relying on a good faith value judgment made by individuals rather than on price quotations obtained in the marketplace. Although intended to reflect the actual value at which securities could be sold in the market, the fair value of one or more of the securities in the portfolio, which is used to determine the Trust’s NAV, could be different from the actual value at which those securities could be sold in the market. Therefore, if the shareholder purchases or redeems shares in the Trust while the Trust is holding securities priced at a fair value, this may have the unintended effect of increasing or decreasing the number of shares received in a purchase or the value of the proceeds received upon a redemption.

Short-term securities with maturities of 60 days or less will be valued on the basis of amortized cost, which approximates market value.

The Trust may invest in foreign securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Trust does not price its shares. As a result, the value of the Trust’s portfolio securities may change on days when the price of the Trust’s shares is not calculated. The price of the Trust’s shares will reflect any such changes when the price of the Trust’s shares is next calculated, which is the next day the New York Stock Exchange is open. In addition, closing market prices for foreign securities may not reflect current value as of the time the Trust values its shares. Many foreign markets close substantially before 4:00 p.m. Eastern time, and events occurring after such close may materially affect the value of securities traded in those markets. To address this, the Trust's fair value pricing policies provide for valuing foreign securities at fair value if an event or development has occurred subsequent to the close of the foreign market that would materially affect the value of the security. Substantial changes in values in the U.S. markets subsequent to the close of a foreign market may also affect the values of securities traded in the foreign market. Under the Trust’s fair value pricing policies, the values of foreign securities may be adjusted if such movements in the U.S. market exceed a specified threshold. In these instances, the value of the foreign securities is determined by applying a fair value coefficient supplied by a Board-approved third-party service provider. As a result of the foregoing, it is possible that fair value prices will be used by the Trust to a significant extent. The Pricing Committee of the Board of Trustees periodically reviews the pricing procedures and methodologies employed by third-party pricing vendors, may meet with vendors to discuss such procedures and methodologies and may from time to time change or add to the number of vendors utilized.

The Trust translates prices for its investments quoted in foreign currencies into U.S. dollars using exchange rates valued at 2:00 p.m. Eastern time each day the Trust's NAV is calculated. Changes in the value of those currencies in relation to the U.S. dollar affect the Trust's NAV. Any difference in the value of the foreign currency at 2:00 p.m. and the value of the foreign currency at the time the Trust calculates its NAV (normally 4:00 p.m. Eastern time) will not be reflected in the Trust's NAV that day. The Trust’s pricing policies provide that the foreign exchange rates may be valued at a later time if an event or development has occurred subsequent to 2:00 p.m. eastern time that has materially affected the foreign exchange rate.

HOW TO BUY AND REDEEM THE TRUST’S SHARES

The Trust issues its shares of beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.  Only Evergreen Asset Allocation Fund, a series of Evergreen Equity Trust, may currently invest in the Trust. The shareholder pays no sales charges to purchase shares of the Trust.  There is no minimum initial and no minimum subsequent investment amount for purchases of shares of the Trust.

Complete the account application and deliver to:

Postal Service Address:                                  Overnight Address:

Evergreen Investments                          Evergreen Investments

P.O. Box 8400                                                 66 Brooks Drive, Suite 8400

Boston, MA 02266-8400                                 Braintree, MA 02184-3800

Shares become entitled to income distributions declared on the first business day following receipt by the Trust’s transfer agent of payment for the shares.  The Fund or your investment dealer must receive your purchase order no later than the close of regular business (normally 4:00pm EST) in order for your purchase to be effected at that day’s net asset value.  The Trust reserves the right to adjust the closing time to coincide with an earlier closing of the market or due to other unusual circumstances.

All authorized redemption requests made before 4:00 p.m. Eastern time on market trading days will be processed at that day’s closing price.  Requests made after 4:00 p.m. Eastern time will be processed the next market trading day.

Deliver redemption requests to:

Postal Service Address:                                              Overnight Address:

Evergreen Investments                                      Evergreen Investments

P.O. Box 8400                                                             66 Brooks Drive, Suite 8400

Boston, MA 02266-8400                                             Braintree, MA 02184-3800

Short-Term Trading

Excessive short-term trading in a fund’s shares by investors can be detrimental to the interests of long-term shareholders.  Excessive short-term trading may disrupt portfolio management of a fund, harm fund performance, create transaction and other administrative costs that are borne by all shareholders and, ultimately, result in a dilution of or otherwise have a negative impact on the value of a fund’s shares.

To limit the negative effects of short-term trading on the funds, the Evergreen funds, including the Trust, have adopted certain restrictions on trading by investors.  These restrictions are described below.  Evergreen Asset Allocation Fund is the Trust's sole shareholder.  There are no restrictions on trading by Evergreen Asset Allocation Fund in shares of the Trust.

Investors are limited to three “round-trip” exchanges per calendar quarter and five “round-trip” exchanges per calendar year.  A “round trip” exchange occurs when an investor exchanges from one fund to another fund and back to the original fund.  If a fund discovers that an investor has exceeded these “round trip” exchange limitations, the fund will reject the purchase or exchange or terminate the investor’s investment or exchange privileges.  In addition, a fund reserves the right to reject any purchase or exchange, and to terminate an investor’s investment or exchange privileges, if the fund determines in its sole discretion that trading activity by the investor may be materially detrimental to the interests of long-term shareholders.  A fund may reject purchases or exchanges, or terminate investment or exchange privileges, even if the investor has not exceeded the three-per-quarter/five-per-year limits described above.  In considering whether trading activity may be materially detrimental to the interests of long-term shareholders, the funds consider a number of factors, such as the frequency of trading by the investor, the amount involved in the investor’s trades, and the length of time the investment is held, along with other factors.

The Evergreen funds attempt to enforce the foregoing trading restrictions by monitoring purchases, sales and exchanges on a daily basis.  However, there are certain limitations on the fund’s ability to detect and prevent trading that would violate these restrictions.  For example, while the fund has access to trading information relating to investors who trade and hold their shares directly with the fund, the fund may not have access to such information for investors who trade through financial intermediaries such as broker-dealers and financial advisors or through retirement plans.  Certain financial intermediaries and retirement plans hold their shares or those of their clients through omnibus accounts maintained with the fund.  In the case of omnibus accounts, the fund does not have access to information regarding trading activity by individual investors, and therefore is unable to monitor for excessive short-term trading or violations of the fund’s trading restrictions.  A majority of the fund’s shares may be held in omnibus accounts.  For these and other reasons, it is possible that excessive short-term trading or trading in violation of the fund’s trading restrictions may occur despite the fund’s efforts to prevent them.

THE TAX CONSEQUENCES OF INVESTING IN THE TRUST

For federal income tax purposes, the Trust will be disregarded as an entity separate from Evergreen Asset Allocation Fund; Evergreen Asset Allocation Fund will be treated as the owner of all assets of the Trust and as the recipient of all income, gains and losses of the Trust.

Dividend and Capital Gain Reinvestment

All dividend and capital gain payments received by the Trust from the underlying funds will be reinvested to buy additional shares.

No sales loads, including deferred loads, are applied to purchases of the Trust’s shares.

APPENDIX A

DESCRIPTION OF UNDERLYING FUNDS

The following brief summary of each of the underlying funds has been provided to the Trust by GMO and the underlying funds. These summaries are qualified in their entirety by reference to the prospectus and SAI of each underlying fund.

	Investment Goal/Strategy	Benchmark
U.S. EQUITY FUNDS
GMO U.S. Core Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies with larger capitalizations to gain broad exposure to the U.S. equity market. The Manager defines “larger capitalizations” as capitalizations similar to the capitalizations of companies that issue stocks included in the S&P 500 Index.  Under normal circumstances, the Fund invests at least 80% of its assets in equity investments tied economically to the U.S. The Manager uses proprietary research and multiple quantitative models to seek out stocks it believes are undervalued as well as stocks it believes have improving fundamentals. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), industry and sector weights, and market capitalization.

S&P 500 Index
GMO U.S. Quality Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies with larger capitalizations. The Manager defines “larger capitalizations” as capitalizations similar to the capitalizations of companies that issue stocks included in the S&P 500 Index.  Under normal circumstances, the Fund invests at least 80% of its assets in equity investments tied economically to the U.S. The Manager selects stocks using proprietary quality models to evaluate an issuer's quality score based on several factors, including, but not limited to, expected earnings volatility, profits and operational and financial leverage. The Manager also uses proprietary research and multiple quantitative models to seek out stocks it believes are undervalued and stocks it believes have improving fundamentals, and uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), industry and sector weights, and market capitalization.

S&P 500 Index
GMO U.S. Value Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies stocks included in the Russell 1000 Index, and in companies with similar size and value characteristics. As of May 31, 2005, the market capitalization of companies that issue stocks included in the Russell 1000 Index, a U.S. stock index, ranged from $455 million to $385 billion. Under normal circumstances, the Fund invests at least 80% of its assets in investments tied economically to the U.S. The Manager uses proprietary quantitative models to identify an initial group of stocks trading at prices below what the Manager believes to be their fundamental value. The Manager then applies traditional fundamental analysis to evaluate the financial, operational and management strength of the issuers of these stocks.  The Manager evaluates the resulting stocks in light of its analysis of the attractiveness of sectors and industries and tilts the final portfolio accordingly.

Russell 1000® Value Index
GMO U.S. Intrinsic Value Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the Russell 1000 Index and in companies with similar size and value characteristics. As of May 31, 2005, the market capitalization of companies that issue stocks included in the Russell 1000 Index, a U.S. stock index, ranged from $455 million to $385 billion. Under normal circumstances, the Fund invests at least 80% of its assets in investments tied economically to the U.S. The Manager uses proprietary research and quantitative models to seek out stocks it believes are undervalued and have improving fundamentals.  Generally these stocks trade at prices below what the Manager believes to be their fundamental value.  The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), industry and sector weights, and market capitalization.

Russell 1000® Value Index
GMO U.S. Growth Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue  stocks included in the Russell 1000 Index and  in companies with similar size and growth characteristics. Under normal circumstances, invests at least 80% of its assets in investments economically tied to the U.S.  The Manager uses proprietary research and quantitative models to identify stocks it believes have improving fundamentals. From that group the Manager then selects  stocks it believes have growth characteristics and are undervalued. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), industry and sector weights, and market capitalization.

Russell 1000® Growth Index
GMO Real Estate Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue  stocks  included in the Morgan Stanley REIT Index, and in companies with similar characteristics. Under normal circumstances, invests at least 80% of its assets in real estate investment trusts ("REITs") and other real estate-related investments.   REITs are managed vehicles that invest in real estate or real estate-related investments.  The Manager defines real estate-related investments as REITs and companies that derive at least 50% of their revenues and profits from, or have at least 50% of their assets invested in, (i) the development, ownership, construction, management, or sale of real estate, (ii) real estate holdings, or (iii) products or services related to the real estate industry.  The Fund typically invests in equity REITs and real estate-related operating companies that  own real estate directly; mortgage REITs, which make construction, development, or long-term mortgage loans; and hybrid REITs, which share characteristics of both equity REITs and mortgage REITs. The Manager uses proprietary research and quantitative models to identify stocks that are trading at prices below what the Manager believes to be their fundamental value. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks) and market capitalization.

Morgan Stanley REIT Index
GMO U.S. Small/Mid Cap Value Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, and in companies with similar market capitalizations ("small and mid-cap companies"). As of May 31, 2005, the market capitalization of companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, ranged from $20 million to $6 billion.

Under normal circumstances, the Fund invests at least 80% of its assets in investments in small and mid-cap companies tied economically to the U.S. The Manager uses proprietary research and multiple quantitative models to identify small cap and mid cap company stocks it believes are undervalued and have improving fundamentals. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks) and industry and sector weights.

Russell 2500® Value Index
GMO U.S. Small/Mid Cap Growth Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, and in companies with similar market capitalizations ("small and mid-cap companies"). As of May 31, 2005, the market capitalization of companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, ranged from $20 million to $6 billion. Under normal circumstances, the Fund invests at least 80% of its assets in investments in small and mid-cap companies tied economically to the U.S. The Manager uses proprietary research and multiple quantitative models to identify small cap and mid cap company stocks it believes have improving fundamentals. The Manager then narrows the selection to small cap company stocks it believes have growth characteristics and are undervalued. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks) and industry and sector weights.

Russell 2500® Growth Index
FIXED INCOME FUNDS
GMO Domestic Bond Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Seeks exposure primarily to U.S. investment-grade bonds, including U.S. government securities and asset-backed securities issued by U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), convertible bonds, and asset-backed securities of private issuers. Achieves this exposure by primarily investing in shares of the GMO Short-Duration Collateral Fund (see description below). Invests directly in fixed income securities, and in exchange-traded and over-the-counter derivative instruments (including synthetic bonds). Under normal circumstances, invests at least 80% of its assets in bond investments tied economically to the U.S.

Employs fundamental and proprietary research techniques and quantitative applications to identify bond investments the Manager believes are undervalued. The Manager considers issue-specific risk in the selection process.

Lehman Brothers U.S. Government Bond Index
GMO Core Plus Bond Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Seeks exposure primarily to U.S. investment-grade bonds, with additional return sought through exposure to foreign bond and currency markets. Achieves U.S. bond market exposure by primarily investing in shares of the GMO Short-Duration Collateral Fund (see description below), synthetic bonds, and/or directly in U.S. government securities and other U.S. dollar-denominated fixed income securities. Also uses credit default swaps to provide a measure of protection against defaults of corporate and sovereign issuers (i.e., to reduce risk where the Fund owns or has exposure to the issuer) or to take an active long or short position with respect to the likelihood of a particular issuer's default.

Under normal circumstances, invests at least 80% of its assets in bond investments. May seek exposure to world interest rates by investing in the GMO World Opportunity Overlay Fund (see description below). Employs fundamental and proprietary research techniques and quantitative applications to measure the relative values of the bond and currency markets to determine currency and country allocations.  The Fund takes active overweighted and underweighted positions in particular bond markets and currencies relative to its benchmark by using long and short positions in exchange-traded and over-the-counter derivatives and combinations of those positions to create synthetic securities.  The Fund also may use derivatives to adjust its foreign currency exposure independently of its exposure to bonds and bond markets.

Lehman Brothers U.S. Aggregate Bond Index
GMO International Bond Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Seeks exposure primarily to countries whose bonds are included in the J.P. Morgan Non-U.S. Government Bond Index, and makes investments in investment-grade government and government agency bonds denominated in various currencies, and of private issuers. Achieves this exposure by investing in shares of the GMO Short-Duration Collateral Fund (see description below) and creating synthetic bonds (rather than by making direct investments). May seek exposure to world interest rates by investing in the GMO World Opportunity Overlay Fund (see description below).  Under normal circumstances, the Fund invests at least 80% of its assets in bond investments.  The Fund may also expose some of its assets to below investment grade securities (also known as “junk bonds”), and may invest up to 5% of the Fund’s assets in the sovereign debt of emerging countries, generally by investing in Emerging Country Debt Fund (see description below.) Employs fundamental and proprietary research techniques and quantitative applications to measure the relative values of the bond and currency markets and to determine currency and country allocations. The Fund takes active overweighted and underweighted positions in particular bond markets and currencies relative to its benchmark by using long and short positions in exchange-traded and over-the-counter derivatives and combinations of those positions to create synthetic securities.  The Fund also may use derivatives to adjust its foreign currency exposure independently of its exposure to bonds and bond markets.

JPMorgan Non-U.S. Government Bond Index
GMO Currency Hedged International Bond Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Seeks exposure primarily to countries whose bonds are included in the JPMorgan Non-U.S. Government Bond Index (Hedged) ex-Japan, and invests in  investment-grade government and government agency bonds denominated in various currencies, and of private issuers. Achieves this exposure by primarily investing in shares of the GMO Short-Duration Collateral Fund (see description below) and creating synthetic bonds (rather than by making direct investments). Generally attempts to hedge at least 75% of its net foreign currency exposure back to the U.S. dollar. May seek exposure to world interest rates by investing in the GMO World Opportunity Overlay Fund (see description below). The Fund may also expose some of its assets to below investment grade securities (also known as “junk bonds”), and may invest up to 5% of the Fund’s assets in the sovereign debt of emerging countries, generally by investing in Emerging Country Debt Fund (see description below.) Employs fundamental and proprietary research techniques and quantitative models to measure the relative values of the bond and currency markets and to determine currency and country allocations. The Fund takes active overweighted and underweighted positions in particular bond markets and currencies relative to its benchmark by using long and short positions in exchange-traded and over-the-counter derivatives and combinations of those positions to create synthetic securities.  The Fund also may use derivatives to adjust its foreign currency exposure independently of its exposure to bonds and bond markets.

JPMorgan Non-U.S. Government Bond Index (Hedged) (ex-Japan)
GMO Global Bond Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Seeks exposure primarily to countries whose bonds are included in the JP Morgan Global Government Bond Index, to investment-grade government and government agency bonds denominated in various currencies, and of private issuers. Under normal circumstances, the Fund invests at least 80% of its assets in bond investments.  Achieves this exposure by primarily investing in shares of the GMO Short-Duration Collateral Fund (see description below) and creating synthetic bonds (rather than by making direct investments). May seek exposure to world interest rates by investing in the GMO World Opportunity Overlay Fund (see description below). The Fund may also expose some of its assets to below investment grade securities (also known as “junk bonds”), and may invest up to 5% of the Fund’s assets in the sovereign debt of emerging countries, generally by investing in Emerging Country Debt Fund (see description below.) Employs fundamental and proprietary research techniques and quantitative models  to measure the relative values of the bond and currency markets and to determine currency and country allocations. The Fund takes active overweighted and underweighted positions in particular bond markets and currencies relative to its benchmark by using long and short positions in exchange-traded and over-the-counter derivatives and combinations of those positions to create synthetic securities.  The Fund also may use derivatives to adjust its foreign currency exposure independently of its exposure to bonds and bond markets.

JPMorgan Global Government Bond Index
GMO Emerging Country Debt Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Invests primarily in sovereign debt of emerging countries in Asia, Latin America, the Middle East, Africa and Eastern Europe ("Emerging Countries").  Under normal circumstances, the Fund invests at least 80% of its assets in debt investments tied economically to emerging countries. Typical investments include, but are not limited to, sovereign debt (including Brady bonds and Euro bonds), bank loans to emerging countries, and debt issues of companies tied economically to emerging countries.  The Fund may also make investments in other U.S. and foreign securities, including government securities (including securities neither guaranteed nor insured by the U.S. government), corporate debt securities, and mortgage-related and asset-backed securities. Most of the Fund's holdings are typically below investment grade or, if unrated, deemed below investment grade by the Manager. Generally, at least 75% of the Fund's assets are denominated in, or hedged into, U.S. dollars. May seek exposure to world interest rates by investing in the GMO World Opportunity Overlay Fund (see description below). Employs a bottom-up approach to examining and selecting Emerging Country securities, and uses advanced analytical techniques to seek to identify inefficiencies in the pricing of Emerging Country debt issues. In pursuing its investment objective, the Fund may (but is not obligated to) use exchange-traded and over-the-counter (“OTC”) derivative instruments, including options, futures, and swap contracts (including credit default swaps).  The Fund uses credit default swaps to provide a measure of protection against defaults of corporate and sovereign issuers (i.e., to reduce risk where the Fund owns or has exposure to the issuer) or to take an active long or short position with respect to the likelihood of a particular issuer’s default. .

JPMorgan Emerging Markets Bond Index Global (EMBIG)
GMO Short-Duration Investment Fund

Seeks to provide current income to the extent consistent with the preservation of capital and liquidity. Seeks to achieve its objective by outperforming its benchmark. Invests primarily in securities issued or guaranteed by the U.S. government or its agencies and asset-backed securities issued by U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), asset-backed securities issued by private issuers, high-quality prime commercial paper and master demand notes, high-quality corporate debt securities and high-quality debt securities backed by pools of commercial or consumer finance loans, repurchase agreements, and certificates of deposit, bankers' acceptances, and other bank obligations. May invest a substantial portion of its assets in the GMO Short-Duration Collateral Fund (see description below). The Manager uses fundamental investment techniques to select bonds with higher relative yield spreads. May also use derivatives. Seeks to maintain a duration slightly longer than the 3-month duration of the Fund's benchmark.

Citigroup 3-Month Treasury Bill Index
GMO Inflation Indexed Bond Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Invests primarily in securities that are indexed or otherwise "linked" to general measures of inflation in the country of issue. Under normal circumstances, the Fund invests at least 80% of its assets in inflation indexed bond investments.  Intends to invest directly in fixed income securities, including inflation indexed bonds issued by the U.S. and foreign governments (including securities neither guaranteed nor insured by the U.S. government) and corporate issues, and in shares of GMO Short-Duration Collateral Fund (see description below). May also invest some of its assets to below investment grade securities (also known as “junk bonds”), and may make use of synthetic bonds to implement its strategy. Seeks to identify fixed income investments that, in the opinion of the Manager, represent favorable values relative to their market prices.

Lehman Brothers U.S. Treasury Inflation Notes Index
GMO Short-Duration Collateral Fund

Seeks total return in excess of its benchmark.  Seeks to achieve it investment objective by investing primarily in relatively high quality U.S. and foreign floating rate fixed income securities.  May invest in government securities, corporate debt securities, residential and commercial mortgage related securities and other asset-backed securities, money market instruments, commercial paper reverse repurchase agreements, and repurchase agreements.  Fixed income instruments in which the fund invests include securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government), and a wide range of private issuers.  Substantially all of the fund’s holdings of fixed income instruments will be investment-grade, except for instruments whose rating has been downgraded to below investment grade (that is, rated below BBB- by Standard & Poor’s, below Baa3 by Moody’s, or comparable unrated securities) after purchase by the fund.  The Manager considers investment grade securities that are given a rating of Aa-/AA- or better by Moody’s/S&P, or, if unrated, determined to be of comparable quality by the Manager, to be relatively high quality.  In selecting fixed income securities for the fund’s portfolio, the Manager employs fundamental and proprietary research techniques to seek to identify bond investments with yield spreads that are high relative to other fixed income securities with similar credit quality and average lives.  The fund also may use derivative instruments, including options, futures, options on futures, forward currency contracts, and swap contracts.  In addition to investing directly in fixed income securities, the fund may gain indirect exposure to securities through the use of “synthetic” bonds, which are created by the Manager by combining a futures contract, swap contract, or option on a fixed income security with cash, a cash equivalent, or another fixed income security.

JPMorgan U.S. 3-Month Cash Index
GMO Short-Duration Collateral Share Fund

Seeks total return in excess of its benchmark. Seeks to achieve its objective by investing substantially all of its assets in GMO Short-Duration Collateral Fund, another series of GMO Trust (“SDCF”), and, to a limited extent, in cash and high quality money market instruments. Its investment objective and principal investment strategies, therefore, are identical to those of SDCF. SDCF invests primarily in relatively high quality U.S. and foreign floating rate fixed income securities. Fixed income instruments in which the Fund invests include securities issued by federal, state, local and foreign governments (including securities neither guaranteed not insured by the U.S. government), and a wide range of private issuers. The Fund may invest in government securities, corporate debt securities, residential and commercial mortgage-related securities and other asset backed securities, collateralized debt obligations, money market instruments, commercial paper, reverse repurchase agreements, and repurchase agreements. The Fund may also use derivative instruments, including options, futures, options on futures, forward currency contracts and swap contracts.

JPMorgan U.S. 3-Month Cash Index
GMO World Opportunity Overlay Fund

Seeks total return relative to its benchmark.  The fund’s investment program has two principal components.  One component consists mainly of investments in derivatives -- primarily, interest rate swap contracts -- through which the Manager seeks to exploit misvaluations in world interest rates.  The other component consists mainly of investments in U.S. and foreign fixed income securities of relatively high quality.  The Manager seeks to achieve the fund’s objective of outperforming its benchmark primarily through returns on the fund’s derivative positions.  The primary purpose of the Fund’s fixed income investments is to provide a cash-like return, and to serve as collateral for its derivative positions.  The Manager employs proprietary quantitative techniques to seek to identify and estimate the relative misvaluation of interest rates within and across world bond markets.  In selecting the fund’s fixed income investments, the Manager employs fundamental and proprietary research techniques to seek to identify bond investments with yield spreads that are high relative to other fixed income investments with similar credit quality and maturities.

JPMorgan U.S. 3-Month Cash Index
INTERNATIONAL EQUITY FUNDS
GMO International Core Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically invests in a diversified portfolio of equity investments from developed markets outside the U.S. Under normal circumstances, invests at least 80% of its assets in equity investments.  The Manager uses proprietary research and quantitative models to evaluate and select individual stocks, countries, and currencies. In using these models to construct the Fund's portfolio, the Manager expects that stock selection will reflect a slight bias for value stocks over growth stocks. The Manager seeks to manage the Fund's exposure to market capitalization categories relative to the Fund's benchmark.

MSCI EAFE Index (Europe, Australasia, and Far East)
GMO International Intrinsic Value Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically invests in a diversified portfolio of equity investments from developed markets outside the U.S. The Manager uses proprietary research and quantitative models to evaluate and select individual stocks, countries, and currencies. In using these models to construct the Fund's portfolio, the Manager expects that stock selection will reflect a significant bias for value stocks over growth stocks.

S&P/Citigroup Primary Market Index ("PMI"), Europe, Pacific, Asia Composite ("EPAC") Value Style Index
GMO International Growth Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically invests in a diversified portfolio of equity investments from the world's developed markets outside the U.S. Under normal circumstances, invests at least 80% of its assets in equity investments. The Manager, using proprietary research and multiple quantitative models, seeks to add value by capitalizing on inefficiencies it perceives in the pricing of growth stocks. The Manager uses  quantitative models and fundamental investment principles to select growth stocks it believes have improving fundamentals and prices that reflect the relevant market’s discount to their fundamental value. The Manager maintains diversification across countries, and tilts the Fund’s portfolio in favor of countries that the Manager believes have the highest growth prospects or that the Manager believes are most undervalued.  The Manager also considers factors that may influence the growth potential of a particular country, such as currency valuation.

S&P/Citigroup Primary Market Index ("PMI"), Europe, Pacific, Asia Composite ("EPAC") Growth Style Index
GMO Global Growth Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically invests in a diversified portfolio of equity investments from the world’s developed markets, including the U.S. The Manager, using proprietary research and multiple quantitative models, seeks to add value by capitalizing on inefficiencies it perceives in the pricing of growth stocks. The Manager applies quantitative and fundamental investment principles to select growth stocks it believes have improving fundamentals and prices that reflect the relevant market’s discount to their franchise value. The Manager maintains diversification across countries, and tilts the Fund’s portfolio in favor of countries that the Manager believes have the highest growth prospects or that the Manager believes are most undervalued.  The Manager also considers factors that may influence the growth potential of a particular country, such as currency valuation.

S&P/Citigroup Primary Market Index (“PMI”) World Growth Style Index
GMO Developed World Stock Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically invests in a diversified portfolio of equity investments from the world’s developed markets, including the U.S. Under normal circumstances, the Fund invests at least 80% of its assets in stocks tied economically to developed markets. The Manager uses proprietary research and quantitative models to evaluate and select individual stocks, countries and currencies based on several factors, including: (i) stocks – valuation, firm quality and momentum; (ii) countries – stock market valuation, positive GDP trends, positive market sentiment and industrial competitiveness; and (iii) currencies – export and producer price parity, balance of payments and interest rate differentials. The Manager expects that stock selection will be tiled slightly towards value stocks and away from growth stocks. The Manager seeks to limit risk relative to the Fund’s benchmark by using a blend of valuation-based and momentum-based sock selection strategies.

MSCI World Index
GMO Currency Hedged International Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Invests to varying extents in other GMO Funds, including the International Disciplined Equity Fund, International Intrinsic Value Fund, and International Growth Fund (collectively, "underlying funds"). Under normal circumstances, invests at least 80% of its assets in equity investments.  Allocates the Fund's assets among the underlying funds based on the Manager's analysis of the relative attractiveness of value versus growth investing styles. The Manager uses proprietary research and multiple quantitative models to measure the discount at which value stocks trade relative to growth stocks generally, as well as to analyze the predicted returns of the two styles in the markets.  The Manager also creates forecasted returns for currencies, considering factors such as relative valuations measured by export and producer price parity, balance of payments, and interest rates.  Attempts to hedge at least 70% of the foreign currency exposure in the underlying funds' investments back to the U.S. dollar.  While the Fund’s benchmark is fully hedged, the Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

MSCI EAFE Index (Europe, Australasia, and Far East) (Hedged)
GMO Foreign Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in non-U.S. companies, including the companies that issue stocks included in the MSCI international developed markets and emerging markets universes (the universes of securities from which the MSCI EAFE Index is constructed).  Under normal circumstances, the Fund invests at least 80% of its assets in investments tied economically to countries outside the U.S. The Manager selects stocks by employing  a disciplined quantitative screening process combined with fundamental analysis . The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers.  Company visits by the Manager to evaluate management and production facilities are an integral part of the investment process.  Over- and underweightings of the Fund’s country selections relative to the Fund's benchmark are determined by a cumulative quantitative value score for each country together with the Manager's evaluation of the country's fundamentals. The Fund may be exposed to emerging markets, but these investments will generally comprise 10% or less of the Fund's assets.

MSCI EAFE Index (Europe, Australasia, and Far East)
GMO Foreign Small Companies Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies located or doing business outside of the U.S. that are in the smallest 30% of companies in a particular country as measured by total market capitalization ("small companies"). The Manager selects stocks by employing a disciplined quantitative screening process combined with fundamental analysis. Under normal circumstances, invests at least 80% of its assets in securities of small companies that are tied economically to countries outside the U.S. The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers.  Company visits by the Manager to evaluate management and production facilities are an integral part of the investment process.  Over- and underweightings of the Fund’s country selections relative to the Fund's benchmark are determined by a cumulative quantitative value score for each country together with the Manager's evaluation of the country's fundamentals. The Fund may be exposed to emerging markets, but these investments will generally comprise 10% or less of the Fund's assets.

S&P/Citigroup Extended Markets Index ("EMI") World ex-U.S. Index
GMO International Small Companies Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in non-U.S. companies, including non-U.S. companies in developed and emerging countries, but excluding the largest 500 non-U.S. companies in developed countries based on full, non-float adjusted market capitalization (“small companies”).  A company’s full, non-float adjusted market capitalization includes all the company’s equity issues.  As of May 31, 2005, the market capitalization of the largest company included within the Fund’s definition of small companies was approximately $5.8 billion.. The Manager uses proprietary research and multiple quantitative models to evaluate and select individual stocks, countries, and currencies. In using these models to construct the Fund’s portfolio, the Manager expects that stock selection will be tilted toward value stocks and away from growth stocks. The Fund may be exposed to emerging markets, but these investments will generally comprise 10% or less of the Fund's assets.

S&P/Citigroup Extended Markets Index ("EMI") World ex-U.S. Index
GMO Emerging Markets Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies whose stocks are traded in the securities markets of emerging countries in Asia, Latin America, the Middle East, Africa, and Europe. The Manager defines "emerging markets" as those countries in Asia, Latin America, the Middle East, Africa, and Europe that are not included in the MSCI EAFE Index, a developed markets index. Under normal circumstances, invests at least 80% of its assets in investments tied economically to emerging markets.

The Manager uses proprietary research, multiple quantitative models, and fundamental analysis to evaluate and select individual countries and stocks. Country selection generally is the most significant factor affecting the Fund’s performance relative to its benchmark. The Fund has a value bias relative to many other traditional emerging market funds.

S&P/IFCI (Investable) Composite Index
GMO Emerging Countries Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies whose stocks are traded in the securities markets of emerging countries in Asia, Latin America, the Middle East, Africa, and Europe. The Manager defines "emerging countries" as those countries in Asia, Latin America, the Middle East, Africa, and Europe that are not included in the MSCI EAFE Index, a developed markets index. Under normal circumstances, invests at least 80% of its assets in investments tied economically to emerging countries.

The Manager uses proprietary research, multiple quantitative models, and fundamental analysis to evaluate and select individual countries and stocks. Country selection generally is the most significant factor affecting the Fund’s performance relative to its benchmark. The Fund's portfolio is constructed to have more liquidity than the portfolio of the GMO Emerging Markets Fund and has a value bias relative to many other traditional emerging market funds.

S&P/IFCI (Investable) Composite Index
GMO Emerging Markets Quality Fund

Seeks broad exposure to the higher quality companies in emerging markets. Typically makes equity investments in companies whose stocks are traded in the securities markets of emerging countries in Asia, Latin America, the Middle East, Africa, and Europe. The Manager defines “emerging markets” as those countries in Asia, Latin America, the Middle East, Africa and Europe that are not included in the MSCI EAFE Index, a developed markets index. Under normal circumstances, invests at least 80% of its assets in investments tied economically to emerging markets.  The Manager uses proprietary quality models to evaluate an issuer’s quality score based on several factors, which may include, but are not limited to, expected earnings volatility (actual historical volatility and current volatility as measured by the disparity among analysts’ current estimates), profits (return on equity), and operational and financial leverage (amount of fixed operating costs together with total outstanding debt in relation to equity).

S&P/IFCI (Investable) Composite Index
ASSET ALLOCATION FUNDS
GMO Alpha Only Fund

Seeks high total return. Invests primarily in shares of GMO U.S. Equity Funds, GMO International Equity Funds described herein (including the GMO Emerging Markets Fund, GMO Emerging Countries Fund and GMO Emerging Markets Quality Fund, which primarily make investments in emerging markets) and the GMO Emerging Country Debt Fund (the "underlying funds"), or directly in equity securities of the type invested in by those funds. The Fund implements its strategy with either direct or indirect investment in a combination of U.S., international, and emerging market equities. The U.S., international and emerging market equity portions of the Fund's portfolio are hedged using different types of derivative instruments, such as futures contracts and swap contracts. To the extent the Fund’s hedging positions are effective, its performance is not expected to correlate with the movements of equity markets generally, and instead, is expected to perform more like a short-term fixed income fund, with variation in return (alpha) resulting from the Manager’s outperformance or underperformance relative to equity markets generally.

Citigroup 3-Month Treasury Bill Index

GMO may change the investment policies and/or programs of the underlying funds at any time without notice to shareholders of the Trust. Each of the underlying funds is subject to some or all of the risks detailed at the front of this Private Placement Memorandum under “Principal Risks of Investing in the Trust”.  For a more detailed explanation of each underlying fund’s principal investments, investment methodology and risks, see “Underlying Funds” in the Trust’s Statement of Additional Information.

PART B

ASSET ALLOCATION TRUST

STATEMENT OF ADDITIONAL INFORMATION (SAI)

ASSET ALLOCATION TRUST

200 Berkeley Street

Boston, Massachusetts 02116

1.800.343.2898

STATEMENT OF ADDITIONAL INFORMATION

September 15, 2005 as amended February 1, 2006

Asset Allocation Trust is an open-end investment management company (the “Trust”)

This Statement of Additional Information (SAI) pertains to shares of the Trust. It should be read in conjunction with the private placement memo dated September 15, 2005, as amended from time to time, for the Trust.  The Trust is only offered to Evergreen Asset Allocation Fund, a diversified series of Evergreen Equity Trust, an open-end, management investment company, which was organized as a Delaware statutory trust on September 18, 1997.

TABLE OF CONTENTS

PART 1

TRUST HISTORY....................................................................................................... 1-1

INVESTMENT POLICIES.........................………..................................................... 1-1

OTHER SECURITIES AND PRACTICES.................……….................................... 1-3

PRINCIPAL HOLDERS OF TRUST SHARES.......................................................... 1-4

EXPENSES...............................................................................................………....... 1-4

SERVICE PROVIDERS..............................................................................……........ 1-4

SPECIAL TAX CONSIDERATIONS.........................................................…........... 1-5

UNDERLYING FUNDS...............................................................................……...... 1-5

PART 2

PURCHASE AND REDEMPTION OF SHARES......................................................... 2-1

PRICING OF SHARES...........................................................................…………....... 2-1

PRINCIPAL UNDERWRITER.............................................................…………......... 2-2

TAX INFORMATION.............................................................................……............... 2-2

BROKERAGE.........................................................................................……….......... 2-2

ORGANIZATION.................................................................................………............ 2-2

INVESTMENT ADVISORY AGREEMENT.....................................…….................. 2-3

PORTFOLIO MANAGERS.................................................................…………......... 2-4

MANAGEMENT OF THE TRUST......................................................…………........ 2-6

POLICY FOR DISSEMINATION OF PORTFOLIO HOLDINGS............................ 2-14

ADDITIONAL INFORMATION............................................................………......... 2-15

PROXY VOTING POLICY AND PROCEDURES.............................…………….... A-1

PART 1

TRUST HISTORY

            The Trust is an open-end management investment company, which was organized as a Delaware statutory trust on June 14, 2005.

INVESTMENT POLICIES

FUNDAMENTAL INVESTMENT RESTRICTIONS

            The Trust has adopted the fundamental investment restrictions set forth below which may not be changed without the vote of a majority of the Trust's outstanding shares, as defined in the Investment Company Act of 1940 (the “1940 Act”).  Where necessary, an explanation beneath a fundamental policy describes the Trust’s practices with respect to that policy, as allowed by current law.  If the law governing a policy changes, the Trust’s practices may change accordingly without a shareholder vote.  Unless otherwise stated, all references to the assets of the Trust are in terms of current market value.

            1. Diversification

            The Trust may not make any investment that is inconsistent with its classification as a diversified investment company under the 1940 Act.

            Further Explanation of Diversification Policy:

            To remain classified as a diversified investment company under the 1940 Act, the Trust must conform with the following: With respect to 75% of its total assets, a diversified investment company may not invest more than 5% of its total assets, determined at market or other fair value at the time of purchase, in the securities of any one issuer, or invest in more than 10% of the outstanding voting securities of any one issuer, determined at the time of purchase. These limitations do not apply to (1) a Trust’s assets represented by cash or cash equivalents, (2) investments in securities issued or guaranteed by the United States (U.S.) government or its agencies or instrumentalities, and (3) shares of other investment companies.

            2. Concentration

            The Trust may not concentrate its investments in the securities of issuers primarily engaged in any particular industry (other than securities that are issued or guaranteed by the U.S. government or its agencies or instrumentalities).

            Further Explanation of Concentration Policy:

            The Trust may not invest more than 25% of its total assets, taken at market value, in the securities of issuers primarily engaged in any particular industry (other than securities issued or guaranteed by the U.S. government or its agencies or instrumentalities).

            3. Issuing Senior Securities

            Except as permitted under the 1940 Act, the Trust may not issue senior securities.

            4. Borrowing

            The Trust may not borrow money, except to the extent permitted by applicable law.

            Further Explanation of Borrowing Policy:

            The Trust may borrow from banks and enter into reverse repurchase agreements in an amount up to 33 1/3% of its total assets, taken at market value.  The Trust may also borrow up to an additional 5% of its total assets from banks or others.  A Trust may borrow only as a temporary measure for extraordinary or emergency purposes such as the redemption of Trust shares.  A Trust may purchase additional securities so long as outstanding borrowings do not exceed 5% of its total assets.  The Trust may obtain such short‑term credit as may be necessary for the clearance of purchases and sales of portfolio securities.  The Trust may purchase securities on margin and engage in short sales to the extent permitted by applicable law.

            5. Underwriting

            The Trust may not underwrite securities of other issuers, except insofar as a Trust may be deemed to be an underwriter in connection with the disposition of its portfolio securities.

            6. Real Estate

            The Trust may not purchase or sell real estate, except that, to the extent permitted by applicable law, a Trust may invest in (a) securities that are directly or indirectly secured by real estate, or (b) securities issued by issuers that invest in real estate.

            7. Commodities

            The Trust may not purchase or sell commodities or contracts on commodities, except to the extent that a Trust may engage in financial futures contracts and related options and currency contracts and related options and may otherwise do so in accordance with applicable law and without registering as a commodity pool operator under the Commodity Exchange Act.

            8. Lending

            The Trust may not make loans to other persons, except that the Trust may lend its portfolio securities or cash in accordance with applicable law.  The acquisition of investment securities or other investment instruments shall not be deemed to be the making of a loan.

            Further Explanation of Lending Policy:

            To generate income and offset expenses, the Trust may lend portfolio securities to broker‑dealers and other financial institutions in an amount up to 33 1/3% of its total assets, taken at market value.  While securities are on loan, the borrower will pay the Trust any income accruing on the security.  The Trust may invest any collateral it receives in additional portfolio securities, such as U.S. Treasury notes, certificates of deposit, other high‑grade, short‑term obligations or interest bearing cash equivalents. Increases or decreases in the market value of a security lent will affect the Trust and its shareholders.

            When the Trust lends its securities, it will require the borrower to give the Trust collateral in cash or government securities.  The Trust will require collateral in an amount equal to at least 100% of the current market value of the securities lent, including accrued interest.  The Trust has the right to call a loan and obtain the securities lent any time on notice of not more than five business days. The Trust may pay reasonable fees in connection with such loans.

OTHER SECURITIES AND PRACTICES

The Trust may be invested in a wide range of securities through its purchases of shares of other U.S. and foreign equity and fixed income mutual funds (each an “underlying fund,” together the “underlying funds”).  In addition to its investments in the underlying funds, the Trust may also invest in the securities described below.

Money Market Instruments

The Trust may invest up to 100% of its assets in high quality money market instruments, such as notes, certificates of deposit, commercial paper, banker’s acceptances, bank deposits or U.S. government securities if, in the opinion of the investment advisor, market conditions warrant a temporary defensive investment strategy.

U.S. Government Agency Securities

            The Trust may invest in securities issued or guaranteed by U.S. Government agencies or instrumentalities.

            These securities are backed by (1) the discretionary authority of the U.S. Government to purchase certain obligations of agencies or instrumentalities or (2) the credit of the agency or instrumentality issuing the obligations. These agencies, although chartered or sponsored by Congress, are not funded by congressional appropriations and the securities issued by them are neither guaranteed nor issued by the U.S. government and are supported only by the credit of the issuer itself.  In general, securities issued by the U.S. government-sponsored entities are neither insured nor guaranteed by the U.S. Treasury.

            Some government agencies and instrumentalities may not receive financial support from the U.S. Government.  Examples of such agencies are:

(i)   Farm Credit System, including the National Bank for Cooperatives, Farm Credit Banks and Banks for Cooperatives;

(ii)   Farmers Home Administration;

(iii)  Federal Home Loan Banks;

(iv)  Federal Home Loan Mortgage Corporation;

(v)      Federal National Mortgage Association; and

(vi)    Student Loan Marketing Association.

Securities Issued by the Government National Mortgage Association (GNMA). The Trust may invest in securities issued by the GNMA, a corporation wholly owned by the U.S. Government.  GNMA securities or "certificates" represent ownership in a pool of underlying mortgages.  The timely payment of principal and interest due on these securities is guaranteed.

            Unlike conventional bonds, the principal on GNMA certificates is not paid at maturity but over the life of the security in scheduled monthly payments.  While mortgages pooled in a GNMA certificate may have maturities of up to 30 years, the certificate itself will have a shorter average maturity and less principal volatility than a comparable 30‑year bond.

            The market value and interest yield of GNMA certificates can vary due not only to market fluctuations, but also to early prepayments of mortgages within the pool.  Since prepayment rates vary widely, it is impossible to accurately predict the average maturity of a GNMA pool.  In addition to the guaranteed principal payments, GNMA certificates may also make unscheduled principal payments resulting from prepayments on the underlying mortgages.

            Although GNMA certificates may offer yields higher than those available from other types of U.S. Government securities, they may be less effective as a means of locking in attractive long‑term rates because of the prepayment feature.  For instance, when interest rates decline, prepayments are likely to increase as the holders of the underlying mortgages seek refinancing.  As a result, the value of a GNMA certificate is not likely to rise as much as the value of a comparable debt security would in response to the same decline.  In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price compared to its par value, which may result in a loss.

PRINCIPAL HOLDERS OF FUND SHARES

            As of September 12, 2005, the officers and Trustees of the Trust owned as a group less than 1% of the outstanding shares of any class of the Trust.

            As of September 12, 2005 no one owned beneficially or of record 5% or more of the outstanding shares of the Trust.  The Trust anticipates that Evergreen Asset Allocation Fund will normally own all of the Trust’s shares.

EXPENSES

Advisory Fees

            Grantham, Mayo, Van Otterloo & Co. LLC (GMO), a private company founded in 1977, is the investment advisor to the Trust. GMO is located at 40 Rowes Wharf, Boston, Massachusetts 02110.  For more information, see “Investment Advisory Agreement” in Part 2 of this SAI.

GMO also serves as investment advisor to each of the underlying funds.  GMO does not receive a  fee from the Trust for its advisory services.  However, the Trust will bear indirectly the expenses of the underlying funds, which are managed by GMO, including its indirect share of management and other fees paid to GMO.

Trustee Compensation

            The Trust does not pay Trustee fees.

SERVICE PROVIDERS

Administrator

            Evergreen Investment Services, Inc. (EIS), 200 Berkeley Street, Boston, MA 02116-5034, a subsidiary of Wachovia, serves as administrator to the Trust, subject to the supervision and control of the Trust’s Board of Trustees.  EIS provides the Trust with facilities, equipment and personnel.  The Trust does not pay an administrative service fee.

Transfer Agent

            Evergreen Service Company, LLC (ESC), P.O. Box 8400, Boston, MA 02266-8400, a subsidiary of Wachovia, is the Trust’s transfer agent. ESC issues and redeems shares, pays dividends and performs other duties in connection with the maintenance of shareholder accounts.  The Trust does not pay a transfer agency fee.

Brokerage Commissions

            The Trust was established on June 14, 2005 and has paid no brokerage commissions.

Independent Registered Public Accounting Firm

            It is expected that KPMG LLP, 99 High Street, Boston, MA 02110, will be appointed independent registered public accounting firm and will audit the financial statements of the Trust.

Custodian

            State Street Bank and Trust Company, 225 Franklin Street, Boston, MA 02110, keeps custody of the Trust's securities and cash and performs other related duties.

Legal Counsel

            Sullivan & Worcester LLP, 1666 K Street, N.W., Washington, D.C. 20006, provides legal advice to the independent trustees of the Trust.

Ropes & Gray LLP, One International Place, Boston, MA 02110-2624, serves as counsel to the Trust.

SPECIAL TAX CONSIDERATIONS

For federal income tax purposes, the Trust will be disregarded as an entity separate from Evergreen Asset Allocation Fund.  Evergreen Asset Allocation Fund will be treated as the owner of all assets of the Trust and as the recipient of all income, gains and losses of the Trust.

UNDERLYING FUNDS

            The following is a brief summary of each of the underlying funds, which are managed by Grantham, Mayo, Van Otterloo & Co. LLC (“GMO” or the “Manager”), in which the Trust may invest. The summaries are based solely on information provided in the prospectus of each underlying fund, as filed with the Securities and Exchange Commission.  Following the summaries is a list of definitions of each underlying fund’s benchmark. Contact GMO if you want a copy of the current prospectus and SAI of any underlying fund.  These summaries are qualified in their entirety by reference to the prospectus and SAI of each underlying fund.

 U.S. EQUITY FUNDS

GMO U.S. CORE EQUITY FUND

Investment Objective: GMO U.S. Core Equity Fund  (“U.S. Core Fund”) seeks high total return.  U.S. Core Fund seeks to achieve its objective by outperforming its benchmark. U.S. Core Fund's current benchmark is the S&P 500 Index.

Investment Universe: U.S. Core Fund typically makes equity investments in U.S. companies with larger capitalizations to gain broad exposure to the U.S. equity market.  The Manager defines “larger capitalizations” as capitalizations similar to the capitalization of companies that issue stocks included in the S&P 500 Index.  Under normal circumstances, invests at least 80% of its assets in investments tied economically to the U.S.  U.S. Core Fund may also use derivatives.

Principal Investments: U.S. Core Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. In pursuing its investment objective, U.S. Core Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivative instruments, including options, futures, and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other derivative instruments); and (iii) manage risk by implementing shifts in investment exposure.

Methodology/Portfolio Construction: The Manager uses proprietary research and quantitative models to seek out stocks it believes are undervalued as well as stocks it believes have improving fundamentals.  Generally, these stocks trade at prices below what the Manager believes to be their true fundamental value.  The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), industry and sector weights, and market capitalization.  The factors considered by the Manager and the models it uses may change over time.

Risks: Significant risks of an investment in U.S. Core Fund includeStock Market Risk, Investment Style Risk, Derivatives Risk, and Credit Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo.

GMO U.S. QUALITY EQUITY FUND

Investment Objective:  GMO U.S. Quality Equity Fund (“Quality Fund”) seeks high total return.  U.S. Quality Equity Fund seeks to achieve its objective by outperforming its benchmark. Quality Fund’s current benchmark is the S&P 500 Index.

Investment Universe:  Quality Fund typically makes equity investments in U.S. companies with larger capitalizations. The Manager defines “larger capitalizations” as capitalizations similar to the capitalization of companies that issue stocks included in the S&P 500 Index.  Under normal circumstances, invests at least 80% of its assets in investments tied economically to the U.S.Under normal circumstances, Quality Fund invests at least 80% of its assets in equity investments tied economically to the U.S. Quality Fund may also use derivatives.  The Fund typically holds between 40 and 80 stocks.

Principal Investments:  Quality Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments.  In pursuing its investment objective, Quality Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivative instruments, including options, futures, and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); or (iii) manage risk by implementing shifts in investment exposure.

Methodology/Portfolio Construction:  The Manager uses proprietary quality models to evaluate an issuer’s quality score based on several factors including, but not limited to, expected earnings volatility (actual historical volatility and current volatility as measured by the disparity among analysts’ current estimates), profits (return on equity), and operational and financial leverage (amount of fixed operating costs together with total outstanding debt in relation to equity).  The Manager also uses proprietary research and quantitative models to seek out stocks it believes are undervalued or it believes have improving fundamentals.  Generally, these stocks tradeat prices below what the Manager believes to be their true fundamental value.  The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), industry and sector weights, and market capitalization.  The factors considered by the Manager and the models used may change over time.

Risks:  Significant risks of an investment in Quality Fund include Stock Market Risk, Investment Style Risk, Derivatives Risk, and Credit Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Quality Fund is Non-Diversification Risk.  Quality Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Quality Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Quality Fund may affect the Quality Fund’s performance more than if Quality Fund were diversified. Another significant risk of an investment in Quality Fund is Focused Investment Risk.  Focusing investments in a limited number of countries or geographic regions or in industries with high positive correlations to one another creates additional risk.

GMO U.S. VALUE FUND

Investment Objective: GMO U.S. Value Fund (“Value Fund”) seeks long-term capital growth. Value Fund seeks to achieve its objective by outperforming its benchmark. Value Fund's current benchmark is the Russell 1000® Value Index.

Investment Universe: Value Fund typically makes equity investments in U.S. companies that issue  stocks are included in the Russell 1000® Index, and  in companies with similar size and value characteristics. Value Fund may also use derivatives. As of May 31, 2005, the market capitalization of companies that issue stocks included in the Russell 1000 Index, a U.S. stock index, ranged from $455 million to $385 billion.  Under normal circumstances, invests at least 80% of its assets in investments tied economically to the U.S.

Principal Investments:  Value Fund intends to be fully invested and generally will not take temporary defensive positions through investment in cash and high quality money market instruments.  In pursuing its investmentobjective, the Value Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivative instruments, including options, futures and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); or(iii) manage risk by implementing shifts in investment exposure.

Methodology/Portfolio Construction: The Manager uses proprietary quantitative modes to identify an initial group of stocks trading at prices below what the Manager believes to be their fundamental value.  The Manager then applies traditional fundamental analysis to evaluate a financial, operational and management strength of issuers of those stocks.  The Manager evaluates the resulting stocks in light of its analysis of the attractiveness of sectors and industries and tilts the final portfolio accordingly.

Risks: Significant risks of an investment in Value Fund include  Stock Market Risk, Derivatives Risk, Credit Risk, and Investment Style Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo.  Another most significant risk of an investment in Value Fund is Non-Diversification Risk.  Value Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Value Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Value Fund may affect Value Fund’s performance more than if Value Fund were diversified.

GMO U.S. INTRINSIC VALUE FUND

Investment Objective: GMO U.S. Intrinsic Value Fund (“Intrinsic Value Fund”) seeks long-term capital growth.  Intrinsic Value Fund seeks to achieve its objective by outperforming its benchmark. Intrinsic Value Fund's current benchmark is the Russell 1000® Value Index.

Investment Universe:Intrinsic Value Fund typically makes equity investments in U.S. companies that issuestocks included in the Russell 1000® Index, and in companies with similar size and value characteristics. Intrinsic Value Fund may also use derivatives.  As of May 31, 2005, the market capitalization of companies that issue stocks included in the Russell 1000 Index, a U.S. stock index, ranged from $455 million to $385 billion. Under normal circumstances, invests at least 80% of its assets in investments tied economically to the U.S.

Principal Investments:  Intrinsic Value Fund intends to be fully invested and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. In pursuing its investment objective, Intrinsic Value Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivative instruments, including options, futures, and swap contracts to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); or (iii) manage risk by implementing shifts in investment exposure.

Methodology/Portfolio Construction: The Manager uses proprietary research and multiple quantitative models to seek out stocks it believes are undervalued and have improving fundamentals.  Generally, these stocks trade at prices below what the Manager believes to be their fundamental value.  The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), industry and sector weights, and market capitalization.  The factors considered by the Manager and the models it uses may change over time.

Risks: Significant risks of an investment in Intrinsic Value Fund include Stock Market Risk, Derivatives Risk, Credit Risk, and Investment Style Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Intrinsic Value Fund is Non-Diversification Risk.  Intrinsic Value Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Intrinsic Value Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Intrinsic Value Fund may affect the Intrinsic Value Fund’s performance more than if Intrinsic Value Fund were diversified.

GMO U.S. GROWTH FUND

Investment Objective: GMO U.S. Growth Fund (“Growth Fund”) seeks long-term capital growth. Growth Fund seeks to achieve its objective by outperforming its benchmark. Growth Fund's current benchmark is the Russell 1000® Growth Index.

Investment Universe: Growth Fund typically makes equity investments in U.S. companies that issue stocks included in the Russell 1000® Index, and  in companies with similar size and growth characteristics Growth Fund may also use derivatives.  As of May 31, 2005, the market capitalization of companies that issue stocks included in the Russell 1000 Index, a U.S. stock index, ranged from $455 million to $385 billion. Under normal circumstances, invests at least 80% of its assets in investments tied economically to the U.S.

Principal Investments: Growth Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments.  In pursuing its investment strategy, Growth Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivative instruments, including options, futures, and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); and (iii) manage risk by implementing shifts in investment exposure.

Methodology/Portfolio Construction:  The Manager uses proprietary research and quantitative models to identify stocks it believes have improving fundamentals.  From that group the Manager then selects those stocks it believes have growth characteristics and trade at prices below what the Manager believes to be their fundamental value.  The Manager also use proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), industry and sector weights, and market capitalization.  The factors considered by the Manager and the models it uses may change over time.

Risks: Significant risks of an investment in Growth Fund include Stock Market Risk, Derivatives Risk, Credit Risk, and Investment Style Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo.  Another most significant risk of an investment in Growth Fund is Non-Diversification Risk. Growth Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Growth Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Growth Fund may affect Growth Fund’s performance more than if Growth Fund were diversified.

GMO REAL ESTATE FUND

Investment Objective: GMO Real Estate Fund (“Real Estate Fund”) seeks high total return. Real Estate Fund seeks to achieve its objective by outperforming its benchmark. Real Estate Fund's current benchmark is the Morgan Stanley REIT Index.

Investment Universe: Real Estate Fund typically makes equity investments in U.S. companies whose stocks are included in the Morgan Stanley REIT Index, and  in companies with characteristics similar to those of companies with stocks in the Morgan Stanley REIT Index.   Under normal circumstances, Real Estate Fund will invest at least 80% of its assets in real estate investment trusts ("REITs”), which are managed vehicles that invest in real estate or real estate-related companies, and other real estate-related investments. The Manager defines real estate-related investments as REITs and companies that derive at least 50% of their revenues and profits from, or have at least 50% of their assets invested in, (i) the development, ownership, construction, management or sale of real estate, (ii) real estate holdings, or (iii) products or services related to the real estate industry. Real Estate Fund typically invests in equity REITs and real estate related operating companies that own real estate directly; mortgage REITs, which make construction, development or long-term mortgage loans; and hybrid REITs, which share characteristics of both equity REITs and mortgage REITs. Real Estate Fund may also use derivatives.

Principal Investments: Real Estate Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments.  In pursuing its investment strategy, Real Estate Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivative instruments, including options, futures, and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); and (iii) manage risk by implementing shifts in investment exposure.

Methodology/Portfolio Construction: The Manager uses proprietary research and multiple quantitative models to identify stocks that are trading at prices below what the Manager believes to be their true fundamental value.  The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks) and market capitalization.  The factors considered by the Manager and the models used may change over time.

Risks: Significant risks of an investment in Real Estate Fund include  Stock Market Risk, Derivatives Risk, Investment Style Risk, and Credit Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Real Estate Fund is Focused Investment Risk, which is increased risk from a fund’s focusing investments in industries with high positive correlations to one another.  This risk is particularly pronounced for Real Estate Fund, which makes substantial investments in real estate-related securities, making Real Estate Fund more susceptible to economic, market, political and other developments affecting real estate-related industries.   In addition, another most significant risk of the Real Estate Fund is Real Estate Risk.  Because a fundamental policy of the Fund is to concentrate its assets in real estate-related securities, the value of the Fund’s portfolio can be expected to change in light of factors affecting the real estate industry and may fluctuate more widely than the value of a portfolio that consists of securities of companies in a broader range of industries. Another most significant risk of an investment in Real Estate Fund is Non-Diversification Risk.  Real Estate Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Real Estate Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Real Estate Fund may affect Real Estate Fund’s performance more than if Real Estate Fund were diversified.

GMO U.S. SMALL/MID CAP VALUE FUND

Investment Objective: GMO U.S. Small/Mid Cap Value Fund (“Small/Mid Cap Value Fund”) seeks long-term capital growth.  Small/Mid Cap Value Fund seeks to achieve its objective by outperforming its benchmark. Small/Mid Cap Value Fund’s current benchmark is the Russell 2500® Value Index.

Investment Universe:  Small/Mid Cap Value Fund typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500® Index, and  in companies with similar market capitalizations (“small cap and mid cap companies”). As of May 31, 2005, the market capitalization of companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, ranged from $20 million to $6 billion. As of May 31, 2005, the average market capitalization of companies that issue stocks included in the Russell 2500 Index was approximately $2.4 billion and  the median market capitalization was approximately $690 million. Under normal circumstances, Small/Mid Cap Value Fund invests at least 80% of its assets in securities of small cap and mid cap companies tied economically to the U.S.

Principal Investments: Small/Mid Cap Value Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. In pursuing its investment objective , Small/Mid Cap Value Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivative instruments, including options, futures, and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); or (iii) manage risk by implementing shifts in investment exposure.

Methodology/Portfolio Construction: The Manager uses proprietary research and multiple quantitative models to identify small cap and mid cap company stocks it believes are undervalued and have improving fundamentals.  Generally, these stocks are trading at prices below what the Manager believes to be their true fundamental value.  The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks) and industry and sector weights.  The factors considered by the Manager and the models used may change over time.

Risks: Significant risks of an investment in Small/Mid Cap Value Fund includeStock Market Risk, Investment Style Risk, Derivatives Risk, Credit Risk, and Market Capitalization Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Small/Mid Cap Value Fund is Liquidity Risk. Small Cap Value Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Another most significant risk of an investment in Small/Mid Cap Value Fund is Smaller Company Risk.  Investment in companies with smaller capitalizations magnifies market risks and liquidity risks.

GMO U.S. SMALL/MID CAP GROWTH FUND

Investment Objective: GMO U.S. Small/Mid Cap Growth Fund (“Small/Mid Cap Growth Fund”) seeks long-term capital growth. Small/Mid Cap Growth Fund seeks to achieve its objective by outperforming its benchmark. The current benchmark of Small/Mid Cap Growth Fund is the Russell 2500® Growth Index.

Investment Universe: Small/Mid Cap Growth Fund typically makes equity investments in U.S. companies  that issue stocks included in the Russell 2500 Indexand in companies with similar total market capitalizations (“small cap and mid cap companies”)As of May 31, 2005, the market capitalization of companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, ranged from $20 million to $6 billion.As of May 31, 2005, the average market capitalization of companies in the Russell 2500 universe was approximately $2.4 billion; the median market capitalization was approximately $690 million..  Under normal circumstances, Small/Mid Cap Growth Fund invests at least 80% of its assets in investments in small cap and mid cap companies tied economically to the U.S..  Small/Mid Cap Growth Fund may also use derivatives tied economically to the U.S.

Principal Investment: Small/Mid Cap Growth Fund intends to be fully invested, and will not generally take temporary defensive positions through investment in cash and high quality money market instruments. In pursuing its investmentobjective, Small/Mid Cap Growth Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivative instruments, including options, futures and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); and (iii) manage risk by implementing shifts in investment exposure.

Methodology/Portfolio Construction: The Manager uses proprietary research and quantitative models to identify small cap and mid cap company stocks it believes have improving fundamentals.  From that group, the Manager then selects stocks it believes have growth characteristics andwhich are trading.  at prices below what the Manager believes to be their true fundamental value.  The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks) and industry and sector weights.  The factors considered by the Manager and the models it uses may change over time.

Risks:  Significant risks of an investment in the Small/Mid Cap Growth Fund include Stock Market Risk, Investment Style Risk, Derivatives Risk, Credit Risk, and Market Capitalization Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo.  Another most significant risk of an investment in Small/Mid Cap Growth Fund is Liquidity Risk.  Small/Mid Cap Growth Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.   Another most significant risk of an investment in Small/Mid Cap Growth Fund is Non-Diversification Risk.  Small/Mid Cap Growth Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Small/Mid Cap Growth Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Small/Mid Cap Growth Fund may affect Small/Mid Cap Growth Fund’s performance more than if Small/Mid Cap Growth Fund were diversified. Another most significant risk of an investment in Small/Mid Cap Growth Fund is Smaller Company Risk.  Investment in companies with smaller capitalizations magnifies market risks and liquidity risks.

FIXED INCOME FUNDS

GMO DOMESTIC BOND FUND

Investment Objective: GMO Domestic Bond Fund (“Domestic Bond Fund”) seeks high total return.  Domestic Bond Fund seeks to achieve its objective by outperforming its benchmark. Domestic Bond Fund's current benchmark is the Lehman Brothers U.S. Government Bond Index.

Principal Investments: Domestic Bond Fund seeks to invest most of its assets in (i) shares of Short-Duration Collateral Fund (“SDCF”), (ii) U.S. investment-grade bonds, convertible bonds and asset-backed securities, and (iii)  derivative instruments (including synthetic bonds) whose value is related to U.S. investment-grade bonds, convertible bonds and asset-backed securities.  Under normal circumstances, the Fund invests at least 80% of its assets in bond investments tied economically to the United States. SDCF primarily invests in relatively high quality U.S. and foreign floating rate fixed income securities, including securities issued by federal, state, local and foreign governments (including securities neither guaranteed nor insured by the U.S. government), and a wide range of private issuers. U.S. investment-grade bonds include U.S. government securities and asset-backed securities issued by U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government). The Fund also invests in foreign bonds, and may invest some of its assets in lower-rated securities.

Methodology/Portfolio Construction: The Manager employs fundamental and proprietary research techniques and quantitative models to identify bond investments the Manager believes are undervalued.

The Manager also considers issue-specific risk in the selection process.  While not a principal consideration of the Manager, the Manager normally seeks to cause the duration of Domestic Bond Fund to approximate that of its benchmark. (4.8 years as of 5/31/05).

Certain investors invest in Domestic Bond Fund for short-term purposes (e.g., pending investment in another GMO fund) and, as a result, Domestic Bond Fund may be subject to short-term trading and related trading and other costs.

Risks: Significant risks of an investment in Domestic Bond Fund include  Interest Rate Risk, Fund-of-Fund Risk, Leverage Risk, Credit Risk, and Derivatives Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Domestic Bond Fund is Liquidity Risk.  Domestic Bond Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Another most significant risk of an investment in Domestic Bond Fund is Non-Diversification Risk.  Domestic Bond Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Domestic Bond Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Domestic Bond Fund may affect Domestic Bond Fund’s performance more than if Domestic Bond Fund were diversified

GMO CORE PLUS BOND FUND

Investment Objective: GMO Core Plus Bond Fund (“Core Plus Bond Fund”) seeks high total return. Core Plus Bond Fund seeks to achieve its objective by outperforming its benchmark. Core Plus Bond Fund's current benchmark is the Lehman Brothers U.S. Aggregate Bond Index.

Principal Investments: Core Plus Bond Fund invests in U.S. investment-grade bonds, including U.S. government securities and asset-backed securities issued by U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government, corporate bonds, and asset-backed securities issued by private issuers), and seeks additional returns by investing in foreign bond and currency markets.  Under normal circumstances, Core Plus Bond Fund invests at least 80% of its assets in bond investments.

Core Plus Bond Fund achieves U.S. bond market exposure by primarily investing in SDCF, synthetic bonds, and/or directly in U.S. government securities and other U.S. dollar-denominated fixed income securities (including investment-grade bonds, convertible bonds, collateralized bonds, and mortgage-backed securities of private issuers).  SDCF primarily invests in relatively high quality, low volatility fixed income securities, in particular high quality asset-backed securities issued by a range of private and governmental issuers (including federal, state, local, and foreign governments).  SDCF primarily invests in relatively high quality U.S. and foreign floating rate fixed income securities, including securities issued by federal, state, local and foreign governments (including securities neither guaranteed nor insured by the U.S. government), and a wide range of private issuers.  In addition, the Fund may seek exposure to world interest rates by investing in World Opportunity Overlay Fund (“Overlay Fund”).  Core Plus Bond Fund also uses credit default swaps to provide a measure of protection against defaults of corporate and sovereign issuers (i.e. to reduce risk where Core Plus Bond Fund owns or has exposure to the issuer) or to take an active long or short position with respect to the likelihood of a particular issuer’s default.  Core Plus Bond Fund may also expose some of its assets to below investment grade securities (also known as “junk bonds”), including up to 5% of Core Plus Bond Fund’s assets in the sovereign debt of emerging countries, generally by investing in GMO Emerging Country Debt Fund (“ECDF”).

Methodology/Portfolio Construction:  The Manager employs fundamental and proprietary research techniques and quantitative models to measure the relative values of the bond and currency markets and to determine currency and country allocations.  Core Plus Bond Fund takes active overweighted and underweighted positions in particular bond markets and currencies relative to its benchmark by using long and short positions in exchange-traded and over-the-counter derivatives and combinations of those positions to create synthetic securities.  Core Plus Bond Fund may use derivatives to adjust its foreign currency exposure independently of its exposure to bonds and bond markets.

While not a principal consideration of the Manager, the Manager normally seeks to maintain Core Plus Bond Fund’s portfolio duration within 20% of the benchmark’s duration (4.3 years as of 5/31/05).

Risks: Significant risks of an investment in Core Plus Bond Fund including Interest Rate Risk, Fund-of-Fund Risk, Derivatives Risk, Foreign Investment Risk, Leverage Risk, Emerging Markets Risk, and Credit Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Core Plus Bond Fund is Currency Risk.  Core Plus Bond Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of Core Plus Bond Fund’s shares will be affected by changes in exchange rates. To manage this risk, Core Plus Bond Fund may enter into currency futures contracts and forward currency exchange contracts.  Although Core Plus Bond Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Core Plus Bond Fund could lose money if it fails to predict accurately the future exchange rates. Core Plus Bond Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Core Plus Bond Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if Core Plus Bond Fund is incorrect in its judgment of future exchange rate relationships, Core Plus Bond Fund could be in a less advantageous position than if such a hedge had not been established.  Certain of the above-referenced risks may be more pronounced for Core Plus Bond Fund as a result of its investment in ECDF. Another most significant risk of an investment in Core Plus Bond Fund is Non-Diversification Risk.  Core Plus Bond Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Core Plus Bond Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Core Plus Bond Fund may affect Core Plus Bond Fund’s performance more than if Core Plus Bond Fund were diversified. Another most significant risk of an investment in Core Plus Bond Fund is Liquidity Risk.  Core Plus Bond Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.

GMO INTERNATIONAL BOND FUND

Investment Objective: GMO International Bond Fund (“International Bond Fund”) seeks high total return. International Bond Fund sseks to achieve its objective by outperforming its benchmark. International Bond Fund's current benchmark is the JPMorgan Non-U.S. Government Bond Index.

Principal Investments: International Bond Fund seeks exposure primarily to countries whose bonds are included in the JPMorgan Non-U.S. Government Bond Index, and makes investments in investment-grade bonds denominated in various currencies, including asset-backed securities and collateralized bonds issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), and investment grade bonds of private issuers. International Bond Fund intends to achieve this exposure by primarily investing in SDCF and creating “synthetic” bonds (rather than by making direct investments). SDCF primarily invests in relatively high quality U.S. and foreign floating rate fixed income securities, including securities issued by federal, state, local and foreign governments (including securities neither guaranteed nor insured by the U.S. government), and a wide range of private issuers.  In addition, the Fund may seek exposure to world interest rates by investing in World Opportunity Overlay Fund (“Overlay Fund”).  Under normal circumstances, invests at least 80% of its assets in bond investments.

International Bond Fund may use some of its assets to make investments in below investment grade securities (also known as “junk bonds”), and may use up to 5% of the International Bond Fund’s assets to make investments in the sovereign debt of emerging countries, generally by investing in ECDF.

Methodology/Portfolio Construction: The Manager employs fundamental and proprietary research techniques and quantitative models to measure the relative values of the bond and currency markets and to determine currency and country allocations.  International Bond Fund takes active overwieghted and underweighted positions in particular bond markets and currencies relative to its benchmark by using long and short positions in exchange-traded and over-the-counter derivatives and combinations of those positions to create synthetic securities.  International Bond Fund may use derivatives to adjust its foreign currency exposure independently of its exposure to bonds and bond markets.

While not a principal consideration of the Manager, the Manager normally seeks to maintain International Bond Fund’s duration within 20% of the benchmark’s duration (6.1 years as of 5/21/05)

Risks: Significant risks of an investment in International Bond Fund including Interest Rate Risk, Derivatives Risk, Foreign Investment Risk, Leverage Risk, Credit Risk, and Emerging Markets Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in International Bond Fund is Currency Risk.  International Bond Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of International Bond Fund’s shares will be affected by changes in exchange rates. To manage this risk, International Bond Fund may enter into currency futures contracts and forward currency exchange contracts.  Although, International Bond Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, International Bond Fund could lose money if it fails to predict accurately the future exchange rates. International Bond Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of International Bond Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if International Bond Fund is incorrect in its judgment of future exchange rate relationships, International Bond Fund could be in a less advantageous position than if such a hedge had not been established.  Certain of the above-referenced risks may be more pronounced for International Bond fund as a result of its investment in ECDF.   Another most significant risk of an investment in International Bond Fund is Non-Diversification Risk.  International Bond Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because International Bond Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by International Bond Fund may affect International Bond Fund’s performance more than if International Bond Fund were diversified. Another most significant risk of an investment in International Bond Fund is Liquidity Risk.  International Bond Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.

GMO CURRENCY HEDGED INTERNATIONAL BOND FUND

Investment Objective: GMO Currency Hedged International Bond Fund (“Currency Hedged International Bond Fund”) seeks high total return. Currency Hedged International Bond Fund seeks to achieve its objective by outperforming its benchmark. Currency Hedged International Bond Fund's current benchmark is the JPMorgan Non-U.S. Government Bond Index (Hedged) (ex-Japan).

Principal Investments: Currency Hedged International Bond Fund seeks exposure primarily to countries whose bonds are included in the JPMorgan Non-U.S. Government Bond Index ex-Japan and invests in investment-grade bonds denominated in various currencies, including collateralized bonds, mortgage-backed securities and asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), and investment grade bonds of private issuers. Currency Hedged International Bond Fund achieves this exposure by primarily investing in SDCF and creating “synthetic” bonds (rather than by making direct investments). SDCF primarily invests in relatively high quality U.S. and foreign floating rate fixed income securities, including securities issued by federal, state, local and foreign governments (including securities neither guaranteed nor insured by the U.S. government), and a wide range of private issuers.  In addition, the Fund may seek exposure to world interest rates by investing in World Opportunity Overlay Fund (“Overlay Fund”).  Under normal circumstances, Currency Hedged International Bond Fund invests at least 80% of its assets in bond investments.

Currency Hedged International Bond Fund generally attempts to hedge at least 75% of its net foreign currency exposure back to the U.S. dollar.   Currency Hedged International Bond Fund may also expose some of its assets to below investment grade securities (also known as "junk bonds”), and may invest up to 5% of Currency Hedged International Bond Fund’s assets in the sovereign debt of emerging countries, generally by investing in the ECDF.  (See below for descriptions of SDCF and ECDF.)

Methodology/Portfolio Construction: The Manager employs fundamental and proprietary research techniques and quantitative models to measure the relative values of the bond and currency markets and to determine currency and country allocations.  Currency Hedged International Bond Fund takes active overweighted and underweighted positions in particular bond markets and currencies relative to its benchmark by using long and short positions in exchange-traded and over-the-counter derivatives and combinations of those positions to create synthetic securities.  Currency Hedged International Bond Fund may also use derivatives to adjust its foreign currency exposure independently of its exposure to bonds and bond markets.

While not a principal consideration of the Manager, the Manager normally seeks to maintain Currency Hedged International Bond Fund’s portfolio duration within 20% of the benchmark’s duration (6.4 years as of 5/31/05),

Risks: Significant risks of an investment in Currency Hedged International Bond Fund include Interest Rate Risk, Derivatives Risk, Foreign Investment Risk, Leverage Risk, Credit Risk, Fund-of-Funds Risk and Emerging Markets Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Certain of the above-referenced risks may be more pronounced for Currency Hedged International Bond Fund as a result of its investment in ECDF. Another most significant risk of an investment in Currency Hedged International Bond Fund is Non-Diversification Risk.  Currency Hedged International Bond Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Currency Hedged International BondFund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Currency Hedged International Bond Fund may affect Currency Hedged International Bond Fund’s performance more than if Currency Hedged International Bond Fund were diversified. Another most significant risk of an investment in Currency Hedged International Bond Fund is Liquidity Risk.  Currency Hedged International Bond Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.   Another principal risk of an investment in Currency Hedged International Bond Fund is Currency Risk. Currency Hedged International Bond Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of Currency Hedged International Bond Fund shares will be affected by changes in exchange rates. To manage this risk, Currency Hedged International Bond Fund may enter into currency futures contracts and forward currency exchange contracts.  Although Currency Hedged International Bond Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Currency Hedged International Bond Fund could lose money if it fails to predict accurately the future exchange rates. Currency Hedged International Bond Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Currency Hedged International Bond Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if the Manager is incorrect in its judgment of future exchange rate relationships, Currency Hedged International BondFund could be in a less advantageous position than if such a hedge had not been established.

GMO GLOBAL BOND FUND

Investment Objective: GMO Global Bond Fund (“Global Bond Fund”) seeks high total return. Global Bond Fund seeks to achieve its objective by outperforming its benchmark. Global Bond Fund's current benchmark is the JPMorgan Global Government Bond Index.

Principal Investments: Global Bond Fund seeks exposure primarily to countries whose bonds are included in the JPMorgan Global Government Bond Index, and invests in investment-grade bonds denominated in various currencies, including collateralized bonds, mortgage-backed securities and asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), and investment grade bonds of private issuers. Global Bond Fund achieves this exposure by primarily investing in SDCF and creating synthetic bonds (rather than by making direct investments). SDCF primarily invests in relatively high quality U.S. and foreign floating rate fixed income securities, including securities issued by federal, state, local and foreign governments (including securities neither guaranteed nor insured by the U.S. government), and a wide range of private issuers.  In addition, the Fund may seek exposure to world interest rates by investing in World Opportunity Overlay Fund (“Overlay Fund”). Under normal circumstances, Global Bond Fund invests at least 80% of its assets in bond investments.

Global Bond Fund may also expose some of its assets to below investment grade securities (also known as “junk bonds”), and may invest up to 5% of Global Bond Fund’s assets in the sovereign debt of emerging countries, generally by investing in ECDF.

Methodology/Portfolio Construction: The Manager employs fundamental and proprietary research techniques and quantitative models to measure the relative values of the bond and currency markets and to determined currency and country allocations.  The Fund takes active overweighted and underweighted positions in particular bond markets and currencies relative to its benchmark by using long and short positions in exchange-traded and over-the-counter derivatives and combinations of those positions to create synthetic securities.  The Fund may use derivatives to adjust its foreign currency exposure independently of its exposure to bonds and bond markets.

While not a principal consideration of the Manager, the Manager normally seeks to maintain the Fund’s portfolio duration within 20% of the benchmark’s duration (5.9 years as of 5/31/05).

Risks: Significant risks of an investment in Global Bond Fund include Interest Rate Risk, Derivatives Risk, Leverage Risk, Credit Risk, Foreign Investment Risk, Fund-of-Funds Risk and Emerging Markets Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Global Bond Fund is Currency Risk.  Global Bond Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of Global Bond Fund’s shares will be affected by changes in exchange rates. To manage this risk, Global Bond Fund may enter into currency futures contracts and forward currency exchange contracts.  Although, Global Bond Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Global Bond Fund could lose money if it fails to predict accurately the future exchange rates. Global Bond Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Global Bond Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if Global Bond Fund is incorrect in its judgment of future exchange rate relationships, Global Bond Fund could be in a less advantageous position than if such a hedge had not been established.  Certain of the above-referenced risks may be more pronounced for Global Bond Fund as a result of its investment in ECDF. Another most significant risk of an investment in Global Bond Fund is Non-Diversification Risk.  Global Bond Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Global Bond Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Global Bond Fund may affect Global Bond Fund’s performance more than if Global Bond Fund were diversified. Another most significant risk of an investment in Global Bond Fund is Liquidity Risk. Global Bond Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.

GMO SHORT-DURATION INVESTMENT FUND

Investment Objective: GMO Short-Duration Investment Fund (“Short- Duration Investment Fund”) seeks to provide current income. Short-Duration Investment Fund seeks to achieve its objective by outperforming its benchmark.  Short- Duration Investment Fund's current benchmark is the Citigroup 3‑Month Treasury Bill Index.

Principal Investments: Short-Duration Investment Fund seeks to provide current income to the extent consistent with the preservation of capital and liquidity.  Short-Duration Investment Fund will invest primarily in securities issued or guaranteed by the U.S. government or its agencies and asset-backed securities issued by U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), asset-backed securities issued by private issuers, high-quality prime commercial paper and master demand notes, high-quality corporate debt securities and high-quality debt securities backed by pools of commercial or consumer finance loans, repurchase agreements, and certificates of deposit, bankers' acceptances, and other bank obligations. Short-Duration Investment Fund may invest indirectly by investing a substantial portion of its assets in SDCF or directly by investing in these securities. SDCF primarily invests in relatively high quality, U.S. and foreign floating rate fixed income securities, including securities issued by federal, state, local and foreign governments (including securities neither guaranteed nor insured by the U.S. government), and a wide range of private issuers.  While the Short-Duration Investment Fund invests in high-quality instruments, it may choose not to dispose of a security whose rating is lowered after purchase. Short-Duration Investment Fund may also use derivatives.

Methodology/Portfolio Construction: The Manager uses fundamental investment techniques to select bonds with high relative yield spreads. Under normal circumstances, Short-Duration Investment Fund seeks to maintain a duration of slightly longer than the three-month duration of  Short-Duration Investment Fund’s benchmark.  It may do so by investing in bonds with longer maturities while hedging the interest rate exposure through the use of derivatives, resulting in a shorter effective duration. As a result, Short-Duration Investment Fund’s dollar-weighted average portfolio maturity may be substantially longer than Short-Duration Investment Fund’s dollar-weighted average portfolio duration.  Short-Duration Investment Fund is not a money market fund and is not subject to the portfolio quality, maturity, and other requirements of money market funds.  However, certain investors may invest in Short-Duration Investment fund for short-term purposes (e.g., pending investment in another GMO fund) and, as a result, Short-Duration Investment Fund may be subject to short-term trading and related trading and other costs.

Risks: Significant risks of an investment in Short-Duration Investment Fund include  Interest Rate Risk, Fund-of-Funds Risk and Credit Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Short Duration Investment Fund is Non-Diversification Risk.  Short Duration Investment Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Short Duration Investment Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Short Duration Investment Fund may affect Short Duration Investment Fund’s performance more than if Short Duration Investment Fund were diversified.

GMO INFLATION INDEXED BOND FUND

Investment Objective: GMO Inflation Indexed Bond Fund (“Inflation Indexed Bond Fund”) seeks high total return.  Inflation Indexed Bond Fund seeks to achieve its objective by outperforming its benchmark. Inflation Indexed Bond Fund's current benchmark is the Lehman Brothers U.S. Treasury Inflation Notes Index.

Principal Investments: Inflation Indexed Bond Fund invests primarily in securities that are indexed or otherwise “linked” to general measures of inflation in the country of issue.  Inflation Indexed Bond Fund invests in fixed income securities, including inflation indexed bonds issued by the U.S. and foreign governments (including securities neither guaranteed nor insured by the U.S. government) and corporate issuers, and in shares of SDCF.  SDCF primarily invests in relatively high quality, l U.S. and foreign floating rate fixed income securities, including securities issued by federal, state, local and foreign governments (including securities neither guaranteed nor insured by the U.S. government), and a wide range of private issuers. Under normal circumstances, Inflation Indexed Bond Fund invests at least 80% of its assets in inflation indexedbond investments. The Manager defines “inflation indexed bond investments” instruments that are “linked” to general measures of inflation because their principal and/or interest components change with general movements of inflation in the country of issue.

Inflation Indexed Bond Fund may also invest some of its assets in below investment grade securities (also known as "junk bonds”), and may use synthetic bonds to implement its strategy.

Methodology/Portfolio Construction: The Manager seeks to identify fixed income investments that, in the opinion of the Manager, represent favorable values relative to their market prices. While not a principal consideration of the Manager, the Manager normally seeks to cause the duration of Inflation Indexed Bond Fund to approximate that of its benchmark (8.7 years as of 5/31/05).

Risks: Significant risks of an investment in Inflation Indexed Bond Fund include  Interest Rate Risk, Derivatives Risk, Credit Risk, Leverage Risk, Fund-of-Funds Risk and Foreign Investment Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Inflation Indexed Bond Fund is Liquidity Risk.  Inflation Indexed Bond Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Another most significant risk of an investment in Inflation Indexed Bond Fund is Non-Diversification Risk. Inflation Indexed Bond Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Inflation Indexed Bond Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Inflation Indexed Bond Fund may affect Inflation Indexed Bond Fund’s performance more than if Inflation Indexed Bond Fund were diversified.

GMO EMERGING COUNTRY DEBT FUND

Investment Objective: GMO Emerging Country Debt Fund (“ECDF”) seeks high total return. ECDF seeks to achieve its objective by outperforming its benchmark. ECDF’s current benchmark is the JPMorgan Emerging Markets Bond IndexGlobal(EMBIG).

Investment Universe: ECDF invests primarily in sovereign debt of emerging countries in Asia, Latin American, the Middle East, Africa and Eastern Europe(“emerging countries”).   Under normal circumstances, ECDF invests at least 80% of its assets in debt investments tied economically to emerging countries. Most of ECDF’s holdings are typically below investment grade or, if unrated, deemed below investment grade by the Manager.  Typical investments include, but are not limited to, sovereign debt  (including Brady bonds and Euro bonds), bank loans to emerging countries, and debt issues of companies tied economically to emerging countries.  ECDF may also invest in other U.S. and foreign securities, including government securities(including securities neither guaranteed nor insured by the U.S. government), corporate debt securities and mortgage-related and asset-backed securities.  ECDF may acquire or hold issues that are in default and therefore not making any payments of principal or interest.  Generally, at least 75% of its assets are denominated in, or hedged into, U.S. dollars.

Principal Investments: In pursuing its investment objective, ECDF may (but is not obligated to) use exchange-traded and over-the-counter derivative instruments, including futures, options and swap contracts (including credit default swaps). ECDF uses credit default swaps to provide a measure of protection against defaults of corporate and sovereign issuers (i.e., to reduce risk when ECDF owns or has exposure to the issuer) or to take an active long or short position with respect to the likelihood of a particular issuer’s default.

Methodology/Portfolio Construction: The Manager emphasizes a “bottom-up” approach to examining and selecting emerging country securities, and uses advanced analytical techniques to seek to identify inefficiencies in the pricing of emerging country debt issues.  While not a principal consideration of the Manager, the Manager normally seeks to cause the duration of ECDF to approximate that of its benchmark. (6.3 years as of 5/31/05).

Risks. Significant risks of an investment in ECDF include  Interest Rate Risk, Derivatives Risk, Foreign Investment Risk, Emerging Markets Risk, Leverage Risk, Fund-of-Funds Risk and Credit Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo.  Another most significant risk of an investment in ECDF is Liquidity Risk.  ECDF’s ability to sell securities may be adversely affected by market size or legal restrictions.  Such risks are particularly pronounced for ECDF because it primarily makes emerging countries investments, which are not widely traded and which may be subject to purchase and sale restrictions.  Shareholders of the Trust and/or an underlying fund investing in ECDF will be indirectly exposed to these risks, in addition to all risks associated with an investment in the Trust and/or the relevant underlying fund. Another most significant risk of an investment in ECDF is Non-Diversification Risk.  ECDF is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because ECDF may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by ECDF may affect ECDF’s performance more than if ECDF were diversified. Another significant risk of an investment in ECDF is Focused Investment Risk.  Focusing investments in a limited number of countries or geographic regions or in industries with high positive correlations to one another creates additional risk.  Another principal risk of an investment in ECDF is Currency Risk. ECDF invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of ECDF shares will be affected by changes in exchange rates. To manage this risk, ECDF may enter into currency futures contracts and forward currency exchange contracts.  Although ECDF uses these contracts to hedge the U.S. dollar value of a security it already owns, ECDF could lose money if it fails to predict accurately the future exchange rates. ECDF may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of ECDF’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if the Manager is incorrect in its judgment of future exchange rate relationships, ECDF could be in a less advantageous position than if such a hedge had not been established.

GMO SHORT-DURATION COLLATERAL FUND

Investment Objective: GMO Short-Duration Collateral Fund (“SDCF”) seeks total returnin excess of its benchmark. SDCF's current benchmark is the JPMorgan U.S. 3-Month Cash Index.

Principal Investments:  The fund seeks to achieve its investment objective by investing primarily in relatively high quality U.S. and foreign floating rate fixed income securities.  The fund may invest in government securities, corporate debt securities, residential and commercial mortgage related securities and other asset-backed securities,  money market instruments, commercial paper reverse repurchase agreements, and repurchase agreements.  Fixed income instruments in which the fund invests include securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government), and a wide range of private issuers.  The fund’s fixed income investments primarily have floating interest rates (or will be hedged to convert the fixed rate interest payments into floating interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed income rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features.  Substantially all of the fund’s holdings of fixed income instruments will be investment-grade, except for instruments whose rating has been downgraded to below investment grade (that is, rated below BBB- by Standard & Poor’s, below Baa3 by Moody’s, or comparable unrated securities) after purchase by the fund.  The Manager considers investment grade securities that are given a rating of Aa-/AA- or better by Moody’s/S&P, or, if unrated, determined to be of comparable quality by the Manager, to be relatively high quality.  The fund is not a “diversified” investment company within the meaning of the 1940 Act.

Methodology/Portfolio Construction:  In selecting fixed income securities for the fund’s portfolio, the Manager employs fundamental and proprietary research techniques to seek to identify bond investments with yield spreads that are high relative to other fixed income securities with similar credit quality and average lives.  The fund also may use derivative instruments, including options, futures, options on futures, forward currency contracts, and swap contracts.  In addition to investing directly in fixed income securities, the fund may gain indirect exposure to securities through the use of “synthetic” bonds, which are created by the Manager by combining a futures contract, swap contract, or option on a fixed income security with cash, a cash equivalent, or another fixed income security.

The Manager employs a variety of techniques to adjust the sensitivity of the fund’s value to changes in interest rates.  This sensitivity is often measured by, and correlates strongly to, the fund’s portfolio duration.  Under normal circumstances, the Manager expects that the fund’s dollar-weighted average portfolio duration will be six months or less.  The Manager determines the fund’s dollar-weighted average portfolio duration by aggregating the duration of the fund’s individual holdings and weighting each holding based on its outstanding principal amount.  Duration may be determined by traditional means or through empirical analysis, which may vary from traditional methods of calculating duration.  Efforts are made to control exposure to interest rate volatility for example, by investing in bonds with longer maturities while shortening their effective duration by hedging the interest rate exposure through the use of derivatives.  As a result, the fund’s dollar-weighted average portfolio maturity may be substantially longer than the fund’s dollar-weighted average portfolio duration.  In addition, the fund’s exposure to interest rates through the use of hedging may vary as compared to direct investment in bonds with shorter maturities, and the Manager’s investment in longer-term bonds may expose the fund to additional credit risk.

Risks: Significant risks of an investment in SDCF include Interest Rate Risk, Derivatives Risk,  Leverage Risk, Credit Risk, and Foreign Investment Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo.  Another principal risk of an investment in SDCF isNon-Diversification Risk. SDCF is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because the fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by SDCF may affect SDCF’s performance more than if SDCF were diversified.  Another most significant risk of an investment in SDCF is Liquidity Risk.  SDCF’s ability to sell securities may be adversely affected by market size or legal restrictions. Shareholders of the Trust and/or an underlyingfund investing in SDCF will be indirectly exposed to these risks, in addition to all risks associated with an investment in the Trust and/or the relevant underlying fund. Another principal risk of an investment in SDCF is Asset-Backed Security Risk.  Payment of interest and repayment of principal on asset-backed securities may be largely dependent upon the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements.  Therefore, the credit quality of asset-backed securities depends on many factors, including the offering’s deal structure, the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any.  As a result, asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations in excess of their credit support.  The risks associated with asset-backed securities are particularly pronounced for SDCF because of the significant portion of its assets it expects to invest in these securities. Another principal risk of an investment in SDCF is Currency Risk. SDCF invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of SDCF shares will be affected by changes in exchange rates. To manage this risk, SDCF may enter into currency futures contracts and forward currency exchange contracts.  Although SDCF uses these contracts to hedge the U.S. dollar value of a security it already owns, SDCF could lose money if it fails to predict accurately the future exchange rates. SDCF may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of SDCF’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if the Manager is incorrect in its judgment of future exchange rate relationships, SDCF could be in a less advantageous position than if such a hedge had not been established.

GMO SHORT-DURATION COLLATERAL SHARE FUND

Investment Objective: GMO Short-Duration Collateral Share Fund seeks total return in excess of its benchmark, the JPMorgan U.S. 3-Month Cash Index.

Investment Universe: GMO Short-Duration Collateral Share Fund seeks to achieve its investment objective by investing substantially all of its assets in GMO Short-Duration Collateral Fund, another series of GMO Trust, (“SDCF”) and, to a limited extent, in cash and high quality money market instruments. Its investment objective and principal investment strategies, therefore, are identical to those of SDCF. SDCF invests primarily in relatively high quality U.S. and foreign floating rate fixed income securities.

Principal Investments of SDCF: Fixed income investments in which the Fund invests include securities issued by federal, state, local and foreign governments (including securities neither guaranteed nor insured by the U.S. government), and a wide range of private issuers. The Fund may invest in government securities, corporate debt securities, residential and commercial mortgage-related securities and other asset backed securities, collateralized debt obligations money market instruments, commercial paper, reverse repurchase agreement, and repurchase agreements. The Fund’s fixed income invests primarily have floating interest rates (or will be hedged to convert the fixed rate interest payments into floating rate interest payments, but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. Substantially all of the Fund’s holdings of fixed income instruments will be investment-grade, except for instruments whose rating has been downgraded to below investment grade (that is, rated below BBB- by S&P, below Baa3 by Moody’s, or comparable unrated securities) after purchase by the Fund. The Fund may also use derivative instruments, including options, futures, options on futures, forward currency contracts, and swap contracts. In addition, the Fund may gain indirect exposure to securities through the use of synthetic bonds, which are created by the Manager by combining a futures contract, swap contract, or option on a fixed income security with cash, a cash equivalent, or another fixed income securities.

Methodology/Portfolio Construction of SDCF: The Manager uses fundamental and proprietary research techniques to seek to identify bond investments with yield spreads that are high relative to other fixed income securities with similar credit quality and average lives. The Manager considers investment grade securities that are given a rating of Aa3/AA- or better by Moody’s/S&P, or, if unrated, determined to be of comparable quality by the Manager, to be relatively high quality. Under normal circumstances, the Manager expects that the Fund’s dollar-weighted average portfolio duration will be six months or less.

Risks of SDCF: Significant risks of an investment in SDCF include Credit and Counterparty Risk, Market Risk – Fixed Income Securities, Derivatives Risk, Liquidity Risk, Leveraging Risk, Foreign Investment Risk, Non-Diversification Risk and Management Risk.

GMO WORLD OPPORTUNITY OVERLAY FUND

Investment Objective:   GMO World Opportunity Overlay Fund (“Overlay Fund”) seeks high total return relative to its benchmark. Overlay Fund’s current benchmark is the JPMorgan U.S. 3-Month Cash Index.

Principal Investments:  The fund’s investment program has two principal components.  One component consists mainly of investments in derivatives -- primarily, interest rate swap contracts -- through which the Manager seeks to exploit misvaluations in world interest rates.  The other component consists mainly of investments in U.S. and foreign fixed income securities of relatively high quality.  The Manager seeks to achieve the fund’s objective of outperforming its benchmark primarily through returns on the fund’s derivative positions.  The primary purpose of the Fund’s fixed income investments is to provide a cash-like return, and to serve as collateral for its derivative positions.  The fund is not a “diversified” investment company within the meaning of the 1940 Act.

Methodology/Portfolio Construction:  The Manager employs proprietary quantitative techniques to seek to identify and estimate the relative misvaluation of interest rates within and across world bond markets.  In selecting the fund’s fixed income investments, the Manager employs fundamental and proprietary research techniques to seek to identify bond investments with yield spreads that are high relative to other fixed income investments with similar credit quality and maturities.

Risks:    Significant risks of an investment in Overlay Fund include Interest Rate Risk, Derivatives Risk, Credit Risk, Foreign Investment Risk, Leverage Risk and Emerging Markets Risk, as described under “Principal Risks of Investing in the Trust” in Trust’s private placement memo. Another principal risk of an investment in Overlay Fund is Non-Diversification Risk.  Overlay Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Overlay Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Overlay Fund may affect Overlay Fund’s performance more than if Overlay Fund were diversified.  Another principal risk of an investment in Overlay Fund is Focused Investment Risk, which is increased from a fund’s focusing investments in a limited number of countries or geographic regions or in industries with high positive correlations to one another. Another most significant risk of an investment in Overlay Fund is Liquidity Risk.  The Overlay Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.    Another principal risk of an investment in Overlay Fund is Currency Risk.  Overlay Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of Overlay Fund shares will be affected by changes in exchange rates. To manage this risk, Overlay Fund may enter into currency futures contracts and forward currency exchange contracts.  Although Overlay Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Overlay Fund could lose money if it fails to predict accurately the future exchange rates. Overlay Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Overlay Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if the Manager is incorrect in its judgment of future exchange rate relationships, Overlay Fund could be in a less advantageous position than if such a hedge had not been established. Another significant risk of an investment in Overlay Fund is Focused-Investment Risk.  Focusing investments in a limited number of countries or geographic regions or in industries with high positive correlations to one another creates additional risk.  Another principal risk of an investment in Overlay Fund is Asset-Backed Security Risk.  Payment of interest and repayment of principal on asset-backed securities may be largely dependent upon the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements.  Therefore, the credit quality of asset-backed securities depends on many factors, including the offering’s deal structure, the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any.  As a result, asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations in excess of their credit support.  The risks associated with asset-backed securities are particularly pronounced for the Fund because of the significant portion of its assets it expects to invest in these securities.

INTERNATIONAL EQUITY FUNDS

GMO INTERNATIONAL CORE EQUITY FUND

Investment Objective:  GMO International Core Equity Fund (“International Core Equity Fund”) seeks high total return. International Core Equity Fund seeks to achieve its objective by outperforming its benchmark. International Core Equity Fund's current benchmark is the MSCI EAFE Index (Europe, Australasia, and Far East).

Investment Universe:International Core Equity Fund typically invests in a diversified portfolio of equity investments from developed markets outside of the United States.  Under normal circumstances, International Core Equity Fund invests at least 80% of its assets in equity investments.  International Core Equity Fund may also use derivatives.

Principal Investments:International Core Equity Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. In pursuing its investment strategies, International Core Equity Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives instruments, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing(e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); (iii) manage risk by implementing shifts in investment exposure; and (iv) adjust its foreign currency exposure. International Core Equity Fund will not use derivative instruments to expose on a net basis more than 100% of its net assets to equity securities or markets, or to hold net aggregate foreign currency exposure in excess of the net assets of International Core Equity Fund. However, International Core Equity Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments. International Core Equity Fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Methodology/Portfolio Construction:  The Manager uses proprietary research and multiple quantitative models to evaluate and select individual stocks, countries, and currencies based on several factors, including:

·         Stocks – valuation, firm quality, and improving fundamentals;

·         Countries – stock market valuation, positive GDP trends, positive market sentiment, and industrial competitiveness; and

·         Currencies – export and producer price parity, balance of payments, interest rate differential, and relative strength of currencies.

The factors considered by the Manager and the models used may change over time.  In using these models to construct International Core Equity Fund’s portfolio, the Manager expects that stock selection will reflect a slight bias for value stocks over growth stocks.  The Manager seeks to manage International Core Equity Fund’s exposure to market capitalization categories (e.g., small cap, medium cap, and large cap) relative to International Core Equity Fund’s benchmark.

Risks. Significant risks of an investment in International Core Equity Fund include  Stock Market Risk, Investment Style Risk, Credit Risk, Derivatives Risk, and Foreign Investment Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo.   Another most significant risk of an investment in International Disciplined Equity Fund is Currency Risk.  International Core Equity Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of International Core Equity Fund’s shares will be affected by changes in exchange rates. To manage this risk, International Core Equity Fund may enter into currency futures contracts and forward currency exchange contracts.  Although, International Core Equity Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, International Core Equity Fund could lose money if it fails to predict accurately the future exchange rates. International Core Equity Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of International Core Equity Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and the Manager is incorrect in its judgment of future exchange rate relationships, International Core Equity Fund could be in a less advantageous position than if such a hedge had not been established.  Another most significant risk of an investment in International Core Equity Fund is Liquidity Risk.  The International Core Equity Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Another most significant risk of an investment in Small/Mid Cap Growth Fund is Smaller Company Risk.  Investment in companies with smaller capitalizations magnifies market risks and liquidity risks.

GMO INTERNATIONAL INTRINSIC VALUE FUND

Investment Objective:  GMO International Intrinsic Value Fund (“International Intrinsic Value Fund”) seeks high total return.  International Intrinsic Value Fund seeks to achieve its objective by outperforming its benchmark. International Intrinsic Value Fund's current benchmark is the S&P/Citigroup Primary Market Index (“PMI”) Europe, Pacific, Asia Composite (“EPAC”) Value Style Index.

Investment Universe: International Intrinsic Value Fund typically invests in a diversified portfolio of equity investments from developed markets outside the U.S.  International Intrinsic Value Fund may also use derivatives.

Principal Investments: International Intrinsic Value Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments.  In pursuing its investment strategy, International Intrinsic Value Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivative instruments, including options, futures and swap contracts to (i) hedge equity exposure; (ii) replace direct investing(e.g., creating equity exposure through the use of futures contracts or other derivative instruments); (iii) manage risk by implementing shifts in investment exposure; and (iv) adjust its foreign currency exposure.  International Intrinsic Value Fund will not use derivative instruments to expose on a net basis more than 100% of its net assets to equity securities or markets, or to hold net aggregate foreign currency exposure in excess of its net assets.  However, International Intrinsic Value Fund’s foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.  International Intrinsic Value Fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Methodology/Portfolio Construction:  The Manager uses proprietary research and multiple quantitative models to evaluate and select individual stocks, countries and currencies based on several factors including:

·         Stocks – valuation, firm quality, and improving fundamentals;

·         Countries – stock market valuation, positive GDP trends, positive market sentiment, and industrial competitiveness; and

·         Currencies – export and producer price parity, balance of payments, interest rate differential, and relative strength of currencies.

The factors considered by the Manager and the models used may change over time.  In using these models to construct International Intrinsic Value Fund’s portfolio, the Manager expects that stock selection will reflect a significant bias for value stocks over growth stocks.

Risks: Significant risks of an investment in International Intrinsic Value Fund include Stock Market Risk, Investment Style Risk, Derivatives Risk, Credit Risk, and Foreign Investment Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in International Intrinsic Value Fund is Currency Risk.  International Intrinsic Value Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of International Intrinsic Value Fund’s shares will be affected by changes in exchange rates. To manage this risk, International Intrinsic Value Fund may enter into currency futures contracts and forward currency exchange contracts.  Although, International Intrinsic Value Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, International Intrinsic Value Fund could lose money if it fails to predict accurately the future exchange rates. International Intrinsic Value Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of International Intrinsic Value Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if International Intrinsic Value Fund is incorrect in its judgment of future exchange rate relationships, International Intrinsic Value Fund could be in a less advantageous position than if such a hedge had not been established. Another most significant risk of an investment in International Intrinsic Value Fund is Liquidity Risk.  International Intrinsic Value Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Another most significant risk of an investment in Small/Mid Cap Growth Fund is Smaller Company Risk.  Investment in companies with smaller capitalizations magnifies market risks and liquidity risks.

GMO INTERNATIONAL GROWTH EQUITY FUND

Investment Objective: GMO International Growth Equity Fund (“International Growth Fund”) seeks high total return. International Growth Fund seeks to achieve its objective by outperforming its benchmark. International Growth Fund’s current benchmark is the S&P/Citigroup Primary Market Index (“PMI”) Europe, Pacific, Asia Composite (”EPAC”) Growth Style Index.

Investment Universe: International Growth Fund typically invests in a diversified portfolio of equity investments from the world’s developed markets outside the U.S.  Under normal circumstances, invests at least 80% of its assets in equity investments.  International Growth Fund may also use derivatives.

Principal Investments:  International Growth Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. In pursuing its investment strategy, International Growth Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivative and related instruments, including options, futures and swap contracts to (i) hedge equity exposure; (ii) replace direct investing(e.g., creating equity exposure through the use of futures, contracts or other derivatives instruments); (iii) manage risk by implementing shifts in investment exposure; and (iv) adjust its foreign currency exposure.  International Growth Fund will not use derivative instruments to expose on a net basis more than 100% of its net assets to equity securities or markets, or to hold net aggregate foreign currency exposure in excess of its net assets.  However, International Growth Fund’s foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.  International Growth Fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Methodology/Portfolio Construction:  The Manager, using proprietary research and multiple quantitative models, seeks to add value by capitalizing on inefficiencies it perceives in the pricing of growth stocks.  The Manager applies quantitative models and fundamental investment principles to select growth stocks it believes have improving fundamentals and prices that reflect the relevant market’s discount to their fundamental value.  The Manager maintains diversification across countries, and tilts International Growth Fund’s portfolio in favor of countries that the Manager believes have the highest growth prospects or that the Manager believes are most undervalued.  The Manager also considers factors that may influence the growth potential of a particular country, such as currency valuation.  The factors considered by the Manager and the models used may change over time.

Risks: Significant risks of an investment in International Growth Fund include  Stock Market Risk, Investment Style Risk, Derivatives Risk, Credit Risk, and Foreign Investment Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in International Growth Fund is Currency Risk.  International Growth Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of International Growth Fund’s shares will be affected by changes in exchange rates. To manage this risk, International Growth Fund may enter into currency futures contracts and forward currency exchange contracts.  Although, International Growth Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, International Growth Fund could lose money if it fails to predict accurately the future exchange rates. International Growth Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of International Growth Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if International Growth Fund is incorrect in its judgment of future exchange rate relationships, International Growth Fund could be in a less advantageous position than if such a hedge had not been established.  Another most significant risk of an investment in International Growth Fund is Liquidity Risk.  International Growth Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.

GMO CURRENCY HEDGED INTERNATIONAL EQUITY FUND

Investment Objective: GMO Currency Hedged International Equity Fund (“Currency Hedged International Fund”) seeks high total return. Currency Hedged International Fund seeks to achieve its objective by outperforming its benchmark.  Currency Hedged International Fund’s current benchmark is the MSCI EAFE Index (Europe, Australasia, and Far East) (Hedged).

Investment Universe: Currency Hedged International Fund invests to varying extents in other mutual funds managed by GMO, including GMO International Core Equity Fund, GMO International Intrinsic Value Fund and GMO International Growth Equity Fund (collectively, "GMO funds”).  Under normal circumstances, Currency Hedged International Fund invests at least 80% of its assets in equity investments.  Currency Hedged International Fund also intends to use derivatives.

Principal Investments: Currency Hedged International Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. In pursuing its investment strategy, Currency Hedged International Fund intends to (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivative instruments, including options, futures and swap contracts.

Methodology/Portfolio Construction: The Manager allocates Currency Hedged International Equity Fund’s assets among the underlying Funds based on its analysis of the relative attractiveness of value versus growth investing styles.  The Manager uses proprietary research and quantitative models to measure the discount at which value stocks trade relative to growth stocks generally, as well as to analyze the predicted returns of the two styles in the markets.  The Manager also creates forecasted returns for currencies, considering factors such as relative valuations, measured by export and producer price parity, balance of payments, and interest rates.

The Manager will look at the underlying Funds’ holdings to measure base currency exposure and then attempt to hedge at least 70% of the foreign currency exposure in the underlying Funds’ investments relative to the U.S. dollar.  While the Fund’s benchmark is fully hedged, the Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Risks. Significant risks of an investment in Currency Hedged International Fund include Stock Market Risk, Derivatives Risk, Credit Risk, Investment Style Risk, and Foreign Investment Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Currency Hedged International Fund is Liquidity Risk. The underlying GMO Funds’ ability to sell securities may be adversely affected by market size or legal restrictions.  Another significant risk of an investment in Currency Hedged International Fund is Fund of Funds Risk.  Because Currency Hedged International Fund invests in underlying funds, there is a risk that the underlying funds will not perform as expected or will underperform other similar funds.  In addition, Currency Hedged International Fund will be indirectly exposed to all of the risks of an investment in the underlying funds. Another principal risk of an investment in Currency Hedged International Fund is Currency Risk. Currency Hedged International Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of Currency Hedged International Fund shares will be affected by changes in exchange rates. To manage this risk, Currency Hedged International Fund may enter into currency futures contracts and forward currency exchange contracts.  Although Currency Hedged International Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Currency Hedged International Fund could lose money if it fails to predict accurately the future exchange rates. Currency Hedged International Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Currency Hedged International Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if the Manager is incorrect in its judgment of future exchange rate relationships, Currency Hedged International Fund could be in a less advantageous position than if such a hedge had not been established.  Another most significant risk of an investment in Currency Hedged International Fund is Non-Diversification Risk.  Currency Hedged International Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Currency Hedged International Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Currency Hedged International Fund may affect the Currency Hedged International Fund’s performance more than if Currency Hedged International Fund were diversified.

GMO FOREIGN FUND

Investment Objective: GMO Foreign Fund (“Foreign Fund”) seeks high total return. Foreign Fund seeks to achieve its objective by outperforming its benchmark. Foreign Fund's current benchmark is the MSCI EAFE Index (Europe, Australasia, and Far East).

Investment Universe: Foreign Fund typically makes equity investments in non-U.S. companies, including the companies that issue stocks included in the MSCI international developed markets and emerging markets universes (the universes of securities from which the MSCI EAFE Index is constructed).  Under normal circumstances, Foreign Fund invests at least 80% of its assets in investments tied economically to countries outside the United States.  Foreign Fund may also use derivatives.

Principal Investments: Foreign Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments.  Foreign Fund may make investments in to emerging markets, but these investments generally will represent 10% or less of Foreign Fund’s assets.  In pursuing its investment objective, Foreign Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivative instruments, including options, futures and swap contracts, to adjust its foreign currency exposure.

Methodology/Portfolio Construction:

·         Stock Selection – The Manager select stocks by employing a disciplined quantitative screening process combined with fundamental analysis.  The Manager separates companies with valuations it believes are deservedly low from those that it believes represent investment opportunities.  The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers.  Company visits by the Manager to evaluate management and production facilities are an integral part of the investment process.

  Country selection – Overweightings and underweightings of Foreign Fund’s country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager’s evaluation of the country’s fundamentals.

Risks: Significant risks of an investment in Foreign Fund include Stock Market Risk, Investment Style Risk, Foreign Investment Risk, Derivatives Risk, Credit Risk, and Emerging Markets Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Foreign Fund is Smaller Company Risk.  Investment in companies with smaller capitalizations magnifies market risks and liquidity risks. Another most significant risk of an investment in Foreign Fund is Currency Risk.  Foreign Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of Foreign Fund’s shares will be affected by changes in exchange rates. To manage this risk, Foreign Fund may enter into currency futures contracts and forward currency exchange contracts.  Although, Foreign Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Foreign Fund could lose money if it fails to predict accurately the future exchange rates. Foreign Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Foreign Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if Foreign Fund is incorrect in its judgment of future exchange rate relationships, Foreign Fund could be in a less advantageous position than if such a hedge had not been established. Another most significant risk of an investment in Foreign Fund is Liquidity Risk.  Foreign Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Such risks are particularly pronounced for the Foreign Fund because it makes emerging market investments, which are not widely traded and which may be subject to purchase and sale restrictions. Another most significant risk of an investment in Foreign Fund is Smaller Company Risk.  Investment in companies with smaller capitalizations magnifies market risks and liquidity risks. Another most significant risk of an investment in Foreign Fund is Non-Diversification Risk.  Foreign Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Foreign Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Foreign Fund may affect Foreign Fund’s performance more than if Foreign Fund were diversified.

GMO FOREIGN SMALL COMPANIES FUND

Investment Objective: GMO Foreign Small Companies Fund (“Foreign Small Companies Fund”) seeks high total return.  Foreign Small Companies Fund seeks to achieve its objective by outperforming its benchmark. Foreign Small Companies Fund’s current benchmark is the S&P/Citigroup Extended Market Index (“EMI”) World ex-U.S. Index.

Investment Universe: Foreign Small Companies Fund typically makes equity investments in companies located or doing business outside of the U.S. that are in the smallest 30% of companies in a particular country as measured by total market capitalization (“small companies”).  Depending upon the country, as of 5/31/05, the market capitalization of the largest company (in a particular country) included within the Fund’s definition of small companies ranged from approximately $445 million (Slovenia) to $24 billion (Switzerland) (based on exchange rates as of 5/31/05). Under normal circumstances, the Fund invests at least 80% of its assets in securities of small companies that are tied economically to countries outside the U.S.  The market capitalization range of investments held by the Fund is generally within the market capitalization range of companies in the Fund’s benchmark.  Foreign Small Companies Fund may also use derivatives.

Principal Investments: Foreign Small Companies Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. Foreign Small Companies Fund may make investments in emerging markets, but these investments (excluding investments in emerging market companies included in the Fund’s benchmark) generally will represent 10% or less of Foreign Small Companies Fund’s assets.  In pursuing its investment objective, Foreign Small Companies Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivative instruments, including options, futures and swap contracts, to adjust its foreign currency exposure.

Methodology/Portfolio Construction:

·         Stock selection – The Manager selects stocks employing a disciplined quantitative screening process combined with fundamental analysis.  The Manager separates companies with valuations it believes are deservedly low from those it believes represent investment opportunities.  The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers.  Company visits by the Manager to evaluate management and production facilities are an integral part of the investment process.

  Country selection – Overweightings and underweightings of the Fund’s country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager’s evaluation of the country’s fundamentals.

Risks. Significant risks of an investment in the Foreign Small Companies Fund include Stock Market Risk, Market Capitalization Risk, Investment Style Risk, Derivatives Risk, Credit Risk, Foreign Investment Risk, and Emerging Markets Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Foreign Small Companies Fund is Smaller Company Risk.  Investment in companies with smaller capitalizations magnifies market risks and liquidity risks.  Another most significant risk of an investment in Foreign Small Companies Fund is Currency Risk.  Foreign Small Companies Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of Foreign Small Companies Fund’s shares will be affected by changes in exchange rates.  To manage this risk, Foreign Small Companies Fund may enter into currency futures contracts and forward currency exchange contracts.  Although, Foreign Small Companies Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Foreign Small Companies Fund could lose money if it fails to predict accurately the future exchange rates. Foreign Small Companies Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Foreign Small Companies Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if Foreign Small Companies Fund is incorrect in its judgment of future exchange rate relationships, Foreign Small Companies Fund could be in a less advantageous position than if such a hedge had not been established.  In addition, another most significant risk of an investment in Foreign Small Companies Fund is Liquidity Risk.  Foreign Small Companies Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Such risks are particularly pronounced for Foreign Small Companies Fund because it makes investments in companies with smaller market capitalizations and because it makes emerging market investments, which are not widely traded and which may be subject to purchase and sale restrictions.

GMO INTERNATIONAL SMALL COMPANIES FUND

Investment Objective: GMO International Small Companies Fund (“International Small Companies Fund”) seeks high total return. International Small Companies Fund seeks to achieve its objective by outperforming its benchmark. The current benchmark of International Small Companies Fund is the S&P/Citigroup Extended Market Index (“EMI”) World ex-U.S. Index.

Principal Investment: International Small Companies Fund typically makes equity investments in non-U.S. companies, including non-U.S. companies in developed and emerging countries, but excluding the largest 500 non-U.S. companies in developed countries based on full, non-float adjusted market capitalization ("small companies"). A company's full, non-float adjusted market capitalization includes all of the company's equity issues.  As of May 31, 2005, the market capitalization of the largest company included within the fund's definition of small companies was approximately $5.8 billion.

Under normal circumstances, the Fund invests at least 80% of its assets in securities of small companies.

Investment Universe: International Small Companies Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. International Small Companies Fund may make investments in emerging markets, but these investments will generally comprise 10% or less of the Fund’s assets.  In pursuing its investment objective, International Small Companies Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); (iii) manage risk by implementing shifts in investment exposure; and (iv) adjust its foreign currency exposure. International Small Companies Fund will not use derivative instruments to expose on a net basis more than 100% of its net assets to equity securities or foreign currencies. However, its foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.  International Small Companies Fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Methodology/Portfolio Construction:  The Manager uses proprietary research and quantitative models to evaluate and select individual stocks, countries, and currencies based on several factors, including:

·         Stocks – valuation, firm quality, and improving fundamentals;

·         Countries – stock market valuation, positive GDP trends, positive market sentiment, and industrial competitiveness; and

·         Currencies – export and producer price parity, balance of payments and interest rate differential.

The factors considered by the Manager and the models used may change over time. In using these models to construct International Small Companies Fund’s portfolio, the Manager expects that stock selection will be tilted toward value stocks and away from growth stocks.

Risks: Significant risks of an investment in the International Small Companies Fund include Stock Market Risk, Market Capitalization Risk, Foreign Investment Risk, Derivatives Risk, Credit Risk, Investment Style Risk, and Emerging Markets Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in International Small Companies Fund is Smaller Company Risk.  Investment in companies with smaller capitalizations magnifies market risks and liquidity risks. Another most significant risk of an investment in International Small Companies Fund is Currency Risk.  International Small Companies Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of International Small Companies Fund’s shares will be affected by changes in exchange rates. To manage this risk, International Small Companies Fund may enter into currency futures contracts and forward currency exchange contracts.  Although, International Small Companies Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, International Small Companies Fund could lose money if it fails to predict accurately the future exchange rates. International Small Companies Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of International Small Companies Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if International Small Companies Fund is incorrect in its judgment of future exchange rate relationships, International Small Companies Fund could be in a less advantageous position than if such a hedge had not been established.  In addition, another most significant risk of an investment in International Small Companies Fund is Liquidity Risk.  International Small Companies Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Such risks are particularly pronounced for International Small Companies Fund because it makes investments in companies with smaller market capitalizations and because it makes emerging market investments, which are not widely traded and which may be subject to purchase and sale restrictions.

GMO EMERGING MARKETS FUND

Investment Objective: GMO Emerging Markets Fund (“Emerging Markets Fund”) seeks high total return. Emerging Markets Fund seeks to achieve its objective by outperforming its benchmark. Emerging Markets Fund’s current benchmark is the S&P/IFCI (Investable) Composite Index.

Principal Investment: Emerging Markets Fund typically makes equity investments in companies whose stocks are traded in the securities markets of emerging countries in Asia, Latin America, the Middle East, Africa and Europe. Under normal circumstances, invests at least 80% of its assets in investments tied economically to “emerging markets.”  The Manager defines “emerging markets” as those countries in Asia, Latin America, the Middle East, Africa, and Europe that are not included in the MSCI EAFE Index, a developed markets index.  Emerging Markets Fund may also use derivatives.

Investment Universe: Emerging Markets Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. In pursuing its investment objective, Emerging Markets Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivative instruments, including options, futures, warrants, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing(e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); (iii) manage risk by implementing shifts in investment exposure; or (iv) adjust its foreign currency exposure. Emerging Markets Fund will not use derivative instruments to expose on a net basis more than 100% of its net assets to equity securities or foreign currencies, or to hold net aggregate foreign currency exposure in excess of its net assets. However, the Emerging Markets Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.  Emerging Markets Fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Methodology/Portfolio Construction: The Manager uses proprietary research, quantitative models, and fundamental analysis to evaluate and select individual countries and stocks.  Country selection generally is the most significant factor affecting the Fund’s performance relative to its benchmark.  The Manager’s evaluation and selection decisions for countries and stocks are based on several factors, including:

·         Countries – value, improving fundamentals, macroeconomic and currency models, market momentum, GDP trends, and a currency fair value model; and

·         Stocks – fair value, earnings and price momentum, earnings to price, book to price, and quality.

The factors considered by the Manager and the models used may change over time.  Emerging Markets Fund has a value bias relative to many other traditional emerging market funds.

Risks: Significant risks of an investment in Emerging Markets Fund include Stock Market Risk, Foreign Investment Risk, Emerging Markets Risk, Investment Style Risk, Derivatives Risk, Credit Risk, and Market Capitalization Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Emerging Markets Fund is Currency Risk.  Emerging Markets Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of Emerging Markets Fund’s shares will be affected by changes in exchange rates. To manage this risk, Emerging Markets Fund may enter into currency futures contracts and forward currency exchange contracts.  Although, Emerging Markets Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Emerging Markets Fund could lose money if it fails to predict accurately the future exchange rates. Emerging Markets Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Emerging Markets Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if Emerging Markets Fund is incorrect in its judgment of future exchange rate relationships, Emerging Markets Fund could be in a less advantageous position than if such a hedge had not been established.  In addition, another most significant risk of an investment in Emerging Markets Fund is Liquidity Risk.  Emerging Markets Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Such risks are particularly pronounced for Emerging Markets Fund because it primarily makes emerging market investments, which are not widely traded and which may be subject to purchase and sale restrictions.  Relative to the GMO Emerging Countries Fund, the Emerging Markets Fund will generally be subject to a higher level of liquidity risk due to the nature of its investments. Another most significant risk of an investment in Emerging Markets Fund is Smaller Company Risk.  Investment in companies with smaller capitalizations magnifies market risks and liquidity risks. Another significant risk of an investment in Emerging Markets Fund is Focused Investment Risk.  Focusing investments in a limited number of countries or geographic regions or in industries with high positive correlations to one another creates additional risk.  Another most significant risk of an investment in Emerging Markets Fund is Non-Diversification Risk.  Emerging Markets Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Emerging Markets Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Emerging Markets Fund may affect Emerging Markets Fund’s performance more than if Emerging Markets Fund were diversified.

GMO EMERGING COUNTRIES FUND

Investment Objective: GMO Emerging Countries Fund (“Emerging Countries Fund”) seeks high total return. Emerging Countries Fund seeks to achieve its objective by outperforming its benchmark. Emerging Countries Fund’s current benchmark is the S&P/IFCI (Investable) Composite Index.

Principal Investment: Emerging Countries Fund typically makes equity investments in companies whose stocks are traded in the securities markets of emerging countries in Asia, Latin America, the Middle East, Africa and Europe.  Under normal circumstances, Emerging Countries Fund invests at least 80% of its assets in investments tied economically to “emerging countries.”  The Manager defines “emerging countries” as those in Asia, Latin America, the Middle East, Africa, and Europe that are not included in the MSCI EAFE Index, a developed markets index.

Investment Universe: Emerging Countries Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. In pursuing its investment objective, Emerging Countries Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivative instruments, including options, futures and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing(e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); (iii) manage risk by implementing shifts in investment exposure; and (iv) adjust its foreign currency exposure. Emerging Countries Fund will not use derivative instruments to expose on a net basis more than 100% of its net assets to equity securities or foreign currencies However, the Emerging Countries Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.  Emerging Countries Fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Methodology/Portfolio Construction: The Manager uses proprietary research, quantitative models, and fundamental analysis to evaluate and select individual countries and stocks.  Country selection generally is the most significant factor affecting the Fund’s performance relative to its benchmark.  The Manager’s evaluation and selection decisions for countries and stocks are based on several factors, including:

·         Countries – value, improving fundamentals, macro-economic and currency models, market momentum, GDP trends, and a currency fair value model; and

·         Stocks –earnings and price momentum, earnings to price, book to price, and quality.

The factors considered by the Manager and the models used may change over time.  Emerging Countries Fund’s portfolio is constructed to have more liquidity than the portfolio of the Emerging Markets Fund and has a value bias relative to many other traditional emerging markets funds.

Risks: Significant risks of an investment in the Emerging Countries Fund inlcude Stock Market Risk, Foreign Investment Risk, Derivatives Risk, Credit Risk, Investment Style Risk, and Emerging Markets Risk as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another most significant risk of an investment in Emerging Countries Fund is Currency Risk.  Emerging Countries Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of Emerging Countries Fund’s shares will be affected by changes in exchange rates. To manage this risk, Emerging Countries Fund may enter into currency futures contracts and forward currency exchange contracts.  Although, Emerging Countries Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Emerging Countries Fund could lose money if it fails to predict accurately the future exchange rates. Emerging Countries Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Emerging Countries Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if Emerging Countries Fund is incorrect in its judgment of future exchange rate relationships, Emerging Countries Fund could be in a less advantageous position than if such a hedge had not been established. In addition, another most significant risk of an investment in Emerging Countries Fund is Liquidity Risk.  Emerging Countries Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Such risks are particularly pronounced for Emerging Countries Fund because it primarily makes emerging countries investments, which are not widely traded and which may be subject to purchase and sale restrictions. Another significant risk of an investment in Emerging Countries Fund is Focused Investment Risk.  Focusing investments in a limited number of countries or geographic regions or in industries with high positive correlations to one another creates additional risk.  Another most significant risk of an investment in Emerging Countries Fund is Non-Diversification Risk.  Emerging Countries Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Emerging Countries Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Emerging Countries Fund may affect Emerging Countries Fund’s performance more than if Emerging Countries Fund were diversified.  Another most significant risk of an investment in Small/Mid Cap Growth Fund is Smaller Company Risk.  Investment in companies with smaller capitalizations magnifies market risks and liquidity risks.

GMO EMERGING MARKETS QUALITY FUND

Investment Objective:  GMO Emerging Markets Quality Fund (“Emerging Markets Quality Fund”) seeks broad exposure to the higher quality companies in emerging markets.  Its current benchmark is the S&P/IFCI (Investable) Composite Index.

Principal Investments: Emerging Markets Quality Fund typically makes equity investments in companies whose stocks are traded in the securities markets of emerging countries in Asia, Latin America, the Middle East, Africa, and Europe.  Under normal circumstances, Emerging Markets Quality Fund invests at least 80% of its net assets plus any borrowings made for investment purposes in investments tied economically to emerging markets.  The Manager defines “emerging markets” as those countries in Asia, Latin America, the Middle East, Africa, and Europe not included in the MSCI EAFE Index, a developed markets index.  An investment is “tied economically” to emerging markets if: (i) it is an investment in an issuer that is organized under the laws of an emerging market country or in an issuer that maintains its principal place of business in an emerging market country; (ii) it is traded principally in an emerging market country; or (iii) it is an investment in an issuer that derived at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in emerging market countries, or has at least 50% of its assets in emerging market countries.  Emerging Markets Quality Fund may achieve exposure to emerging markets through direct investments or indirect investments (e.g. derivatives and synthetic instruments with economic characteristics similar to the underlying assets).

Investment Universe: Emerging Markets Quality Fund intends to be fully invested, and generally will not take temporary defensive positions through investments in cash and high quality money market instruments.  In pursuing its investment strategy, Emerging Market Quality Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivative instruments including options, futures, warrants, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g. creating equity exposure through the use of futures contracts or other derivative instruments); (iii) manage risk by implementing shifts in investment exposure; and (iv) adjust its foreign currency exposure.  Emerging Markets Quality Fund will not use derivative instruments to expose on a net basis more than 100% of its net assets to equity securities markets, or to hold net aggregate foreign currency exposure in excess of its net assets.

Methodology/Portfolio Construction: The Manager uses proprietary quality models to evaluate an issuer’s quality score based on several factors, which may include, but are not limited to, expected earnings volatility (actual historical volatility and current volatility as measured by the disparity among analysts’ current estimates), profits (return on equity), and operational and financial leverage (amount of fixed operating costs together with total outstanding debt in relation to equity).  The Manager typically selects issuers from among quality companies in each country in which Emerging Markets Quality Fund invests.  Emerging Markets Quality Fund’s allocation to emerging market countries may be over- or underweight with respect to the benchmark.  The Manager is not obligated to and generally will not consider tax consequences when seeking to achieve Emerging Markets Quality Fund's investment objective (e.g. Emerging Markets Quality Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax).

Risks:  Significant risks of an investment in Emerging Markets Quality Fund include Stock Market Risk, Investment Style Risk, Derivatives Risk, Foreign Investment Risk, Emerging Markets Risk, Credit Risk, and Leverage Risk as described under “Principal Risks of Investing in the Trust” in Trust’s private placement memo. Another principal risk of an investment in Emerging Markets Quality Fund is Liquidity Risk.  Emerging Market Quality Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Another principal risk of an investment in Emerging Markets Quality Fund is Currency Risk.  Emerging Markets Quality Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of Emerging Markets Quality Fund shares will be affected by changes in exchange rates. To manage this risk, Emerging Markets Quality Fund may enter into currency futures contracts and forward currency exchange contracts.  Although Emerging Markets Quality Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Emerging Markets Quality Fund could lose money if it fails to predict accurately the future exchange rates. Emerging Markets Quality Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Emerging Markets Quality Fund’s investments are denominated.  A cross hedge cannot protect against exchange rate risks perfectly, and if the Manager is incorrect in its judgment of future exchange rate relationships, Emerging Markets Quality Fund could be in a less advantageous position than if such a hedge had not been established.  Another significant risk of an investment in Emerging Markets Quality Fund is Focused Investment Risk.  Focusing investments in a limited number of countries or geographic regions or in industries with high positive correlations to one another creates additional risk.  Another most significant risk of an investment in Emerging Markets Quality Fund is Non-Diversification Risk.  Emerging Markets Quality Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Emerging Markets Quality Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Emerging Markets Quality Fund may affect the Emerging Markets Quality Fund’s performance more than if Emerging Markets Quality Fund were diversified.

GMO GLOBAL GROWTH FUND

Investment Objective: GMO Global Growth Fund (“Global Growth Fund”) seeks high total return. Global Growth Fund seeks to achieve its objective by outperforming its benchmark. Global Growth Fund’s current benchmark is the S&P/Citigroup Primary Market Index.

Investment Universe: Global Growth Fund typically invests in a diversified portfolio of equity investments from the world’s developed markets, including the United States. Global Growth Fund may also use derivatives.

Principal Investments: Global Growth Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. In pursuing its investment strategies, Global Growth Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives instruments, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); (iii) manage risk by implementing shifts in investment exposure; and (iv) adjust its foreign currency exposure. Global Growth Fund will not use derivative instruments to expose on a net basis more than 100% of its net assets to equity securities or markets, or to hold net aggregate foreign currency exposure in excess of the net assets of Global Growth Fund. However, Global Growth Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments. Global Growth Fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Methodology/Portfolio Construction: The Manager, using proprietary research and quantitative models, seeks to add value by capitalizing on inefficiencies it perceives in the pricing of growth stocks, The Manager uses quantitative models and fundamental investment principals to select growth stocks it believes have improving fundamentals and prices that reflect the relevant market’s discount to their fundamental value. The Manager maintains diversification across countries that the Manager believes have the highest growth prospects or that the Manager believes are most undervalued. The Manager also considers factors that may influence the growth potential of a particular country, such as currency valuation. The factors considers by the Manager and the models it uses may change over time. The Manager will seek to manage Global Growth Fund’s exposure to market capitalization categories (e.g., small cap, medium cap, and large cap) relative to Global Growth Fund’s benchmark.

Risks: Significant risks of an investment in Global Growth Fund include Stock Market Risk, Investment Style Risk, Credit Risk, Derivatives Risk, and Foreign Investment Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memorandum. Another most significant risk of an investment in Global Growth Fund is Currency Risk. Global Growth Fund invests in foreign securities, which may include foreign currencies transactions. As a result, the value of Global Growth Fund’s shares will be affected by changes in exchange rates. To manage this risk, Global Growth Fund may enter into currency futures contracts and forward currency exchange contracts. Although, Global Growth Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Global Growth Fund could lose money if it fails to predict accurately the future exchange rates. Global Growth Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Global Growth Fund Fund’s investments are denominated. A cross hedge cannot protect against exchange rate risks perfectly, and the Manager is incorrect in its judgment of future exchange rate relationships, Global Growth Fund could be in a less advantageous position than if such a hedge had not been established. Another most significant risk of an investment in Global Growth Fund is Liquidity Risk. The Global Growth Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Non-Diversification risk is also a most significant risk of an investment in Global Growth Fund.  Global Growth Fund is non-diversified and therefore a decline in the market value of a particular security held by Global Growth Fund may affect Global Growth Fund’s performance more than if Global Growth Fund was diversified.

GMO DEVELOPED WORLD STOCK FUND

Investment Objective: GMO Developed World Stock Fund (“Developed World Stock Fund”) seeks high total return. Developed World Stock Fund seeks to achieve its objective by outperforming its benchmark. Developed World Stock Fund’s current benchmark is the MSCI World Index.

Investment Universe: Developed World Stock Fund typically invests in a portfolio of equity investments form the world’s developed markets, in the United States. Under normal circumstances, Developed World Stock Fund invests at least 80% of its assets in stocks tied economically to developed markets. The Manager defines “stocks” as investments in common stocks and other stock-related securities, such as preferred, convertible securities and depository receipts. The Manager defines “developed markets” as those countries included in the MSCI World Index.

Principal Investments: Developed World Stock Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. In pursuing its investment strategies, Developed World Stock Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives instruments, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other derivatives instruments); (iii) manage risk by implementing shifts in investment exposure; and (iv) adjust its foreign currency exposure. Developed World Stock Fund will not use derivative instruments to expose on a net basis more than 100% of its net assets to equity securities or markets, or to hold net aggregate foreign currency exposure in excess of the net assets of Developed World Stock Fund. However, Developed World Stock Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments. Developed World Stock Fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Methodology/Portfolio Construction: The Manager uses proprietary research and multiple quantitative models to evaluate and select individual stocks, countries, and currencies based on several factors, including:

· Stocks – valuation, firm quality, and improving fundamentals;

· Countries – stock market valuation, positive GDP trends, positive market sentiment, and industrial competitiveness; and Currencies – export and producer price parity, balance of payments, interest rate differential, and relative strength of currencies.

The factors considered by the Manager and the models used may change over time. In using these models to construct Developed World Stock Fund Fund’s portfolio, the Manager expects that stock selection will be tilted slightly towards value stocks and away from growth stocks. The Manager seeks to limit risk relative to the Developed World Stock Fund’s benchmark by using a blend of valuation-based and momentum-based stock selection strategies.

Risks: Significant risks of an investment in Developed World Stock Fund include Stock Market Risk, Investment Style Risk, Credit Risk, Derivatives Risk, and Foreign Investment Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memorandum. Another most significant risk of an investment in Developed World Stock Fund is Currency Risk. Developed World Stock Fund invests in foreign securities, which may include foreign currencies transactions. As a result, the value of Developed World Stock Fund’s shares will be affected by changes in exchange rates. To manage this risk, Developed World Stock Fund may enter into currency futures contracts and forward currency exchange contracts. Although, Developed World Stock Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Developed World Stock Fund could lose money if it fails to predict accurately the future exchange rates. Developed World Stock Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Developed World Stock Fund Fund’s investments are denominated. A cross hedge cannot protect against exchange rate risks perfectly, and the Manager is incorrect in its judgment of future exchange rate relationships, Developed World Stock Fund could be in a less advantageous position than if such a hedge had not been established. Another most significant risk of an investment in Developed World Stock Fund is Liquidity Risk. The Developed World Stock Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.  Non-Diversification risk is also a most significant risk of an investment in Developed World Stock Fund.  Developed World Stock Fund is non-diversified and therefore a decline in the market value of a particular security held by Developed World Stock Fund may affect Developed World Stock Fund’s performance more than if Developed World Stock Fund was diversified.

ASSET ALLOCATION FUNDS

GMO ALPHA ONLY FUND

Investment Objective: GMO Alpha Only Fund (“Alpha Only Fund”) seeks high total return. Alpha Only Fund's current benchmark is the Citigroup 3-Month Treasury Bill Index.

Investment Universe and Principal Investments: Alpha Only Fund invests primarily in shares of GMO U.S. Equity Funds and GMO International Equity Funds (including the GMO Emerging Market Fund and Emerging Countries Fund, which primarily make investments in emerging markets) (the "underlying funds”), or in equity securities of the type invested in by those funds.  Alpha Only Fund implements its strategy with either direct or indirect exposure to a combination of U.S, international, and emerging market equities.

Principal Investments and Methodology/Portfolio Construction: The Manager forecasts returns for a broad range of global asset classes (e.g., international equity, U.S. equity, and emerging markets) and sub-asset classes (e.g., small cap stocks in the international equity asset class and quality stocks in the U.S. equity and emerging equity asset classes), using quantitative models to evaluate current economic and corporate fundamentals in relation to global market prices for each asset class over a rolling seven-year period.  The Manager then compares the forecasted returns of the relevant sub-asset class to the individual asset class and seeks to invest in those sub-asset classes (hedging out the return of the overall asset class) that are expected to provide significant excess return when compared to the overall asset class.

The U.S. equity portion of the portfolio is hedged using U.S. exchange-traded index futures contracts.  The international equity and emerging market equity portions of the portfolio are hedged using foreign (and U.S., in the case of emerging market equities) exchange-traded futures contracts and swap contracts in which Alpha Only Fund is obligated to pay an amount equal to the return of foreign markets securities indices in exchange for a U.S. dollar-based interest rate.

To the extent that Alpha Only Fund’s hedges are effective, the performance of Alpha Only Fund is not expected to correlate with the movements of equity markets generally.  Instead, it is expected to perform more like a short-term fixed income fund, with variation in return (alpha) resulting from the Manager’s outperformance or underperformance relative to equity markets generally.

Risks: Significant risks of an investment in Alpha Only Fund include Stock Market Risk, Derivatives Risk, Foreign Investment Risk, Credit Risk, Leverage Risk, and Emerging Markets Risk, as described under “Principal Risks of Investing in the Trust” in the Trust’s private placement memo. Another significant risk of an investment in Alpha Only Fund is Fund of Funds Risk.  Because Alpha Only Fund invests in underlying funds, there is a risk that the underlying funds will not perform as expected or will underperform other similar funds.  In addition, Alpha Only Fund will be indirectly exposed to all of the risks of an investment in the underlying funds. Another most significant risk of an investment in Alpha Only Fund is Liquidity Risk.  Alpha Only Fund’s ability to sell securities may be adversely affected by market size or legal restrictions.   Another principal risk of an investment in Alpha Only Fund is Currency Risk. Alpha Only Fund invests in foreign securities, which may include foreign currencies transactions.  As a result, the value of Alpha Only Fund shares will be affected by changes in exchange rates. To manage this risk, Alpha Only Fund may enter into currency futures contracts and forward currency exchange contracts.  Although Alpha Only Fund uses these contracts to hedge the U.S. dollar value of a security it already owns, Alpha Only Fund could lose money if it fails to predict accurately the future exchange rates. Alpha Only Fund may engage in hedging and cross hedging with respect to foreign currencies to protect itself against a possible decline in the value of another foreign currency in which certain of Alpha Only Fund’s investments are denominated. A cross hedge cannot protect against exchange rate risks perfectly, and if the Manager is incorrect in its judgment of future exchange rate relationships, Alpha Only Fund could be in a less advantageous position than if such a hedge had not been established.  Another most significant risk of an investment in Alpha Only Fund is Non-Diversification Risk.  Alpha Only Fund is non-diversified, which means it is allowed to invest in a relatively small number of securities.  Because Alpha Only Fund may invest a greater percentage of its assets in the securities of a single issuer than if it were diversified, a decline in the market value of a particular security held by Alpha Only Fund may affect the Alpha Only Fund’s performance more than if Alpha Only Fund were diversified.

BENCHMARKS

            Each underlying fund has a stated benchmark (each, a “GMO Benchmark”).  Notwithstanding its GMO Benchmark, an underlying fund may buy securities not included in its benchmark or hold securities in very different proportions than its benchmark.  Each underlying fund’s GMO Benchmark is listed in the summaries above.  General information about each GMO Benchmark is provided in the table below.  In some cases, an underlying fund’s GMO Benchmark differs from the broad-based index that the SEC requires a fund to use in the average annual return table.  In addition, GMO may change an underlying fund’s GMO Benchmark from time to time.

Index

Description

Citigroup (formerly known as Salomon Smith Barney) 3-Month Treasury Bill Index	Independently maintained and published short-term bill index.
S&P/Citigroup Extended Market Index (EMI) World ex-U.S. Index

 S&P/Citigroup EMI World ex-U.S. is the small capitalization stock component of the S&P/Citigroup Broad Market Index (BMI).  The BMI includes listed shares of companies from developed and emerging market countries with total available market capitalization of at least the local equivalent of USD100 million.  The EMI represents the bottom 20% of available capital of the BMI in each country and includes 75% of the BMI issues.  The S&P/Citigroup EMI World ex-U.S. excludes the stocks of U.S. companies included in the BMI.

S&P/Citigroup Primary Market Index (PMI) Europe, Pacific, Asia Composite (EPAC) Growth Style Index

S&P/Citigroup PMI EPAC Growth Style Index consists of stocks in the EPAC regions of the PMI that have a growth style. The PMI is the large capitalization stock component of the BMI, representing the top 80% of available capital of the BMI in each country and including about 25% of the BMI issues.

S&P/Citigroup PMI EPAC Value Style Index	S&P/Citigroup PMI EPAC Value Style Index consists of stocks in the EPAC region of the PMI that have a value style.
JPMorgan Global Government Bond Index	Independently maintained and published index composed of government bonds of 13 developed countries, including the U.S., with maturities of one year or more.
JPMorgan U.S. 3-Month Cash Index	Independently maintained index published by JPMorgan that measures the total return performance of three-month euro-currency deposits in the U.S.
JPMorgan Non-U.S. Government Bond Index	Independently maintained and published index composed of non-U.S. government bonds with maturities of one year or more.
JPMorgan Non-U.S. Government Bond Index (Hedged)(ex-Japan)

Independently maintained and published index composed of non-U.S. government bonds (excluding Japanese government bonds) with maturities of one year or more that are currency- hedged into U.S. dollars.

JPMorgan Emerging Markets Bond Index Global	Independently maintained and published index composed of debt securities of 31 countries.
Lehman Brothers U.S. Aggregate Bond Index	Independently maintained and published index comprised of U.S. fixed rate debt issues, having a maturity of at least one year and rated investment grade or higher.
Lehman Brothers U.S. Government Bond Index	Independently maintained and published U.S. government bond index.
Lehman Brothers U.S. Treasury Inflation Notes Index	Independently maintained and published index of inflation-indexed linked U.S. Treasury securities.
MSCI EAFE Index (Europe, Australasia, and Far East Index)	Independently maintained and published large capitalization international stock index.
MSCI EAFE (Europe, Australasia, and Far East) (Hedged)	Independently maintained and published large capitalization international stock index that is currency-hedged into U.S. dollars.
Morgan Stanley REIT Index	Independently maintained and published equity real estate index.
Russell 1000 Growth Index

Independently maintained and published index, measuring the performance of stocks included in the Russell 1000Index (a large capitalization U.S. stock index) with higher price-to-book ratios and higher forecasted growth values.

Russell 1000 Value Index

Independently maintained and published index, measuring the performance of stocks included in the Russell 1000Index (a large capitalization U.S. stock index) with lower price-to-book ratios and lower forecasted growth values.

Russell 2500 Growth Index	Independently maintained and published index, measuring the performance of stocks included in the Russell 2500 Index with higher price-to-book ratios and higher forecasted growth values.
Russell 2500 Value Index	Independently maintained and published index, measuring the performance of stocks included in the Russell 2500 Index with lower price-to-book ratios and lower forecasted growth values.
S&P 500 Index	Independently maintained and published index of large capitalization U.S. stocks.
S&P/IFCI (Investable) Composite Index

Independently maintained and published market capitalization-weighted index of the performance of securities traded on stock exchanges of 22 different emerging markets, calculated on a total return basis.

Statement of Additional Information (SAI)

PART 2

PURCHASE AND REDEMPTION OF SHARES

All information regarding the purchase and redemption of Trust shares is contained in the Trust’s private placement memorandum.

PRICING OF SHARES

The following information supplements the disclosure in the Trust’s private placement memorandum under “Calculating the Share Price”:

Calculation of Net Asset Value

            The Trust calculates its NAV once daily on Monday through Friday, as described in the private placement memorandum.  The Trust will not compute its NAV on the days the New York Stock Exchange is closed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. GMO reserves the right to adjust the closing time to coincide with an earlier closing of the New York Stock Exchange or due to other unusual circumstances.

            The NAV of the Trust is calculated by dividing the value of the Trust's net assets by all of the shares issued.

Because the Trust invests in other investment companies, the Trust’s NAV is calculated based on the NAV of the investment companies in which it invests. The Trust does not anticipate that it will fair value its securities often due to the fact that it invests directly in other investment companies. The underlying funds' fair value pricing policies and procedures are explained in the underlying funds' prospectuses.

If the Trust were to hold investments other than shares of the underlying funds, the following would apply:

Valuation of Portfolio Securities

            Current values for the Trust's portfolio securities are determined as follows:

                        (1) Securities that are traded on an established securities exchange or the over-the-counter National Market System (NMS) are valued on the basis of the last sales price on the exchange where primarily traded or on the NMS prior to the time of the valuation, provided that a sale has occurred.

                        (2) Securities traded on an established securities exchange or in the over-the-counter market for which there has been no sale and other securities traded in the over-the-counter market are valued at the mean of the bid and asked prices at the time of valuation.

                        (3) Short-term investments maturing in more than 60 days, for which market quotations are readily available, are valued at current market value.

                        (4) Short-term investments maturing in sixty days or less are valued at amortized cost, which approximates market.

                        (5) Securities, including restricted securities, for which market quotations are not readily available; listed securities or those on NMS if, in the investment advisor’s opinion, the last sales price does not reflect an accurate current market value; and other assets are valued at prices deemed in good faith to be fair under procedures established by the Board of Trustees.

                        (6) Municipal bonds are valued by an independent pricing service at fair value using a variety of factors which may include yield, liquidity, interest rate risk, credit quality, coupon, maturity and type of issue.

PRINCIPAL UNDERWRITER

            The Trust does not have a principal underwriter because the shares of the Trust are sold directly to Evergreen Asset Allocation Fund, through private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

TAX INFORMATION

For federal income tax purposes, the Trust will be disregarded as an entity separate from Evergreen Asset Allocation Fund; Evergreen Asset Allocation Fund will be treated as the owner of all assets of the Trust and as the recipient of all income, gains and losses of the Trust.

BROKERAGE

            The Trust will only purchase shares directly of various GMO underlying funds and therefore does not pay brokerage fees.

ORGANIZATION

            The following is qualified in its entirety by reference to the Trust’s Declaration of Trust.

Description of Shares

            The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest of series and classes of shares.  Each share of the Trust represents an equal proportionate interest with each other share of that series and/or class.  Upon liquidation, shares are entitled to a pro rata share of the Trust based on the relative net assets of each series and/or class.  The shareholder has no preemptive or conversion rights.  Shares are redeemable and transferable.

Voting Rights

            Under the terms of the Declaration of Trust, the Trust is not required to hold annual meetings.  At meetings called for the initial election of Trustees or to consider other matters, each share is entitled to one vote for each dollar of “NAV” applicable to such share.  Shares generally vote together as one class on all matters.  Classes of shares of the Trust have equal voting rights.  No amendment may be made to the Declaration of Trust that adversely affects any class of shares without the approval of a majority of the votes applicable to the shares of that class.  Shares have non‑cumulative voting rights, which means that the holders of more than 50% of the votes applicable to shares voting for the election of Trustees can elect 100% of the Trustees to be elected at a meeting and, in such event, the holders of the remaining shares voting will not be able to elect any Trustees.

The Trust has agreed with Evergreen Asset Allocation Fund that Evergreen Asset Allocation Fund will seek instructions from its security holders with regard to the voting of all proxies relating to shares of the Trust held by Evergreen Asset Allocation Fund and will vote such proxies only in accordance with the instructions from its security holders.

            After the initial meeting as described above, no further shareholder meetings for the purpose of electing Trustees will be held, unless required by law (for such reasons as electing or removing Trustees, changing fundamental policies, and approving advisory agreements or 12b-1 plans), unless and until such time as less than a majority of the Trustees holding office have been elected by the shareholder, at which time, the Trustees then in office will call a shareholder’s meeting for the election of Trustees.

Limitation of Trustees' Liability

            The Declaration of Trust provides that a Trustee will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties involved in the conduct of his office.

Code of Ethics

            The Trust and its investment advisor have each adopted a code of ethics pursuant to the requirements of Rule 17j-1 of the 1940 Act (“Code of Ethics”).  Each of these Codes of Ethics permits Trust personnel to invest in securities for their own accounts and is on file with, and available from, the SEC.

INVESTMENT ADVISORY AGREEMENT

            The Trust has entered into an investment advisory agreement with GMO (the "Advisory Agreement").  Under the Advisory Agreement, and subject to the supervision of the Trust's Board of Trustees, the investment advisor manages the investment and reinvestment of the Trust's assets.  The investment advisor pays for its own expenses in providing services pursuant to the Advisory Agreement, including salaries of its personnel.  The investment advisor in not obligated to pay any other expenses of the Trust.

            The Trust pays for all charges and expenses, other than those specifically referred to as being borne by the investment advisor, including, but not limited to, (1) custodian charges and expenses; (2) bookkeeping and auditors' charges and expenses; (3) transfer agent charges and expenses; (4) fees and expenses of the Trustees; (5) brokerage commissions, brokers' fees and expenses; (6) issue and transfer taxes; (7) applicable costs and expenses under the Distribution Plan (if any) (8) taxes and trust fees payable to governmental agencies; (9) the cost of share certificates; (10) fees and expenses of the registration and qualification of the Trust and its shares with the SEC or under state or other securities laws; (11) expenses of preparing, printing and mailing private placement memorandum, SAI, notices, reports and proxy materials to shareholders of the Trust; (12) expenses of shareholders' and Trustees' meetings; (13) charges and expenses of legal counsel for the Trust and for the Trustees on matters relating to the Trust; (14) charges and expenses of filing  annual and other reports with the SEC and other authorities; and (15) all extraordinary charges and expenses of the Trust. For information on advisory fees paid by the Trust, see “Expenses” in Part 1 of this SAI.

            The Advisory Agreement continues in effect for two years from its effective date and, thereafter, from year to year only if approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the Trust's outstanding shares.  In either case, the terms of the Advisory Agreement and continuance thereof must be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated, without penalty, on 60 days' written notice by the Trust's Board of Trustees or by a vote of a majority of outstanding shares.  The Advisory Agreement will terminate automatically upon its "assignment" as that term is defined in the 1940 Act.

In approving the investment advisory agreement (or renewal thereof) of the Trust, the Board of Trustees reviewed the fact that the Trust would bear no management fees and that all other expenses would be reimbursed by the administrator.  In addition, the Board of Trustees considered its discussions with management on the personnel and resources committed to management of the Trust and the nature and quality of the service provided to the Trust.  The Board of Trustees considered the special purpose of the Trust and the fact that its shares would only be available in private placement transactions.

            After reviewing a variety of factors, such as those described above, the Trustees concluded that the service provided by the investment advisor was sufficient and met the terms of the contract, and that the fees were reasonable and consistent with industry norms for funds of comparable size and asset class.

Transactions Among Advisory Affiliates

            The Trust has adopted procedures pursuant to Rule 17a‑7 of the 1940 Act ("Rule 17a‑7 Procedures").  The Rule 17a‑7 Procedures permit the Trust to buy or sell securities from another investment company for which a subsidiary of Wachovia Corporation is an investment advisor.  The Rule 17a‑7 Procedures also allow the Trust to buy or sell securities from other advisory clients for whom a subsidiary of Wachovia Corporation is an investment advisor.  The Trust may engage in such transaction if it is equitable to each participant and consistent with each participant's investment objective.

PORTFOLIO MANAGERS

            Day-to-day management of the Trust is the responsibility of GMO’s Asset Allocation Division.  The Division’s members work collaboratively to manage the Trust’s portfolio, and no one person is primarily responsible for day-to-day management of the Trust.

            The following table sets forth additional information about Mr. Inker, the senior member of the Asset Allocation Division responsible for coordinating the Trust’s overall portfolio management.  The information provided is as of September 1, 2005.

Senior Member Asset Allocation Trust	Registered investment companies managed (including other non-GMO mutual fund subadvisory relationships)		Other pooled investment vehicles managed (world-wide)		Separate accounts managed (world-wide)
	Number of accounts	Total assets	Number of accounts	Total assets	Number of accounts	Total assets
Ben Inker	8	$4,372,357.589.49	3	$4,000,066,220.78	165	$11,333,734,414.71

	Registered investment companies managed for which GMO receives a performance-based fee (including non-GMO mutual fund subadvisory relationships)		Other pooled investment vehicles managed (world-wide) for which GMO receives a performance-based fee		Separate accounts managed (world-wide) for which GMO receives a performance-based fee
	Number of accounts	Total assets	Number of accounts	Total assets	Number of accounts	Total assets
Ben Inker	0	0	2	$3,624,782,415.41	38	$4,262,515,804.65

            Because the senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the fund and the investment strategy of the other accounts and potential conflicts in the allocation of investment opportunities between the fund and such other accounts.  GMO believes several factors limit those conflicts. First, the investment advisor maintains trade allocation policies which seek to ensure such conflicts are managed appropriately.  Second, where similar accounts are traded in a common trading environment, performance attribution with full transparency of holdings and identification of contributors to gains and losses act as important controls on conflicts.  Third, the investment advisor’s investment divisions and Investment Analysis team periodically examine performance dispersion among accounts employing the same investment strategy but with different fee structures to ensure that any divergence in expected performance is adequately explained by differences in the client’s investment guidelines and timing of cash flows.  Fourth, the fact that the investment programs of the Trust and other similar accounts are determined based on quantitative models imposes discipline and constraint on the investment advisor’s investment decisions.

            Senior members of each division are members (partners) of GMO.  Compensation for the senior member consists of a fixed annual base salary, a partnership interest in the firm’s profits and possibly an additional, discretionary, bonus related to the senior member’s contribution to GMO’s success.  The compensation program does not disproportionately reward outperformance by higher fee/performance fee products.  GMO’s Compensation Committee determines the senior member’s base salary taking into account current industry norms and market data to ensure that GMO pays a competitive base salary.  The Compensation Committee also determines the level of partnership interest, taking into account the senior member’s contribution to GMO and GMO’s mission statement.  The Committee may decide to pay a discretionary bonus to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market.  Because each member’s compensation is based on his individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation.  GMO membership interests are the primary incentive for persons to maintain employment with GMO.  GMO believes this is the best incentive to maintain stability of portfolio management personnel.

            The senior member has no beneficial interest in the Trust’s shares.

MANAGEMENT OF THE TRUST

The Trust is supervised by a Board of Trustees that is responsible for representing the interests of the shareholder.  The Trustees meet periodically throughout the year to oversee the Trust’s activities, reviewing, among other things, the Trust’s performance and its contractual arrangements with various service providers.  Each Trustee is paid a fee for his or her services.  See “Expenses-Trustee Compensation” in Part 1 of this SAI.

            The Trust has an Executive Committee which consists of K. Dun Gifford, Dr. Russell A. Salton, III and the Chairman of the Board, Michael S. Scofield, each of whom is an Independent Trustee. The Executive Committee recommends Trustees to fill vacancies, prepares the agenda for Board Meetings, acts on routine matters between scheduled Board meetings and reviews and resolves conflicts of interest between the Trust and the Trust's investment advisor or its affiliates.  The Executive Committee also functions as the Nominating Committee, the 15(c) Committee and the Qualified Legal Compliance Committee.  The Trust was formed in June, 2005.  For the fiscal year ended December 31, 2004, the Executive Committee held 18 committee meetings for the twelve other Evergreen Trusts.

            The Nominating Committee is responsible for nominating candidates for election to the Board of Trustees by the full Board.  The Committee may solicit suggestions for persons to fill vacancies on the Boards of Trustees from such sources as it deems appropriate, including Evergreen Investment Management Company, LLC (“EIMC”).  The Committee will consider nominations for openings on the Board of Trustees from shareholders who have separately or as a group held for at least one full year at least 5% of the outstanding shares of a Trust.  Shareholder recommendations should be sent to the attention of the Committee in care of the Trust’s Secretary and should include biographical information, including the proposed nominee’s business experience for the past ten years and a description of the qualifications of the proposed nominee, along with a statement from the proposed nominee that he or she is willing to serve and meets the requirements to be an Independent Trustee, if applicable.

            The 15(c) Committee is responsible for gathering relevant information to assist the full Board in fulfilling its obligations relating to the initial approval and renewal of advisory and distribution contracts pursuant to Section 15 of the 1940 Act.  It may request information from and submit questions to the Trust's investment advisor and its affiliates in order for the full Board of Trustees to determine whether or not to enter into or renew Trust contracts.

            The Qualified Legal Compliance Committee is responsible for the establishment of written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation of an applicable U.S. federal or state securities law, a material breach of a fiduciary duty arising under U.S. federal or state law, or a similar material violation of any U.S. federal or state law by a Trust or by any officer, Trustee, employee or agent of a Trust.  The Committee is also responsible for determining whether an investigation is necessary regarding any report of evidence of a material violation.  If it is determined that there has been a material violation, the Committee is responsible for informing the Trust’s chief legal officer and chief executive officer and taking all other appropriate actions to respond to evidence of a material violation.

The Trust has an Audit Committee which consists of Shirley L. Fulton, K. Dun Gifford, Gerald M. McDonnell, William W. Pettit and the Chairman of the Committee, Charles A. Austin III, each of whom is an Independent Trustee.  The purpose of the Audit Committee is to evaluate financial management, meet with the auditors and deal with other matters of a financial nature that it deems appropriate. The Trust was formed in June, 2005.  For the fiscal year ended December 31, 2004, the Audit Committee held 4 committee meetings for the twelve other Evergreen Trusts.

            The Trust has a Litigation Oversight Committee which consists of the members of the Executive Committee, Shirley L. Fulton and William W. Pettit. The Litigation Oversight Committee oversees and assists Trustee oversight of: litigation commenced by or against the Evergreen funds; litigation commenced by or against any service provider to the Trust that relates to the Trust or that may have a material effect on the service provider’s ability to perform its services to the Trust; non-routine regulatory actions, examinations, inspections, or other activities in respect of any service provider to the Trust that relate to its services to the Trust or that may have a material effect on the service provider’s ability to perform its services to the Trust. The Litigation Oversight Committee which was formed on March 16, 2005 did not meet during the fiscal year ended December 31, 2004.  Since December 31, 2004, the Litigation Oversight Committee has not held any meetings.

            The Trust has a Performance Committee which consists of Dr. Russell A. Salton, III, Dr. Leroy Keith, David M. Richardson, Richard Wagoner and the Chairman of the Committee, Richard J. Shima.  The Performance Committee reviews all activities involving investment-related issues and activities of EIMC and any sub-advisors to the Evergreen funds and assesses the performance of the Evergreen funds. The Trust was formed in June, 2005.  For the fiscal year ended December 31, 2004, the Performance Committee held 4 committee meetings for the twelve other Evergreen Trusts.

            The Trust has a Pricing Committee which consists of the members of the Executive Committee and the Chairman of the Audit Committee.  In furtherance of the Board’s responsibilities under the 1940 Act to determine in good faith the fair value of securities and assets for which market quotations are not readily available or are not reliable, the Pricing Committee is responsible for reviewing issues and activities relating to pricing. The Trust was formed in June, 2005.  For the fiscal year ended December 31, 2004, the Pricing Committee held 3 committee meetings for the twelve other Evergreen Trusts.

            Set forth below are the Trustees of each of the thirteen Evergreen Trusts.  Unless otherwise indicated, the address for each Trustee is P.O. Box 20083, Charlotte, North Carolina 28202. All shareholder communications should be sent to this address.

Independent Trustees:

Name and

Date of Birth	Position with Trust	Beginning Year of Term of Office[1]	Principal Occupations for Last Five Years	Number of Portfolios Overseen in Evergreen Funds Complex as of 12/31/2004	Other Directorships held outside of Evergreen Funds Complex
Charles A. Austin III DOB: 10/23/1934	Trustee	1991	Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, The Francis Ouimet Society; Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Trust, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice)	93	None
Shirley L. Fulton DOB: 1/10/1952	Trustee	2004	Partner, Tin, Fulton, Greene & Owen, PLLC (law firm); Former Partner, Helms, Henderson & Fulton, P.A. (law firm); Retired Senior Resident Superior Court Judge, 26th Judicial District, Charlotte, NC	93	None
K. Dun Gifford DOB: 10/23/1938	Trustee	1974	Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Director, Mentor Income Trust, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust	93	None

Name and

Date of Birth	Position with Trust	Beginning Year of Term of Office[1]	Principal Occupations for Last Five Years	Number of Portfolios Overseen in Evergreen Funds Complex as of 12/31/2004	Other Directorships held outside of Evergreen Funds Complex
Dr. Leroy Keith, Jr. DOB: 2/14/1939	Trustee	1983	Partner, Stonington Partners, Inc. (private equity firm); Trustee, The Phoenix Group of Mutual Funds; Director, Obagi Medical Products Co.; Director, Diversapack Co.; Former Director, Lincoln Educational Services; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director, Mentor Income Trust, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust	93	Trustee, The Phoenix Group of Mutual Funds
Gerald M. McDonnell DOB: 7/14/1939	Trustee	1988	Manager of Commercial Operations, SMI Steel Co. - South Carolina (steel producer); Former Sales and Marketing Manager, Nucor Steel Company; Former Director, Mentor Income Trust, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust	93	None
William Walt Pettit DOB: 8/26/1955	Trustee	1984	Vice President, Kellam & Pettit, P.A. (law firm); Director, Superior Packaging Corp.; Director, National Kidney Foundation of North Carolina, Inc.; Former Director, Mentor Income Trust, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust	93	None

David M. Richardson

DOB: 9/19/1941	Trustee	1982	President, Richardson, Runden LLC (executive recruitment business development/consulting company); Consultant, Kennedy Information, Inc. (executive recruitment information and research company); Consultant, AESC (The Association of Executive Search Consultants); Director, J&M Cumming Paper Co. (paper merchandising); Former Trustee, NDI Technologies, LLP (communications); Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Director, Mentor Income Trust, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust	93	None

Dr. Russell A. Salton, III

DOB: 6/2/1947	Trustee	1984	President/CEO, AccessOne MedCard; Former Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Director, Mentor Income Trust, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust	93	None
Michael S. Scofield DOB: 2/20/1943	Trustee	1984	Chairman and Director, Branded Media Corporation (multi-media branding company); Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Trust, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust	93	None

Richard J. Shima

DOB: 8/11/1939	Trustee	1993	Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director, Hartford Hospital; Trustee, Greater Hartford YMCA; Former Director, Enhance Financial Services, Inc.; Former Director, Old State House Association; Former Director of CTG Resources, Inc. (natural gas); Former Director, Mentor Income Trust, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust	93	None

Interested Trustee:

Richard K. Wagoner, CFA[2] DOB: 12/12/1937	Trustee	1999	Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Consultant to the Boards of Trustees of the Evergreen funds; Former Trustee, Mentor Funds and Cash Resource Trust	93	None

1       Each Trustee, except Ms. Fulton, serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office. As a new Trustee, Ms. Fulton's initial term ends March 31, 2007 at which time she may be re-elected by Trustees to serve until her death, resignation, retirement or removal from office by the Trustees.

2       Mr. Wagoner is an "interested person" of the Evergreen funds because of his ownership of shares in Wachovia Corporation, the parent to the EIMC.

Trustee Ownership of Evergreen Funds Shares

            Set forth in the table below are the names of the Evergreen funds in which the Trustees are invested through direct ownership of fund shares or through the Trustees’ Deferred Compensation Plan.

The table shows the dollar range of each Trustee’s investment in each Fund and the aggregate dollar range of their investment in the Evergreen fund complex, as of December 31, 2004.  Asset Allocation Trust was not effective as of December 31, 2004.

Trustee

	Trust	Dollar Range of Investment in Trust	Aggregate Dollar Range of Investments in Evergreen Funds Complex
Charles A. Austin III	Evergreen Aggressive Growth Fund[1]	$50,001-$100,000	Over $100,000
	Evergreen Core Bond Fund[1]	$10,001-$50,000
	Evergreen Equity Income Fund[1]	$10,001-$50,000
	Evergreen Growth Fund[1]	$50,001-$100,000
	Evergreen Health Care Fund[2]	Over $100,000
	Evergreen Large Cap Value Fund[1]	$10,001-$50,000
	Evergreen Mid Cap Growth Fund[1]	$50,001-$100,000
	Evergreen Money Market Trust	$50,001-$100,000
	Evergreen Omega Fund[2]	$50,001-$100,000
	Evergreen Technology Trust	$1-$10,000
Shirley L. Fulton	Evergreen Asset Allocation Fund[1]	$1-$10,000	$10,001-$50,000
	Evergreen Equity Income Fund[1]	$1-$10,000
	Evergreen Mid Cap Growth Fund[1]	$1-$10,000
	Evergreen Utility and Telecommunications Fund[1]	$10,001-$50,000
K. Dun Gifford	Evergreen Fundamental Large Cap Trust (formerly Evergreen Growth and Income Trust)	$10,001-$50,000	$10,001-$50,000
	Evergreen Health Care Trust	$10,001-$50,000
Dr. Leroy Keith, Jr.	Evergreen Limited Duration Trust	$10,001-$50,000	$10,001-$50,000
	Evergreen Omega Trust	$1-$10,000
Gerald M. McDonnell[3]	Evergreen Adjustable Rate Trust	$10,001-$50,000	Over $100,000
	Evergreen Asset Allocation Fund[1]	$50,001-$100,000
	Evergreen Emerging Markets Growth Trust	$10,001-$50,000
	Evergreen Equity Income Trust	$10,001-$50,000
	Evergreen Fund[1]	$50,001-$100,000
	Evergreen Foundation Fund[1]	$50,001-$100,000
	Evergreen Global Large Cap Equity Fund[1]	$10,001-$50,000
	Evergreen Fundamental Large Cap Trust (formerly Evergreen Growth and Income Trust)	$10,001-$50,000
	Evergreen Health Care Trust	$1-$10,000
	Evergreen Income Advantage Trust	$1-$10,000
	Evergreen Large Cap Value Fund[1]	$50,001-$100,000
	Evergreen Managed Income Trust	$1-$10,000
	Evergreen Money Market Fund[1]	$10,001-$50,000
	Evergreen Omega Fund[1]	$10,001-$50,000
	Evergreen Short Intermediate Bond Trust	$1-$10,000
	Evergreen Strategic Municipal Bond Trust	$10,001-$50,000
	Evergreen Technology Trust	$1-$10,000
	Evergreen Utilities and High Income Trust	$1-$10,000
William Walt Pettit	Evergreen Aggressive Growth Fund[2]	Over $100,000	Over $100,000
	Evergreen Asset Allocation Fund[1]	$10,001-$50,000
	Evergreen Emerging Markets Growth Trust	$1-$10,000
	Evergreen Equity Income Fund[2]	$10,001-$50,000
	Evergreen Fund[1]	$50,001-$100,000
	Evergreen Foundation Fund[1]	$10,001-$50,000
	Evergreen Global Large Cap Equity Fund[2]	$10,001-$50,000
	Evergreen Global Opportunities Fund[1]	$10,001-$50,000
	Evergreen Growth Fund[1]	Over $100,000
	Evergreen Fundamental Large Cap Trust (formerly Evergreen Growth and Income Trust)	$10,001-$50,000
	Evergreen Health Care Fund[1]	Over $100,000
	Evergreen International Equity Fund[1]	Over $100,000
	Evergreen Large Cap Value Fund[1]	$10,001-$50,000
	Evergreen Masters Fund[1]	$10,001-$50,000
	Evergreen Mid Cap Growth Fund[1]	$1-$10,000
	Evergreen Money Market Trust	$10,001-$50,000
	Evergreen Omega Fund[1]	Over $100,000
	Evergreen Strategic Growth Fund[1]	$1-$10,000
	Evergreen Utility and Telecommunications Fund[1]	$50,001-$100,000
David M. Richardson	Evergreen Asset Allocation Fund	$10,001-$50,000	Over $100,000
	Evergreen Equity Index Trust	$10,001-$50,000
	Evergreen Managed Income Trust	$10,001-$50,000
	Evergreen Omega Trust	$10,001-$50,000
	Evergreen Utilities and High Income Trust	$10,001-$50,000
Dr. Russell A. Salton, III	Evergreen Asset Allocation Fund[1]	Over $100,000	Over $100,000
	Evergreen Global Opportunities Fund[1]	Over $100,000
	Evergreen Large Cap Value Fund[1]	Over $100,000
Michael S. Scofield	Evergreen Aggressive Growth Trust	$10,001-$50,000	Over $100,000
	Evergreen Balanced Trust	$10,001-$50,000
	Evergreen Core Bond Fund[2]	Over $100,000
	Evergreen Equity Income Trust	$1-$10,000
	Evergreen Equity Index Trust	$10,001-$50,000
	Evergreen Foundation Fund[1]	Over $100,000
	Evergreen Income Advantage Trust	$1-$10,000
	Evergreen Managed Income Trust	$1-$10,000
	Evergreen Omega Trust	$10,001-$50,000
	Evergreen Short Intermediate Bond Trust	$10,001-$50,000
	Evergreen Treasury Money Market Trust	Over $100,000
Richard J. Shima	Evergreen Connecticut Municipal Bond Trust	$50,001-$100,000	Over $100,000
	Evergreen Global Large Cap Equity Trust	Over $100,000
	Evergreen Global Opportunities Trust	Over $100,000
	Evergreen Income Advantage Trust	$10,001-$50,000
	Evergreen International Equity Trust	$10,001-$50,000
	Evergreen Managed Income Trust	$10,001-$50,000
	Evergreen Omega Trust	$50,001-$100,000
	Evergreen Tax Strategic Foundation Trust	$50,001-$100,000
	Evergreen Utilities and High Income Trust	$10,001-$50,000

Trustee

	Trust	Dollar Range of Investment in Trust	Aggregate Dollar Range of Investments in Evergreen Funds Complex
Richard K. Wagoner	Evergreen Equity Income Trust	Over $100,000	Over $100,000
	Evergreen Income Advantage Trust	$1-$10,000
	Evergreen Managed Income Trust	$1-$10,000
	Evergreen Mid Cap Growth Trust	$50,001-$100,000
	Evergreen Money Market Trust	$10,001-$50,000
	Evergreen Municipal Money Market Trust	$10,001-$50,000
	Evergreen Omega Trust	Over $100,000
	Evergreen Special Values Trust	Over $100,000
	Evergreen Utilities and High Income Trust	$1-$10,000

1          Invested through the Trustees’ Deferred Compensation Plan.  The Deferred Compensation Plan allows each Trustee to defer any or all of his or her compensation for serving as Trustee, and to have such compensation invested into a deferral account.  The investment performance of the deferral account is based on the investment performance of the particular Evergreen fund(s) selected by the Trustee.

2          Amount shown includes direct investments as well as investments through the Trustees' Deferred Compensation Plan. Dollar ranges of investments held directly in these funds are as follows: Mr. Austin – Evergreen Health Care Trust, $10,001 - $50,000; Evergreen Omega Trust, $10,001 - $50,000. Mr. Pettit – Evergreen Aggressive Growth Trust, $1 - $10,000; Evergreen Equity Income Trust, $1 - $10,000; Evergreen Global Large Cap Equity Trust, $1 - $10,000. Mr. Scofield – Evergreen Core Bond Trust, $50,001 - $100,000.

3       In addition to the amounts shown in the table, Mr. McDonnell has $10,001-$50,000 invested in a 529 Education Savings Plan which may from time to time invest in certain of the Evergreen funds.

Set forth below are the officers of each of the thirteen Evergreen Trusts.

Name, Address and Date of Birth	Position with Trust	Principal Occupation for Last Five Years
Dennis H. Ferro 401 S. Tryon Charlotte, NC 28288 DOB: 6/20/1945	President	President and Chief Executive Officer, Evergreen Investment Company, Inc. and Executive Vice President, Wachovia Bank, N.A.; former Chief Investment Officer, Evergreen Investment Company, Inc.
Jeremy Depalma 200 Berkeley Street Boston, MA 02116 DOB: 2/5/1974
Treasurer
Vice President, Evergreen Investment Services, Inc.
Michael H. Koonce 200 Berkeley Street Boston, MA 02116 DOB: 4/20/1960	Secretary	Senior Vice President and General Counsel, Evergreen Investment Services, Inc.; Senior Vice President and Assistant General Counsel, Wachovia Corporation
James Angelos 200 Berkeley Street Boston, MA 02116 DOB: 9/2/47	Chief Compliance Officer	Chief Compliance Officer and Senior Vice President, Evergreen Funds; Former Director of Compliance, Evergreen Investment Services, Inc.

POLICY FOR DISSEMINATION OF PORTFOLIO HOLDINGS

            A complete listing of portfolio holdings for every Evergreen fund (including the Trust) as of the calendar quarter end will be available to the public approximately 15 calendar days after the calendar quarter end. Such listing to be posted to EvergreenInvestments.com as soon after the 15 days as possible. In addition, certain Evergreen funds (such as Evergreen money market funds) may make available to the public a complete list of holdings as of month end, posted to EvergreenInvestments.com within approximately 15 calendar days after the month end.  Once released to the web, there are no restrictions on providing the data to any shareholder or external party.

No dissemination of the Evergreen funds’ portfolio holdings is allowed to any shareholder, potential shareholder or party external to Evergreen except for dissemination (i) required by law, (ii) to affiliated or unaffiliated service providers (including the investment advisor, custodian, transfer agent, principal underwriter, etc.) that have a legal or contractual duty to keep such information confidential, (iii) to other persons who owe a fiduciary or other duty of trust or confidence to the Fund (such as the Fund’s legal counsel and independent registered public accounting firm), or (iv) to institutional investment consultants or mutual fund analytical firms and in such cases, only where there are signed confidentiality agreements in place.  Institutional investment consultants are those organizations who utilize fund holdings data and characteristics such as beta, P/E ratio, etc. to screen investment vehicles for their large, institutional clients.  These consultants typically compare the Funds against other investment firms’ products to see which is most suitable for their clients.  In presentations to clients, these consultants will sometimes provide data regarding the Funds and how they compare to products of other investment advisors.  The confidentiality agreements applicable to these situations preclude these firms from providing any client with holdings data until the data is available to the public.

            This policy applies to affiliates of Evergreen such as Wachovia Trust and Wachovia Securities.  Officers of the Evergreen funds may authorize disclosure of an Evergreen Trust’s portfolio securities in accordance with this policy.  The Evergreen funds’ Board of Trustees has reviewed this policy and has designated the Evergreen funds’ chief compliance officer to be responsible for monitoring compliance with the policy.  The chief compliance officer reports directly to the Board of Trustees.

As of September 1, 2005, the Evergreen funds had ongoing arrangements with the following recipients to make available non-public portfolio holdings information relating to the Evergreen funds:

Recipient	Purpose	Timing
State Street Bank and Trust Company	Trust’s custodian	Daily
KPMG LLP	Trust’s independent registered public accountants	As necessary in connection with financial statements and SEC filings
EIS	Trust’s administrator	Daily
ESC	Trust’s transfer agent	Quarterly
EIMC	Affiliate of Trust’s administrator and transfer agent	Daily
GMO	Trust’s investment advisor	Daily
Moody's Investor Services, Inc.	Provides rating services for the Trust	Weekly
Capital Access International	Analytical	Monthly
Northern Trust Company	Analytical	Monthly
Thomson Financial, Inc.	Analytical	Monthly
Bloomberg, L.P.	Analytical	Monthly
Wachovia Fiduciary Compliance	Compliance Filings	Quarterly

             Once portfolio holdings information is made public, there are no restrictions on providing the data to any shareholder or other party.

ADDITIONAL INFORMATION

            Except as otherwise stated in its private placement memorandum or required by law, the Trust reserves the right to change the terms of the offer stated in its private placement memorandum without shareholder approval, including the right to impose or change fees for services provided.

            No dealer, salesman or other person is authorized to give any information or to make any representation not contained in the Trust's private placement memorandum, SAI or in supplemental sales literature issued by the Trust or EIS, and no person is entitled to rely on any information or representation not contained therein.

            The Trust's private placement memorandum and SAI omit certain information contained in the Trust's registration statement, which you may obtain for a fee from the SEC in Washington, D.C.

Appendix A

Evergreen Investment Management Company, LLC

Proxy Voting Policy and Procedures

ISS Proxy Voting Guidelines Summary

June 16, 2003

Statement of Principles

Evergreen Investment Management Company, LLC (EIMCO) recognizes it has a fiduciary duty to vote proxies on behalf of clients who have delegated such responsibility to EIMCO, and that in all cases proxies should be voted in a manner reasonably believed to be in the clients’ best interest.

Proxy Voting Records

A copy of the proxy voting records indicating how the Evergreen funds voted proxies relating to portfolio securities during the twelve-month period ended June 30, 2004 may be obtained, without charge, by visiting our website at EvergreenInvestments.com or the SEC’s website at http://www.sec.gov.

Corporate Governance Committee

EIMCO has established a corporate governance committee (Committee) which is a sub-committee of EIMCO’s Investment Policy Committee.  The Committee is responsible for approving EIMCO’s proxy voting policies and procedures, for overseeing the proxy voting process, and for reviewing proxy voting on a regular basis.  The Committee will meet quarterly to review reports of all proxies voted for the prior period and to conduct other business as required.

Conflicts of Interest

EIMCO recognizes that under certain circumstances it may have a conflict of interest in voting proxies on behalf of its clients.  Such circumstances may include, but are not limited to, situations where EIMCO or one or more of its affiliates has a client or customer relationship with the issuer of the security that is the subject of the proxy vote.

In most cases, structural and informational barriers within EIMCO and Wachovia Corporation will prevent EIMCO from becoming aware of the relationship giving rise to the potential conflict of interest.  In such circumstances, EIMCO will vote the proxy according to its standard guidelines and procedures described above.

If persons involved in proxy voting on behalf of EIMCO becomes aware of a potential conflict of interest, the Committee shall consult with EIMCO’s Legal Department and consider whether to implement special procedures with respect to the voting of that proxy, including whether an independent third party should be retained to vote the proxy.

Share Blocking

EIMCO does not vote global proxies, with share blocking restrictions, requiring shares to be prohibited from sale.

Proxy Voting Guideline Summary

I.          The Board of Directors

Voting on Director Nominees in Uncontested Elections

Votes on director nominees should be made on a case-by-case basis, examining the following factors: composition of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance relative to a market index, directors’ investment in the company, whether the chairman is also serving as CEO, and whether a retired CEO sits on the board. However, there are some actions by directors that should result in votes being withheld. These instances include directors who:

·           Attend less than 75 percent of the board and committee meetings without a valid excuse

·           Implement or renew a dead-hand or modified dead-hand poison pill

·           Ignore a shareholder proposal that is approved by a majority of the shares outstanding

·           Ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years

·           Have failed to act on takeover offers where the majority of the shareholders have tendered their shares

·           Are inside directors and sit on the audit, compensation, or nominating committees

·           Are inside directors and the full board serves as the audit, compensation, or nominating committee or the company does not have one of these committees

In addition, directors who enacted egregious corporate governance policies or failed to replace management as appropriate would be subject to recommendations to withhold votes.

Separating Chairman and CEO

Vote on a case-by-case basis on shareholder proposals requiring that the positions of chairman and CEO be held separately.

Proposals Seeking a Majority of Independent Directors

Shareholder proposals asking that a majority of directors be independent should be evaluated on a case-by-case basis. Vote for shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors.

Stock Ownership Requirements

Vote against shareholder proposals requiring directors to own a minimum amount of company stock in order to qualify as a director or to remain on the board.

Term of Office

Vote against shareholder proposals to limit the tenure of outside directors.

Age Limits

Vote against shareholder proposals to impose a mandatory retirement age for outside directors.

Director and Officer Indemnification and Liability Protection

Proposals on director and officer indemnification and liability protection should be evaluated on a case-by-case basis, using Delaware law as the standard. Vote against proposals to eliminate entirely directors’ and officers’ liability for monetary damages for violating the duty of care. Vote against indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness. Vote for only those proposals providing such expanded coverage in cases when a director’s or officer’s legal defense was unsuccessful if: (1) the director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and (2) only if the director’s legal expenses would be covered.

Charitable Contributions

Vote against proposals regarding charitable contributions.

II.         Proxy Contests

Voting for Director Nominees in Contested Elections

Votes in a contested election of directors must be evaluated on a case-by-case basis, considering the following factors: long-term financial performance of the target company relative to its industry; management’s track record; background to the proxy contest; qualifications of director nominees (both slates); evaluation of what each side is offering shareholders as well as the likelihood that the proposed objectives and goals can be met; and stock ownership positions.

Reimburse Proxy Solicitation Expenses

Voting to reimburse proxy solicitation expenses should be analyzed on a case-by-case basis. In cases where Evergreen recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

III.        Auditors

Ratifying Auditors

Vote for proposals to ratify auditors, unless: an auditor has a financial interest in or association with the company, and is therefore not independent; or there is reason to believe that the independent registered public accounting firm has rendered an opinion which is neither accurate nor indicative of the company’s financial position.

IV.       Proxy Contest Defenses

Board Structure: Staggered vs. Annual Elections

Vote against proposals to classify the board.

Vote for proposals to repeal classified boards and to elect all directors annually.

Shareholder Ability to Remove Directors

Vote against proposals that provide that directors may be removed only for cause.

Vote for proposals to restore shareholder ability to remove directors with or without cause.

Vote against proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Vote for proposals that permit shareholders to elect directors to fill board vacancies.

Cumulative Voting

Vote against proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a case-by-case basis relative to the company’s other governance provisions.

Shareholder Ability to Call Special Meetings

Vote against proposals to restrict or prohibit shareholder ability to call special meetings.

Vote for proposals that remove restrictions on the right of shareholders to act independently of management.

Shareholder Ability to Act by Written Consent

Vote against proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote for proposals to allow or make easier shareholder action by written consent.

Shareholder Ability to Alter the Size of the Board

Vote for proposals that seek to fix the size of the board.

Vote against proposals that give management the ability to alter the size of the board without shareholder approval.

V.        Tender Offer Defenses

Poison Pills

Vote for shareholder proposals that ask a company to submit its poison pill for shareholder ratification.

Review on a case-by-case basis shareholder proposals to redeem a company’s poison pill.

Review on a case-by-case basis management proposals to ratify a poison pill.

Fair Price Provisions

Vote proposals to adopt fair price provisions on a case-by-case basis, evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price.

Generally, vote against fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

Greenmail

Vote for proposals to adopt antigreenmail charter of bylaw amendments or otherwise restrict a company’s ability to make greenmail payments.

Review on a case-by-case basis antigreenmail proposals when they are bundled with other charter or bylaw amendments.

Pale Greenmail

Review on a case-by-case basis restructuring plans that involve the payment of pale greenmail.

Unequal Voting Rights

Vote against dual-class exchange offers.

Vote against dual-class recapitalizations.

Supermajority Shareholder Vote Requirement to Amend the Charter or Bylaws

Vote against management proposals to require a supermajority shareholder vote to approve charter and bylaw amendments.

Vote for shareholder proposals to lower supermajority shareholder vote requirements for charter and bylaw amendments.

Supermajority Shareholder Vote Requirement to Approve Mergers

Vote against management proposals to require a supermajority shareholder vote to approve mergers and other significant business combinations.

Vote for shareholder proposals to lower supermajority shareholder vote requirements for mergers and other significant business combinations.

White Squire Placements

Vote for shareholder proposals to require approval of blank check preferred stock Issues for other than general corporate purposes.

VI.       Miscellaneous Governance Provisions

Confidential Voting

Vote for shareholder proposals that request companies to adopt confidential voting, use independent tabulators, and use independent inspectors of election as long as the proposals include clauses for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents do not agree, the confidential voting policy is waived.

Vote for management proposals to adopt confidential voting.

Equal Access

Vote for shareholder proposals that would allow significant company shareholders equal access to management’s proxy material in order to evaluate and propose voting recommendations on proxy proposals and director nominees, and in order to nominate their own candidates to the board.

Bundled Proposals

Review on a case-by-case basis bundled or “conditioned” proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders’ best interests, vote against the proposals. If the combined effect is positive, support such proposals.

Shareholder Advisory Committees

Review on a case-by-case basis proposals to establish a shareholder advisory committee.

VII.      Capital Structure

Common Stock Authorization

Review proposals to increase the number of shares of common stock authorized for issue on a case-by-case basis.

Vote against proposals to increase the number of authorized shares of the class of stock that has superior voting rights in companies that have dual-class capitalization structures.

Stock Distributions: Splits and Dividends

Vote for management proposals to increase common share authorization for a stock split, provided that the increase in authorized shares would not result in an excessive number of shares available for issuance given a company’s industry and performance in terms of shareholder returns.

Reverse Stock Splits

Vote for management proposals to implement a reverse stock split when the number of shares will be proportionately reduced to avoid delisting.

Review on a case-by-case basis on proposals to implement a reverse stock split that do not proportionately reduce the number of shares authorized for Issue.

Preferred Stock

Vote against proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights (“blank check” preferred stock).

Vote for proposals to create blank check preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense.

Vote for proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote case-by-case on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for Issue given a company’s industry and performance in terms of shareholder returns.

Shareholder Proposals Regarding Blank Check Preferred Stock

Vote for shareholder proposals to have blank check preferred stock placements, other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business, submitted for shareholder ratification.

Adjustments to Par Value of Common Stock

Vote for management proposals to reduce the par value of common stock.

Preemptive Rights

Review on a case-by-case basis shareholder proposals that seek preemptive rights. In evaluating proposals on preemptive rights, consider the size of a company and the characteristics of its shareholder base.

Debt Restructurings

Review on a case-by-case basis proposals to increase common and/or preferred shares and to Issue shares as part of a debt restructuring plan. Consider the following Issues: Dilution—How much will ownership interest of existing shareholders be reduced, and how extreme will dilution to any future earnings be? Change in Control—Will the transaction result in a change in control of the company? Bankruptcy—Generally, approve proposals that facilitate debt restructurings unless there are clear signs of self-dealing or other abuses.

Share Repurchase Programs

Vote for management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

Tracking Stock

Votes on the creation of tracking stock are determined on a case-by-case basis, weighing the strategic value of the transaction against such factors as:

·           adverse governance changes

·           excessive increases in authorized capital stock

·           unfair method of distribution

·           diminution of voting rights

·           adverse conversion features

·           negative impact on stock option plans

·           other alternatives such as spinoff

VIII.     Executive and Director Compensation

Votes with respect to compensation plans should be determined on a case-by-case basis.

Our new methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC’s new rules, Evergreen will value every award type. Evergreen will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders’ equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered along with dilution to voting power. Once Evergreen determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Our model determines a company-specific allowable pool of shareholder wealth that may be transferred from the company to executives, adjusted for (1) long-term corporate performance (on an absolute basis and relative to a standard industry peer group and an appropriate market index), (2) cash compensation, and (3) categorization of the company as emerging, growth, or mature. These adjustments are pegged to market capitalization. Evergreen will continue to examine other features of proposed pay plans such as administration, payment terms, plan duration, and whether the administering committee is permitted to reprice underwater stock options without shareholder approval.

Management Proposals Seeking Approval to Reprice Options

Vote on management proposals seeking approval to reprice options on a case-by-case basis.

Director Compensation

Votes on stock-based plans for directors are made on a case-by-case basis.

Employee Stock Purchase Plans

Votes on employee stock purchase plans should be made on a case-by-case basis.

OBRA-Related Compensation Proposals:

Amendments that Place a Cap on Annual Grants or Amend Administrative Features

Vote for plans that simply amend shareholder-approved plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m) of OBRA.

Amendments to Added Performance-Based Goals

Vote for amendments to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) of OBRA.

Amendments to Increase Shares and Retain Tax Deductions Under OBRA

Votes on amendments to existing plans to increase shares reserved and to qualify the plan for favorable tax treatment under the provisions of Section 162(m) should be evaluated on a case-by-case basis.

Approval of Cash or Cash-and-Stock Bonus Plans

Vote for cash or cash-and-stock bonus plans to exempt the compensation from taxes under the provisions of Section 162(m) of OBRA.

Shareholder Proposals to Limit Executive and Director Pay

Generally, vote for shareholder proposals that seek additional disclosure of executive and director pay information.

Review on a case-by-case basis all other shareholder proposals that seek to limit executive and director pay.

Golden and Tin Parachutes

Vote for shareholder proposals to have golden and tin parachutes submitted for shareholder ratification.

Review on a case-by-case basis all proposals to ratify or cancel golden or tin parachutes.

Employee Stock Ownership Plans (ESOPs)

Vote for proposals that request shareholder approval in order to implement an ESOP or to increase authorized shares for existing ESOPs, except in cases when the number of shares allocated to the ESOP is “excessive” (i.e., generally greater than five percent of outstanding shares).

401(k) Employee Benefit Plans

Vote for proposals to implement a 401(k) savings plan for employees.

IX.       State of Incorporation

Voting on State Takeover Statutes

Review on a case-by-case basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, antigreenmail provisions, and disgorgement provisions).

Voting on Reincorporation Proposals

Proposals to change a company’s state of incorporation should be examined on a case-by-case basis.

X.        Mergers and Corporate Restructurings

Mergers and Acquisitions

Votes on mergers and acquisitions should be considered on a case-by-case basis, taking into account at least the following: anticipated financial and operating benefits; offer price (cost vs. premium); prospects of the combined companies; how the deal was negotiated; and changes in corporate governance and their impact on shareholder rights.

Corporate Restructuring

Votes on corporate restructuring proposals, including minority squeezeouts, leveraged buyouts, spinoffs, liquidations, and asset sales should be considered on a case-by-case basis.

Spinoffs

Votes on spinoffs should be considered on a case-by-case basis depending on the tax and regulatory advantages, planned use of sale proceeds, market focus, and managerial incentives.

Asset Sales

Votes on asset sales should be made on a case-by-case basis after considering the impact on the balance sheet/working capital, value received for the asset, and potential elimination of diseconomies.

Liquidations

Votes on liquidations should be made on a case-by-case basis after reviewing management’s efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

Appraisal Rights

Vote for proposals to restore, or provide shareholders with, rights of appraisal.

Changing Corporate Name

Vote for changing the corporate name.

XI.       Mutual Trust Proxies

Election of Directors

Vote the election of directors on a case-by-case basis, considering the following factors: board structure; director independence and qualifications; and compensation of directors within the fund and the family of funds attendance at board and committee meetings.

Votes should be withheld from directors who:

·           attend less than 75 percent of the board and committee meetings without a valid excuse for the absences. Valid reasons include illness or absence due to company business.  Participation via telephone is acceptable. In addition, if the director missed only one meeting or one day’s meetings, votes should not be withheld even if such absence dropped the director’s attendance below 75 percent.

·           ignore a shareholder proposal that is approved by a majority of shares outstanding

·           ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years

·           are interested directors and sit on the audit or nominating committee

·           are interested directors and the full board serves as the audit or nominating committee or the company does not have one of these committees.

Converting Closed-end Trust to Open-end Trust

Vote conversion proposals on a case-by-case basis, considering the following factors: past performance as a closed-end fund; market in which the fund invests; measures taken by the board to address the discount; and past shareholder activism, board activity, and votes on related proposals.

Proxy Contests

Vote proxy contests on a case-by-case basis, considering the following factors: past performance; market in which fund invests; and measures taken by the board to address the Issues past shareholder activism, board activity, and votes on related proposals.

Investment Advisory Agreements

Vote the investment advisory agreements on a case-by-case basis, considering the following factors: proposed and current fee schedules; fund category/investment objective; performance benchmarks; share price performance as compared with peers; and the magnitude of any fee increase.

Approving New Classes or Series of Shares

Vote for the establishment of new classes or series of shares.

Preferred Stock Proposals

Vote the authorization for or increase in preferred shares on a case-by-case basis, considering the following factors: stated specific financing purpose and other reasons management gives possible dilution for common shares.

1940 Act Policies

Vote these proposals on a case-by-case basis, considering the following factors: potential competitiveness; regulatory developments; current and potential returns; and current and potential risk.

Changing a Fundamental Restriction to a Nonfundamental Restriction

Vote these proposals on a case-by-case basis, considering the following factors: fund’s target investments; reasons given by fund for change; and the projected impact of change on portfolio.

Change Fundamental Investment Objective to Nonfundamental

Vote against proposals to change a fund’s fundamental investment objective to nonfundamental.

Name Rule Proposals

Vote these proposals on a case-by-case basis, considering the following factors: political/economic changes in target market; bundling with quorum requirements; bundling with asset allocation changes; and consolidation in the fund’s target market.

Disposition of Assets/Termination/Liquidation

Vote this proposal on a case-by-case basis, considering the following factors: strategies employed to salvage the company; company’s past performance; and terms of the liquidation.

Changes to the Charter Document

Vote changes to the charter document on a case-by-case basis, considering the following factors: degree of change implied by the proposal; efficiencies that could result; state of incorporation; and regulatory standards and implications.

Changing the Domicile of a Trust

Vote reincorporations on a case-by-case basis, considering the following factors: state regulations of both states; required fundamental policies of both states; and the increased flexibility available.

Change in Trust’s Subclassification

Vote these proposals on a case-by-case basis, considering the following factors: potential competitiveness; current and potential returns; risk of concentration; and consolidation in the target industry.

Authorizing the Board to Hire and Terminate Subadvisors Without Shareholder Approval

Vote against these proposals.

Distribution Agreements

Vote these proposals on a case-by-case basis, considering the following factors: fees charged to comparably sized funds with similar objectives; proposed distributor’s reputation and past performance; and competitiveness of fund in industry.

Master-Feeder Structure

Vote for the establishment of a master-feeder structure.

Changes to the Charter Document

Vote changes to the charter document on a case-by-case basis, considering the following factors: degree of change implied by the proposal; efficiencies that could result; state of incorporation; and regulatory standards and implications.

Mergers

Vote merger proposals on a case-by-case basis, considering the following factors: resulting fee structure; performance of both funds; and continuity of management personnel.

Shareholder Proposals

Establish Director Ownership Requirement

Vote against the establishment of a director ownership requirement.

Reimburse Shareholder for Expenses Incurred

Voting to reimburse proxy solicitation expenses should be analyzed on a case-by-case basis. In cases where Evergreen recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

Terminate the Investment Advisor

Vote to terminate the investment advisor on a case-by-case basis, considering the following factors: performance of the fund’s NAV and the history of shareholder relations.

XII.      Social and Environmental Issues

Energy and Environment

In most cases, Evergreen refrains from providing a vote recommendation on proposals that request companies to file the CERES Principles.

Generally, vote for disclosure reports that seek additional information, particularly when it appears companies have not adequately addressed shareholders’ environmental concerns.

South Africa

In most cases, Evergreen refrains from providing a vote recommendation on proposals pertaining to South Africa.

Generally, vote for disclosure reports that seek additional information such as the amount of business that could be lost by conducting business in South Africa.

Northern Ireland

In most cases, Evergreen refrains from providing a vote recommendation on  proposals pertaining to the MacBride Principles.

Generally, vote for disclosure reports that seek additional information about progress being made toward eliminating employment discrimination, particularly when it appears companies have not adequately addressed shareholder concerns.

Military Business

In most cases, Evergreen refrains from providing a vote recommendation on  defense Issue proposals.

Generally, vote for disclosure reports that seek additional information on military related operations, particularly when the company has been unresponsive to shareholder requests.

Maquiladora Standards and International Operations Policies

In most cases, Evergreen refrains from providing a vote recommendation on proposals relating to the Maquiladora Standards and international operating policies.

Generally, vote for disclosure reports on these Issues, particularly when it appears companies have not adequately addressed shareholder concerns.

World Debt Crisis

In most cases, Evergreen refrains from providing a vote recommendation on proposals dealing with third world debt.

Generally, vote for disclosure reports on these Issues, particularly when it appears companies have not adequately addressed shareholder concerns.

Equal Employment Opportunity and Discrimination

In most cases, Evergreen refrains from providing a vote recommendation on  proposals regarding equal employment opportunities and discrimination.

Generally, vote for disclosure reports that seek additional information about affirmative action efforts, particularly when it appears companies have been unresponsive to shareholder requests.

Animal Rights

In most cases, Evergreen refrains from providing a vote recommendation on proposals that deal with animal rights.

Product Integrity and Marketing

In most cases, Evergreen refrains from providing a vote recommendation on proposals that ask companies to end their production of legal, but socially questionable, products.

Generally, vote for disclosure reports that seek additional information regarding product integrity and marketing Issues, particularly when it appears companies have been unresponsive to shareholder requests.

Human Resources issues

In most cases, Evergreen refrains from providing a vote recommendation on proposals regarding human resources Issues.

Generally, vote for disclosure reports that seek additional information regarding human resources Issues, particularly when it appears companies have been unresponsive to shareholder requests.

PART C

OTHER INFORMATION

Item 23.    Exhibits

Unless otherwise indicated, each of the Exhibits listed below is filed herewith.

Number	Exhibit Description	Location

(a)	Declaration of Trust	Incorporated by reference to Amendment No. 1 to Registration Statement filed on Form N-1A on November 14, 2005

(b)	By-laws	Incorporated by reference to Amendment No. 1 to Registration Statement filed on Form N-1A on November 14, 2005

(c)

Provisions of instruments defining the rights of holders of the securities being registered are contained in the Declaration of Trust Articles II, III. (6) (c), IV.(8), V, VI, VI.(3), VII, VIII and By-laws II, III & VIII

Included as part of Exhibits (a) and (b) above.

(d)	Investment Advisory and Management Agreement between the Registrant and Grantham, Mayo, Van Otterloo & Co. LLC	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

(e)	Not applicable

(f)	Not applicable

(g)	Custodian Agreement between the Registrant and State Street Bank and Trust Company	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

(h)(1)	Master Administrative Services Agreement between Evergreen Investment Services, Inc. and the Registrant	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

(h)(2)	Transfer Agent Agreement between the Registrant and Evergreen Service Company, LLC	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

(h)(3)	Letter Amendment to Transfer Agent Agreement	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

(i)	Not applicable

(j)	Not applicable

(k)	Not applicable

(l)	Not applicable

(m)	Not applicable

(n)	Not applicable

(o)	Not applicable

(p)(1)	Code of Ethics (Evergreen Funds)	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

(p)(2)	Code of Ethics of the Trust. Code of Ethics – Grantham, Mayo, Van Otterloo & Co. LLC	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

Item 24.       Persons Controlled by or Under Common Control with Registrant.

The Trust is wholly owned by Evergreen Asset Allocation Fund, a series of Evergreen Equity Trust, a Delaware statutory trust.

Item 25.       Indemnification.

  Registrant has obtained from a major insurance carrier a trustees and officers liability policy covering certain types of errors and omissions. Provisions for the indemnification of the Registrant's Trustees and officers are also contained in the Registrant's Declaration of Trust.

  Provisions for the indemnification of the Registrant's Investment Advisor is contained in the Investment Advisory and Management Agreement.

  Provisions for the indemnification of Evergreen Service Company, LLC, the Registrant's transfer agent, are contained in the Master Transfer and Recordkeeping Agreement between Evergreen Service Company, LLC and the Registrant.

  Provisions for the indemnification of State Street Bank and Trust Co., the Registrant's custodian, are contained in the Custodian Agreement between State Street Bank and Trust Co. and the Registrant.

Item 26.       Business or Other Connections of Investment Advisor.

     The information required by this item with respect to Grantham, Mayo, Van Otterloo & Co., LLC is incorporated by reference to the Form ADV (File No. 801-15028) of Grantham, Mayo, Van Otterloo & Co., LLC.

Item 27.       Principal Underwriter.

     Not applicable

Item 28.       Location of Accounts and Records.

     All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

              Evergreen Service Company, LLC 200 Berkeley Street, Boston, Massachusetts 02116-5034.

         Wachovia Bank, N.A., One Wachovia Center, 301 S. College Street, Charlotte, North Carolina 28288-0630.

         Iron Mountain, 3431 Sharp Slot Road, Swansea, Massachusetts 02777.

         State Street Bank and Trust Company, 2 Heritage Drive, North Quincy, Massachusetts 02171.

         Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110.

Item 29.       Management Services.

     Not applicable

Item 30.       Undertakings.

       Not applicable

NOTICE

A copy of the Certificate of Trust of Asset Allocation Trust (the "Trust"), together with all amendments thereto, is on file with the Secretary of State of The State of Delaware and notice is hereby given that this instrument is executed on behalf of the Trust by trustees and officers of the Trust as officers and trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the officers or trustees of the Trust or the shareholder individually but are binding only upon the assets and property of the Trust.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 2nd day of February 2006.

ASSET ALLOCATION TRUST
By: /s/ Michael H. Koonce
Name: Michael H. Koonce
Title: Secretary

INDEX TO EXHIBITS
EXHIBIT Letter.	EXHIBIT